As filed with the Securities and Exchange Commission on October 27, 2022

Registration No. 333-266300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TENGJUN BIOTECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-169397	27-3042462
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District,
Jianxiang County, Jining City, Shandong Province, China

(86) 0537-8711599

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Inc.

318 North Carson Street #208

Carson City, NV 89701

(800) 533-7272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huan Lou, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED October 27, 2022

Minimum Offering: 3,000,000 Shares of

Common Stock

Maximum Offering: 15,000,000 Shares of

Common Stock

TENGJUN BIOTECHNOLOGY CORP.

Tengjun Biotechnology Corp. (“Tengjun” or the “Company”), a Nevada corporation, is offering a minimum of 3,000,000 shares and a maximum of 15,000,000 shares of its common stock, par value $0.001 per share, at a purchase price of $1.00 per share. We are in the sector of consumer retail business, with focuses on traditional Chinese dandelion teas, water purifiers and dietary supplements.

This is a “best efforts” public offering of shares of the common stock, par value $0.001 per share (the “Common Stock”), conducted by the Company without any investment bank, although we reserve the right to engage a broker-dealer. We may engage a placement agent for this offering in the future. We expect the net proceeds from the sale of Common Stock offered pursuant to this prospectus to be a maximum of $15,000,000 and a minimum of $3,000,000, before deducting the estimated offering expenses, based on an assumed public offering price of $1.00 per share. This offering will terminate 180 days from the date of this prospectus, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you. Any and all funds for securities purchased in the offering will be transmitted directly to us for our immediate use.

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly to the public with no commission or other remuneration payable to them for any shares that are sold by them. Our officers and directors will sell the shares and intend to offer them to friends, family members, and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Our officers, directors, control persons and affiliates may purchase shares in this offering.

We may also engage registered broker-dealers to offer and sell the shares of our Common Stock (each a “Placement Agent” and collectively, the “Placement Agents”). We may pay any such registered persons who make such sales a commission of up to a certain percentage of the aggregate purchase price of the shares sold by such Placement Agent in this offering and issue to the Placement Agent a warrant to purchase such number of shares of our Common Stock in an amount not to exceed certain percentage of the number of shares of Common Stock sold by such Placement Agent in this offering, subject to the compliance with the maximum allowable fees under applicable, rules and regulations including the rules of the Financial Industry Regulatory Authority (“FINRA”) and the foreign equivalent agencies where the Placement Agent is regulated.  However, we have not entered into any underwriting or agent agreement, arrangement or understanding for the sale of the securities being offered pursuant to this prospectus. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreements to prospective investors. Any Placement Agent engaged by us for this offering would only be compensated based on the aggregate purchase price of the shares of Common Stock sold by such Placement Agent in this offering.

Our Common Stock is quoted on the OTCQB tier of the OTC Markets under the symbol “TJBH.” As of October 26, 2022, the last reported sale price per share of our Common Stock was $4.00. The recent market price of our Common Stock set forth herein will not be used to determine the offering price of our Common Stock. There is no active public market for the Common Stock and the prices quoted on the OTCQB tier of the OTC Markets may not be indicative of the market price of our Common Stock. The offering price of the Common Stock will be arbitrarily determined and will not necessarily bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The offering price is determined through negotiations with the Company and investors. The investors and the Company have set $1.00 per share for the offering price, which will be finalized prior to closing of the offering. In the near future, we may apply to list our Common Stock on a national stock exchange; however, there is no assurance that in the event we do apply to list our Common Stock, our application will be approved.

We do not intend to close our offering unless we sell at least a minimum number of the shares of common stock at the price per share set forth above. The Company’s offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount is raised, (ii) one hundred and eighty (180) days from the effective date of this prospectus, or the expiration date, (iii) the date on which this offering is terminated by the Company in its sole discretion prior to the expiration date, or (iv) upon raising the maximum offering amount. If we can successfully raise the minimum offering amount within the offering period, the proceeds from our offering will be released to our operating account after deducting certain banking fees. Until the offering terminates or is consummated, the proceeds of the offering will be kept at the Company’s escrow account (the “Escrow Account”) in the United States at Bank of America, maintained solely for the purposes of this offering until the minimum offering amount is raised.

Investing in our Common Stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” starting on page 14 to read about factors you should consider before buying the Class A Ordinary Shares.

As a Nevada holding company, and not a Chinese operating company, Tengjun Biotechnology Corp. (“Tengjun”, the “Company”) operates primarily through its PRC subsidiaries in China and this structure involves unique risks to the investors. We conduct business primarily in mainland China and as a result are subject to mainland Chinese law. There are legal and operational risks associated with having operations in mainland China. The Chinese regulatory authorities could disallow this direct ownership structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors - Risks Relating to Doing Business in the PRC” and “Risk Factors - Risks Relating to Our Securities and this Offering” on starting page 19.

Our PRC operations are subject to certain legal and operational risks and may be impacted or influenced by the new regulations and policies by Chinese government. PRC laws and regulations governing our PRC operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our PRC operations, significant depreciation of the value of our common stock, or a significantly limit or complete hindrance of our ability to offer, or continue to offer, securities to investors. Thus this structure can lead to unique risk to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

As of the date of this prospectus, no dividends, distribution of earnings or other transfers of funds have occurred among Tengjun, Tengjunxiang Cayman, Tengjunxiang HK, the WFOE and the PRC subsidiaries or the investors of Tengjun. For the foreseeable future, we intend to use the earnings for research and development, to develop new products and to expand our production capacity. As a result, we do not expect to pay any cash dividends or distribute any earnings to our shareholders. To the extent that we may in the future seek to fund the business through distribution, dividends or transfer of funds among Tengjun, Tengjunxiang Cayman, Tengjunxiang HK, the WFOE and the PRC subsidiaries, any such transfer of funds with PRC subsidiaries is subject to the PRC governmental regulations. The structure of cash flows within Tengjun, Tengjunxiang Cayman, Tengjunxiang HK, the WFOE and the PRC subsidiaries and a summary of the applicable regulations, is as follows: Within the direct holding structure, the cross-border transfer of funds within us and our PRC subsidiaries is legal and compliant with the laws and regulations of the PRC. After we receive the proceeds of this offering, the funds can be directly transferred to the PRC subsidiaries. The PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. For more information please see the section labeled “Cash Flow and Dividend Distribution” in the Prospectus Summary.

Investors in our Common Stock should be aware that they are not permitted to directly hold equity interests in the Chinese operating entities, Shandong Tengjunxiang and Jinxiang County Kanglong Water Purification Equipment Co., Ltd. (“KL Water”). Investors can only purchase equity solely in Tengjun, our Nevada corporation, which indirectly owns majority equity interests in the subsidiaries as described in details below.

In addition, as we are based in and having significant of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and changes in Chinese laws and regulations, which could result in a material change in our operations and/or cause the value of our shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because our current operations do not possess personal information from more than one million users at this moment, we do not believe that we are subject to the cybersecurity review by the CAC. In addition, as of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have we received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas securities offering plan, nor have we received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. Also as of the date of this prospectus, we do not believe we are in a monopolistic position in the consumer retail industry. In summary, the recent statements and regulatory actions by China’s government related to the data security or antimonopoly concerns, have not affected our ability to conduct our business, accept foreign investments, or being quoted by the OTCQB. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and trading our shares of Common stock on the OTCQB. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that would require Tengjun or any of its subsidiaries to obtain regulatory approval from Chinese authorities before consummation of this offering in the U.S. and China. See “Risk Factors - Risks Relating to Doing Business in China” and “Risk Factors - Risks Related to Our Common stock and This Offering.”

Our shares of Common stock may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. Our independent registered public accounting firm is headquartered in the State of California and has been inspected by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA . See “Risk Factors - Risks Relating to Doing Business in China.”

Tengjun is not a Chinese operating company but a holding company incorporated in the Nevada. This is an offering of shares of common stock of Tengjun. You are not investing in any of Tengjun’s subsidiaries. “Tengjun” and the “Company” refers to Tengjun Biotechnology Corp., a Nevada corporation. “Tengjunxiang Cayman” or “TJX” refers to Tengjunxiang Biotechnology Ltd., a Cayman Island company. “Tengjunxiang HK” refers to Tengjunxiang Biotechnology HK Ltd., a company formed under the laws of Hong Kong. “Shandong Minfu” or “WFOE” refers to Shandong Minfu Biotechnology Co. Ltd., a company formed under the PRC laws. “Shandong Tengjunxiang” refers to Shandong Tengjunxiang Biotechnology Co. Ltd., a China corporation. “KL Water” refers to Jinxiang County Kanglong Water Purification Equipment Co. Ltd., a company formed under the PRC laws. “PRC Subsidiaries” refers to Shandong Minfu or WFOE, Shandong Tengjunxiang, and KL Water. “Subsidiaries” refers to Tengjunxiang Cayman or TJX, Tengjunxiang HK, Shandong Minfu or WFOE, Shandong Tengjunxiang, and KL Water.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, carefully before you invest in any of our securities.

Our Common stock is presently quoted on the OTCQB tier of the OTC Markets under the symbol “TJBH,” and has had limited trading to date.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2022

i

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common stock and the distribution of this prospectus outside the United States.

GENERAL MATTERS

Unless otherwise indicated, all references to “dollars,” “US$,” or “$” in this prospectus are to United States dollars.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

China and PRC shall refer to the People’s Republic of China, including Hong Kong, Macau, and Taiwan; however the only time such jurisdictions are not included in the definition of PRC and China in this prospectus is when we make reference to the specific laws that have been adopted by the PRC.

“Common Stock” are to our shares of Common Stock, par value US$0.001 per share;

“we”, “us”, or the “Group” are to Tengjun, the PRC Subsidiaries, and the Subsidiaries set forth in Exhibit 21.1, as a group.

“PRC Subsidiaries” refers to Shandong Minfu or WFOE, Shandong Tengjunxiang, and KL Water.

“Subsidiaries” refers to Tengjunxiang Cayman or TJX, Tengjunxiang HK, Shandong Minfu or WFOE, Shandong Tengjunxiang, and KL Water.

“Tengjun” or the “Company” refers to Tengjun Biotechnology Corp., a Nevada corporation.

“Tengjunxiang Cayman” or “TJX” refers to Tengjunxiang Biotechnology Ltd., a Cayman Island company.

“Tengjunxiang HK” refers to Tengjunxiang Biotechnology HK Ltd., a company formed under the laws of Hong Kong.

“Shandong Minfu” or “WFOE” refers to Shandong Minfu Biotechnology Co. Ltd., a company formed under the PRC laws.

“Shandong Tengjunxiang” refers to Shandong Tengjunxiang Biotechnology Co. Ltd., a China corporation.

“KL Water” refers to Jinxiang County Kanglong Water Purification Equipment Co. Ltd., a company formed under the PRC laws.

This prospectus contains various company names, product names, trade names, trademarks and service marks, all of which are the properties of their respective owners.

Unless otherwise indicated, all references to “GAAP” in this prospectus are to United States generally accepted accounting principles.

Through and including,      2022, all dealers effecting transactions in shares of our Common stock, whether or not participating in this offering, may be required to deliver a prospectus.

ii

USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to those industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in those industries. Although our management believes such information to be reliable, neither we nor our management have independently verified any of the data from third party sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. In addition, the agents have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report survey or article is not incorporated by reference in this prospectus.

TRADEMARKS

We, including our subsidiaries, own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “the company,” “we,” “us” and “our” in this prospectus refer to Tengjun Biotechnology Corp. and its consolidated subsidiaries.

COMPANY OVERVIEW

Overview

We are in the consumer retail industry, producing, distributing and marketing featured dandelion teas and water purifiers in the PRC with the planned expansion in the nutraceutical products in the U.S. market. We cultivate, harvest and process dandelion plants to make black and green dandelion teas in the PRC and our in-house marketing and sales team and outside marketing partners distribute and sell our teas in the PRC. In addition, based on our interactions with a lot of tea drinkers, we realized that a large portion of tea drinkers would prefer using purified water to make their tea. As a result of such observation, our subsidiary KL Water manufactures household water purifiers and leverage our existing marketing and sales team to distribute its various models of water purifiers starting in 2022. In addition, we have contracted a New York-based company to produce a type of dietary supplement with nicotinamide mononucleotide as one of the key active ingredients, which have been recognized possessing certain health benefits to people in the general scientific communities as described in details. See the “Business” section on page 43. As of July 1, 2022, we have established and expanded our marketing teams to twenty-three (23) provinces and the cities of Beijing, Shanghai, Tianjin, and Chongqing in the PRC.

Our executive offices are located at East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District, Jinxiang County, Jining City, Shandong Province, China.

Corporate History and Structure

Tengjun was incorporated on June 28, 2010 in the State of Nevada under the name “Island Radio, Inc.” and changed our name to “China Herb Group Holdings Corporation” effective July 17, 2012. On December 9, 2019, the Company changed its corporate name to “Tengjun Biotechnology Corp.”

On June 27, 2012, Eric R. Boyer and Nina Edstrom (collectively, the “Sellers”), who were then the major shareholders of the Company, entered into a Share Purchase Agreement with Chin Yung Kong, Qiuping Lu and Fumin Feng (collectively, the “Purchasers”), pursuant to which the Sellers sold to the Purchasers an aggregate 4,000,000 shares of the common stock of the Company, which represented approximately 93% of the then total issued and outstanding stock of the Company, for a total purchase price of $159,970 (the “Change in Control”). As result of this share purchase transaction, Chin Yung Kong, Qiuping Lu and Fumin Feng became the controlling shareholders of the Company.

The Company’s original business plan was to become a commercial FM radio broadcaster. Subsequently, following the Change in Control, the Company changed its business plan and intended to become a medical and spa company with a focus on Asia. However, after consultation with its professional and business advisors in the United States and the PRC, the Company’s management decided during the third quarter of 2014 that this would no longer be its plan of operations.

Effective on December 23, 2021 (the “Closing Date”), pursuant to the Share Exchange Agreement, Tengjunxiang Cayman became a wholly-owned subsidiary of Tengjun. The acquisition of TJX (the “Acquisition”) is treated as a reverse acquisition, and the business of TJX became the business of the Company. At the time of the Acquisition, Tengjun was not engaged in any active business. As a result of the consummation of the Acquisition on December 23, 2021 as discussed above, TJX became a wholly-owned subsidiary of Tengjun and the business of TJX became the business of Tengjun.

TJX was incorporated on July 19, 2021 under the laws of the Cayman Islands. The authorized capital stock of TJX is 500,000,000 ordinary shares, all of which were issued and outstanding prior to the closing of the Acquisition. Shangdong Tengjunxiang, our operating company, was formed on June 27, 2014, under the laws of China.

The diagram below illustrates our corporate structure following the Acquisition:

Business Strategy

Compared with other teas, dandelion teas enjoy the reputation of having health benefits in China. It is a household concept in China that drinking dandelion teas may clean the consumers’ livers and purifying their digestion system. We intend to leverage that deep-rooted concept to market its products to the Chinese consumers.

As of July 1, 2022, we produced two types of teas, green dandelion tea and black dandelion tea with another line of business of manufacturing and selling consumer water purifiers. Our tea products are focused on not only their taste but also their aesthetic presentation and health benefits. In the first quarter of 2022, Tengjun restarted the official marketing and distribution of its consumer products as the COVID-19 related restrictions were alleviated in most parts of PRC during that period. In 2022, Tengjun has been offering TJX’s products and selected consumer products in China through regional representatives, online stores and wechat marketing.

We have devoted substantial resources to establish the entire dandelion production chain, from research and development, plant cultivation, tea leaves selection, processing, to storing and distributing to the market. Shandong Tengjunxiang was founded in 2014 and has used the seven years to cultivate the dandelion farms, construct its tea manufacturing factory, research and development center and office buildings. Shandong Tengjunxiang has a wholly-owned direct subsidiary, KL Water, which is in the business of design, develop, and manufacture consumer water purifiers. In addition, Tengjun has been implementing its business development plan in the U.S. to market and distribute nicotinamide mononucleotide related nutraceutical products.

Our goal is to become a leading consumer retail company distributing household brands of dandelion tea, water purifiers and nutraceutical supplements in each city where we operate, by selling the finest quality consumer products and providing customers with premium post-sales services.

Principal Products

Our main products are Mincheng Black Dandelion Tea and Mincheng Green Dandelion Tea, of various packages and sizes. Our subsidiary KL Water focuses on designing, developing and manufacturing consumer water purifiers in Shandong Province and other provinces in China.

In addition to the featured dandelion teas, we also are trying to market and distribute Ejiao (donkey hide gelatin candies), other tea products (including “Puxichun” tea), packed multigrain porridge, and other nutraceutical products all over China.

Recent Development

山东腾骏祥生物科技有限公司中国销售分布图
Shandong Teng Junxiang Biotechnology Co. Ltd. China sales distribution map red: 10000 More than Number of members
yellow: 3000 More than Number of members
blue: Under 500 members
RUSSIA
KAZAKHSTAN
MONGOLIA
INDIA
BANGLADESH
MYANMAR
VIET NAM
LAOS
THAILAND
JAPAN
QINGHAI
SICHUAN
HUNAN
TAIWAN
LEGEND

As the COVID-19 related restrictions gradually reduced in the PRC and U.S., we have fully resumed the production of our tea products and our marketing and sales department has assembled a significant sales contractors of over 1.3 million sales representatives throughout twenty-three (23) provinces and the cities of Beijing, Shanghai, Tianjin, and Chongqing in the PRC. Our sales network reached the following provinces and direct administered municipalities: Zhejiang Province (approximately 80,000 sales representatives), Jiangsu Province (approximately 100,000 sales representatives), Guangdong Province (approximately 100,000 sales representatives), Sichuan Province (approximately 50,000 sales representatives), Henan Province (approximately 80,000 sales representatives), Hubei Province (approximately 50,000 sales representatives), Fujian Province (approximately 70,000 sales representatives), Hunan Province (approximately 60,000 sales representatives), Shanghai (approximately 30,000 sales representatives), Shanxi Province (approximately 30,000 sales representatives), Hebei Province (approximately 50,000 sales representatives), Beijing (approximately 50,000 sales representatives), Anhui Province (approximately 60,000 sales representatives), Liaoning Province (approximately 20,000 sales representatives), Chongqing (approximately 60,000 sales representatives), Jiangxi Province (approximately 40,000 sales representatives), Yunnan Province (approximately 10,000 sales representatives), Jilin Province (approximately 20,000 sales representatives), Tianjin (approximately 30,000 sales representatives), Heilongjiang Province (approximately 15,000 sales representatives), Gansu Province (approximately 17,000 sales representatives), Xinjiang Uygur Autonomous Region (approximately 15,000 sales representatives), Guizhou Province (approximately 13,000 sales representatives), Hainan Province (approximately 7,000 sales representatives), Ningxia Hui Autonomous Region (approximately 12,000 sales representatives), Inner Mongolia Autonomous Region (approximately 10,000 sales representatives), and Shandong Province (approximately 300,000 sales representatives).

Given the swift establishment of our sales network in 2022, we have achieved $55.6 million in gross sales revenue during the first half of 2022 as compared to no revenue in the six months ended June 30, 2021.

In addition, the Company is implementing its plans to market and distribute dietary supplements featured nicotinamide mononucleotide as one of the key ingredients. Nicotinamide Mononucleotide (“NMN”) is a nucleotide derived from ribose and nicotinamide. Nicotinamide is a form of vitamin B3, Niacin, and is often used as a dietary supplement and medication. NMN research has found that it may be a productive anti-aging agent. On May 13, 2022, Tengjun engaged We Do Private Label LLC (“WDPL”), a manufacturing company in New York, for the production of the dietary supplements featured NMN.

Summary of Risk Factors

An investment in our Common stock is subject to a number of risks, including risks related to our business and industry, risks related to our corporate structure, risks related to doing business in China, and risks related to our Common stock in this offering. You should carefully consider all of the information in this prospectus before making an investment in our Common stock. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors”, beginning on page 14, for a more thorough description of these and other risks.

Risks Relating to Our Tea and Water Purifier Businesses

-	We may not be able to successfully implement our growth strategy on a timely basis or at all, which could harm our results of operations.
-	Our limited operating experience and limited brand recognition in other regions may limit our expansion strategy and cause our business and growth to suffer.
-	We face significant competition from other specialty tea and beverage retailers and retailers of grocery products, which could adversely affect us and our growth plans.
-	If we are unable to maintain sufficient levels of cash flow, we may not meet our growth expectations.
-	Because our tea business is highly concentrated on a single, discretionary product category, dandelion teas, we are vulnerable to changes in consumer preferences and in economic conditions affecting disposable income that could harm our financial results.
-	Our success depends, in part, on our ability to source, develop and market new varieties of teas and tea blends, tea accessories and other tea-related merchandise that meet our high standards and customer preferences.
-	We may experience negative effects to our brand and reputation from real or perceived quality or safety issues with our tea products, which could have an adverse effect on our operating results.
-	Use of social media may adversely impact our reputation or subject us to fines or other penalties.
-	A shortage in the supply, a decrease in the quality or an increase in the price of tea as a result of weather conditions, earthquakes, crop disease, pests or other natural or manmade causes could impose significant costs and losses on our business.
-	We rely significantly on information technology systems and any failure, inadequacy, interruption or security failure of those systems could harm our ability to operate our business effectively.
-	Data security breaches and attempts thereof could negatively affect our reputation, credibility and business.
-	Our business, results of operations and financial condition may be adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.
-	Litigation may adversely affect our business, financial condition, results of operations or liquidity.
-	Our failure to comply with existing or new regulations in the PRC, or an adverse action regarding product claims or advertising could have a material adverse effect on our results of operations and financial condition.
-	We may not be able to protect our intellectual property adequately, which could harm the value of our brand and adversely affect our business.
-	Continued innovation and the successful development and timely launch of new products are critical to our financial results and achievement of our growth strategy.
-	Due to the seasonality of the water purifier products and other factors such as adverse weather conditions, our operating results are subject to fluctuations.
-	Changes in the beverage environment and retail landscape could impact our financial results.
-	Price increases may not be sufficient to offset cost increases and maintain profitability or may result in sales volume declines.
-	Our failure to accurately forecast customer demand for our products, or to quickly adjust to forecast changes, could adversely affect our business and financial results.
-	Incidents involving tampering, adulteration, contamination or mislabeling of our dandelion tea, whether or not accurate, as well as adverse public or medical opinions about the health effects of consuming our dandelion products, could harm our business.

Risks Relating to Doing Business in the PRC

-	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.
-	Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.
-	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Changes and uncertainty in PRC laws and interpretation may materially and adversely affect our business performance and impede our operations in China.
-	Because our business is conducted in Chinese dollars or RMB and the price of our common stock is quoted in United States dollars, changes in currency conversion rates may affect the amount of proceeds we will receive after the currency exchange from U.S. dollars to RMB.
-	If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation.
-	Increases in labor costs in the PRC may adversely affect our business and our profitability.
-	Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.
-	Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.
-	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from any Chinese authority to quote our common shares on the OTCQB tier of the OTC Markets. However, if we were required to obtain any type of securities listing approval from the PRC government in the future and were denied such permission, we would not be able to continue being quoted on the OTCQB tier of the OTC Markets or offering securities to investors, and therefore our share price would significantly depreciate.
-	In light of recent events indicating greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our quotation on the OTCQB tier of the OTC Markets, financial condition, results of operations, and the offering.

Risks Relating to this Offering and Our Securities

-	You may experience dilution of your ownership interests because of the future issuance of additional common stock of the Company.
-	There is not an active liquid trading market for the Company’s Common Stock.
-	We together with TJX will incur additional costs as a result of becoming a public company, and the new management will be required to devote substantial time to compliance initiatives.

Recent Regulatory Development

Permissions from the PRC Authorities to Operate business

We have obtained, among others, the Business License from the Market Supervision Administration of Jining City and Food Business License from the Food and Drug Administration of Jinxiang County, for the consumer retail industry, producing, distributing and marketing featured dandelion teas and water purifiers in the PRC, which is the main business we operate in the PRC. As of the date of this prospectus, our mainland PRC counsel has advised us that we have obtained all permissions and approvals material for our current business operations in mainland China. However, we may also be required to obtain additional licenses or approvals if the PRC government adopts more stringent policies or regulations relating to our business. There is no assurance that we will be able to obtain such additional qualifications, permits, approvals, or licenses in a timely manner, or at all if such additional permit or approval becomes required.

Permissions from the PRC Authorities to Issue Our Common Shares to Foreign Investors

As of the date of this prospectus, our mainland PRC counsel has advised us that (1) since the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies is still in draft form and has not become effective, we and our subsidiaries are not required to obtain permissions from China Securities Regulatory Commission (the “CSRC”) to operate the current business and offer to sell or issue our shares of common stock being registered herein to non-Chinese investors, (2) based on that fact that none of Tengjun and its subsidiaries collect, store or process customers’ information, Tengjun and its subsidiaries are not required to obtain permissions under the Measures for Cybersecurity Review (2021) from Cyberspace Administration of China (the “CAC”) to operate the current business and offer to sell or issue Tengjun’s shares of common stock being registered herein to non-Chinese investors.

As such, we believe that (1) we have received all requisite permissions or approvals to operate the business and offer to sell or issue Tengjun’s shares of common stock to non-Chinese investors and (2) none of Tengjun and its subsidiaries has been denied such permissions by any mainland PRC authorities. In reliance on the advice of our mainland PRC counsel, as of the date of this prospectus, we believe that we are not required to obtain any additional material permissions or approvals for our current business operations in mainland China and nor do we need any additional permission or approval to offer, sell or issue our shares being registered herein to non-Chinese investors, but there is no guarantee that the Chinese authorities will not change their policy in future.

Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the July 6, 2021 Opinions, which were made available to the public on July 6, 2021. The July 6, 2021 Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. The CSRC issued the draft of Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for comments on December 24, 2021. Given the current mainland PRC regulatory environment, it is uncertain whether and when Tengjun and its subsidiaries will be required to obtain any permission from the PRC government to trade Tengjun’s securities in the future, and even when we obtain such permission, whether it will be denied or rescinded. If we (i) did not receive or maintain the permissions or approvals to operate the business and offer to sell or issue Tengjun’s shares of common stock, (ii) inadvertently concluded that any of such permission was not required, or (iii) the applicable laws, regulations, or interpretations thereof changed and we were required to obtain such permissions or approvals in the future, Tengjun, together with its subsidiaries, would actively seek such permissions or approvals. In the event that we failed to obtain such required approvals or permissions, it would be likely that Tengjun’s securities would not be quoted on the OTC Markets or listed on a U.S. or other foreign exchange in the future or would be delisted from such foreign exchange if already listed.

Cash Flow and Dividend Distribution

Our equity structure is a direct holding structure, that is, Tengjun, directly controls its PRC Subsidiaries. In the reporting periods presented in this prospectus and throughout the date of this prospectus, no dividends, distribution or other transfers of funds have occurred between and among Tengjun and our subsidiaries, on one hand; and Tengjun and our subsidiaries, on the other hand, have not made any dividends, distributions or other transfer of funds to investors. For the foreseeable future, we intend to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends in the foreseeable future. To the extent that we may in the future seek to fund the business through distribution, dividends or transfer of funds among and between holding company and subsidiaries, any such transfer of funds with PRC subsidiaries is subject to PRC governmental regulations. The structure of cash flows within Tengjun and PRC subsidiaries and a summary of the applicable regulations, is as follows:

1. Within the direct holding structure, the cross-border transfer of funds within us is legal and compliant with the laws and regulations of the PRC. After we receive the proceeds of this offering, the funds can be directly transferred to the PRC subsidiaries.

2. The PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by Tengjunxiang HK  from the PRC Subsidiaries. This withholding tax will reduce the amount of dividends we may receive from the PRC Subsidiaries.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and the PRC Subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Foreign currency exchange regulation in the PRC is primarily governed by the Regulations on the Administration of Foreign Exchange, most recently revised by the State Council on August 5, 2008, Notice on Further Simplifying and Improving Policies of Foreign Exchange Administration Regarding Direct Investment issued by SAFE on February 13, 2015, and the Provisions on the Administration of Settlement, Sale and Payment of Foreign Exchange promulgated by People’s Bank of China on June 20, 1996. Currently, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service related foreign exchange transactions. Conversion of RMB for most capital account items, such as direct investment, security investment and repatriation of investment, however, is still subject to registration with the SAFE. Foreign-invested enterprises may buy, sell and remit foreign currencies at financial institutions engaged in foreign currency settlement and sale after providing valid commercial documents and, in the case of most capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign enterprises are also subject to limitations, which include approvals by the NDRC, the Ministry of Construction, and registration with the SAFE.

HFCAA and PCAOB Determination Report

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In June 2021, the Senate passed the AHFCAA, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years. Pursuant to the HFCAA, the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely certain registered public accounting firms headquartered in (1) mainland China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

KCCW Accountancy Corp., our independent registered public accounting firm issued an audit opinion on the financial statements included in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, KCCW Accountancy Corp. is required by the laws of the United States to undergo regular inspections by the PCAOB and was not identified in this Determination Report as a firm subject to the PCAOB’s determination. KCCW Accountancy Corp. is headquartered in California and has been inspected by the PCAOB on a regular basis. In the event that, in the future, either PRC regulators take steps to impair KCCW Accountancy Corp.’s access to the workpapers relating to our China operations or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including “over-the-counter” trading, may be prohibited, under the HFCAA. Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and that as a result the OTC Markets may determine to cease or stop trading our securities. See “Risk Factor - The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our class A ordinary shares may be subject to delisting on page 25 of this prospectus for more details.

THE OFFERING

Securities offered	Tengjun is offering a minimum of 3,000,000 shares of Common stock and up to a maximum of 15,000,000 shares of Common stock at an anticipated offering price of $1.00 per share. If we do not raise the aggregate minimum offering amount of $3,000,000, we will not conduct a closing of our offering and will return to investors all amounts previously deposited by them in the Escrow Account, without interest or deduction. Prior to the closing of our offering, all funds delivered as payment for the securities offering hereby shall be held in the Escrow Account, which is separate from the Company’s operating account.

Public offering price	The assumed public offering price is $1.00 per share of Common stock.

Common Stock outstanding before this offering:	96,309,169 shares as of October 18, 2022

Common Stock to be outstanding immediately after this offering	99,309,169 shares at minimum and 111,309,169 shares at maximum

Use of proceeds	See “Use of Proceeds” on page 31 for a complete description of the intended use of proceeds from this offering.

Dividend Policy	Holders of Common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors, or the Board, out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Voting Rights	Each share of Common stock will entitle its holder to one vote on all matters to be voted on by stockholders. See “Description of Securities.”

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 14 of this prospectus before deciding whether or not to invest in our securities

Quotation:	Our shares of Common stock are currently quoted on the OTCQB under the ticker symbol “TJBH”.

Gross Proceeds:	$15,000,000 at a maximum (the “Maximum Offering Amount”), and $3,000,000 at a minimum (the “Minimum Offering Amount”), before deducting any applicable fees, commissions, and expenses

Transfer Agent:	Transhare Corporation

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 14 of this prospectus before deciding whether or not to invest in our securities.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following historical statements of operations for the fiscal years ended December 31, 2021 and 2020, and balance sheet data as of December 31, 2021 and 2020, and six months ended June 30, 2022 and 2021, which have been derived from our financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

SELECTED CONSOLIDATED FINANCIAL INFORMATION:

Summary of Consolidated Balance Sheets Data As of December 31, 2021 and 2020

	December 31,	December 31,
	2021	2020

Assets
Current Assets
Cash and cash equivalents	$285,568	$6,238
Advance to suppliers	564,846	377,088
Inventories, net	3,084,157	2,797,060
Prepaid taxes	688,272	653,479
Other receivable	5,688	882
Total Current Assets	4,628,531	3,834,747

Property and equipment, net	675,556	906,845
Construction in progress	8,726,299	8,283,595
Operating lease right-of-use assets	-	2,827

Total Assets	$14,030,386	$13,028,014

Liabilities and Deficit

Current Liabilities
Short-term loan	$-	$459,770
Accounts payable	263,891	256,234
Advances from customers	14,123	13,793
Operating lease liabilities - current	-	2,827
Due to related parties	15,531,258	12,789,537
Loan from third parties	-	459,770
Accrued liabilities and other payables	506,844	224,198
Total Current Liabilities	16,316,116	14,206,129

Total Liabilities	16,316,116	14,206,129

Deficit
Preferred stock, $.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding
Common stock, $.001 par value; 70,000,000 shares authorized; 65,309,169 and 19,285,714 shares issued and outstanding as of December 31, 2021 and 2020, respectively	65,309	19,286
Additional paid-in capital	1,099,599	1,549,018
Accumulated deficit	(3,187,804)	(2,605,211)
Accumulated other comprehensive loss	(168,535)	(141,208)
Total stockholders’ deficit	(2,191,431)	(1,178,115)
Noncontrolling interests	(94,299)	-
Total Deficit	(2,285,730)	(1,178,115)

Total Liabilities and Deficit	$14,030,386	$13,028,014

The accompanying notes are an integral part of these consolidated financial statements

Summary of Consolidated Statements of Operations and Comprehensive Loss Data

For the Years Ended December 31, 2021 and 2020

	For the Years Ended
	December 31,
	2021	2020

Sales revenue, net	$-	$290
Cost of goods sold	-	58
Gross profit	-	232
Selling and marketing expenses	28,499	68,804
General and administrative expenses	709,735	597,873
Total operating expenses	738,234	666,677
Loss from operations	(738,234)	(666,445)
Interest expense	(4,970)	(15,102)
Other (expense) income, net	(4,321)	(9,339)
Loss before provision for income taxes	(747,525)	(690,886)
Provision for income taxes	-	-
Net loss	$(747,525)	$(690,886)

Net loss	$(747,525)	$(690,886)
Other comprehensive income (loss):
Foreign currency translation loss	(36,291)	(68,201)
Comprehensive loss	$(783,816)	$(759,087)

Net Loss Per Common Share:
Net loss per common share - basic and diluted	$(0.04)	$(0.04)

Weighted average shares outstanding:
Basic and diluted	20,294,447	19,285,714

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2022	2021
	(Restated)
Assets
Current Assets
Cash and cash equivalents	$6,759,713	$285,568
Advance to suppliers	488,060	564,846
Inventories, net	1,262,623	3,084,157
Prepaid taxes	-	688,272
Due from related party	1,493	-
Loan to third parties	7,853,921	-
Prepaid expenses and other receivable	18,320	5,688
Total Current Assets	16,384,130	4,628,531

Property and equipment, net	485,477	675,556
Construction in progress	8,506,821	8,726,299

Total Assets	$25,376,428	$14,030,386

Liabilities and Equity (Deficit)

Current Liabilities
Accounts payable	$1,222,328	$263,891
Advances from customers	13,437	14,123
Due to related parties	14,055,113	15,531,258
Accrued liabilities and other payables	8,060,604	506,844
Total Current Liabilities	23,351,482	16,316,116

Total Liabilities	23,351,482	16,316,116

Equity (Deficit)
Preferred stock, $.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $.001 par value; 200,000,000 shares authorized; 65,309,169 and 65,309,169 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	65,309	65,309
Additional paid-in capital	1,099,599	1,099,599
Retained earnings (accumulated deficit)	952,162	(3,187,804)
Accumulated other comprehensive loss	(221,649)	(168,535)
Total stockholders’ equity (deficit)	1,895,421	(2,191,431)
Noncontrolling interests	129,525	(94,299)
Total Equity (Deficit)	2,024,946	(2,285,730)

Total Liabilities and Equity (Deficit)	$25,376,428	$14,030,386

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Six Months Ended
	June 30,
	2022	2021
	(Restated)

Sales revenue, net	$55,574,576	$-
Cost of goods sold	3,809,013	-
Gross profit	51,765,563	-
Selling and marketing expenses	46,310,836	16,878
General and administrative expenses	499,273	363,668
Total operating expenses	46,810,109	380,546
Income (loss) from operations	4,955,454	(380,546)
Interest income (expense)	7,421	(4,977)
Other income (expense), net	(74)	(2,657)
Income (loss) before provision for income taxes	4,962,801	(388,180)
Provision for income taxes	596,186	-
Net income (loss)	4,366,615	(388,180)
Net income attributable to noncontrolling interests	226,649	-
Net income (loss) attributable to Tengjun stockholders	4,139,966	(388,180)

Net income (loss)	4,366,615	(388,180)
Other comprehensive income (loss):
Foreign currency translation adjustment	(55,939)	(13,296)
Comprehensive income (loss)	4,310,676	(401,476)
Comprehensive income attributable to noncontrolling interests	223,824	-
Comprehensive income (loss) attributable to Tengjun stockholders	$4,086,852	$(401,476)

Net Income (Loss) Per Common Share:
Net income (loss) per common share - basic and diluted	$0.06	$(0.02)

Weighted average shares outstanding:
Basic and diluted	65,309,169	19,285,714

The accompanying notes are an integral part of these consolidated financial statements.

RISK FACTORS

An investment in Tengjun’s Common stock involves a high degree of risks. In determining whether to purchase the Company’s Common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase Tengjun’s securities. An investor should only purchase Tengjun’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Relating to Our Tea and Ancillary Businesses

We may not be able to successfully implement our growth strategy on a timely basis or at all, which could harm our results of operations.

We are at the development stage. Our ability to successfully scale the tea and consumer water purification businesses depends on many factors, including:

●	Our ability to increase brand awareness in the PRC and to increase tea consumption;

●	our ability to educate the consumers in general about the health benefits potentially associated with dandelion teas;

●	the negotiation of acceptable terms with our suppliers;

●	the maintenance of adequate distribution capacity, information systems and other operational system capabilities;

●	buying, distribution and other support operations;

●	the hiring, training and retention of management and other skilled personnel;

●	expanding our store presence and enhancing the internet traffic to our tea products;

●	assimilating new store employees into our corporate culture;

●	the effective sourcing and management of inventory to meet the needs on a timely basis;

●	the availability of sufficient levels of cash flow and financing to support our expansion; and

●	the short-term and long-term effects of COVID-19 on the food services industry in the PRC.

Our limited operating experience and limited brand recognition in other regions may limit our expansion strategy and cause our business and growth to suffer.

Our future growth depends, to a considerable extent, on our expansion efforts into regions of the PRC outside Shandong Province. We have a limited number of customers and limited experience in operating outside our current areas. We also have limited experience with market practices outside of our current areas and cannot guarantee that we will be able to penetrate or successfully operate in any market outside of our current region, Shandong Province. We may also encounter difficulty expanding in other regions’ markets because of limited brand recognition. In particular, we have no assurance that our marketing efforts will prove successful outside of the narrow geographic regions in which they have been used. The expansion into other regions may also present competitive, merchandising, forecasting and distribution challenges that are different from or more severe than those we currently face. Failure to develop new markets outside our current areas or disappointing growth may harm our business and results of operations.

We face significant competition from other specialty tea and beverage retailers and retailers of grocery products, which could adversely affect us and our growth plans.

The Chinese tea market is highly fragmented. We compete directly with a large number of relatively small independently owned tea retailers and a number of regional and national tea retailers, as well as retailers of grocery products, including loose-leaf tea and tea bags and other beverages. We compete with these retailers on the basis of taste, quality and price of product offered, store atmosphere, location, customer service and overall customer experience. We must spend considerable resources to differentiate our customer experience. Some of our competitors may have greater financial, marketing and operating resources than we do. Therefore, despite our efforts, our competitors may be more successful than us in attracting customers. In addition, as we continue to drive growth in Shandong Province, our success, combined with relatively low barriers to entry, may encourage new competitors to enter the market. As we continue to expand geographically, we expect to encounter additional regional and local competitors.

If we are unable to maintain sufficient levels of cash flow, we may not meet our growth expectations.

We may be unable to obtain any necessary financing on commercially reasonable terms to pursue or maintain our growth strategy. If we are unable to pursue or maintain our growth strategy, the market price of our Common stock could decline and our results of operations and profitability could suffer.

Because our tea business is highly concentrated on a single, discretionary product category, dandelion teas, we are vulnerable to changes in consumer preferences and in economic conditions affecting disposable income that could harm our financial results.

Our tea business is not diversified and consists primarily of developing, sourcing, producing, marketing and selling dandelion tea. Consumer preferences often change rapidly and without warning, moving from one trend to another among many retail concepts. Therefore, our business is substantially dependent on our ability to educate consumers on the many positive attributes of tea and anticipate shifts in consumer tastes. Any future shifts in consumer preferences away from the consumption of tea beverages or dandelion tea would also have a material adverse effect on our results of operations. In particular, there has been an increasing focus on health and wellness by consumers, which we believe has increased demand for products, such as our teas, that are perceived to be healthier than other beverage alternatives. If such consumer preference trends change, or if our dandelion teas are not perceived to be healthier than other beverage alternatives, our financial results could be adversely affected.

Consumer purchases of specialty retail products, including our products, are historically affected by economic conditions such as changes in employment, salary and wage levels, the availability of consumer credit, inflation, interest rates, tax rates, fuel prices and the level of consumer confidence in prevailing and future economic conditions. Since the second half of 2019, the recent inflationary pressures in China have materially impacted our operations. We are currently facing inflationary pressures caused by the increase of transportation cost due to the rising global crude oil prices and potential decline in consumer discretionary spending on our products caused by the inflation-related pricing increases on non-discretionary consumer items. Transportation is a key part of our business operations. We rely on gasoline-run vehicles to distribute our products, and thus the cost of transportation directly impacts our operations. Due to the rising global crude oil prices, our transportation cost has increased significantly. Consequently, the costs of shipping and distributing our products have increased significantly, which has imposed adverse effects on our business. In addition, we are facing the risk that the discretionary consumer purchases may decline during recessionary periods, high inflation rate periods, or at other times when disposable income is relatively lower. Our financial performance may become susceptible to economic and other conditions in regions or countries where we market and distribute our products. Our continued success will depend, in part, on our ability to anticipate, identify and respond quickly to changing consumer preferences and economic conditions.

Our success depends, in part, on our ability to source, develop and market new varieties of teas and tea blends, tea accessories and other tea-related merchandise that meet our high standards and customer preferences.

We currently only offer black and green dandelion teas under the brand name Mincheng Dandelion. Our success depends in part on our ability to continually innovate, develop, source and market new varieties of tea beverages, tea accessories and other tea-related merchandise that both meet our standards for quality and appeal to customers’ preferences. Failure to innovate, develop, source and market new varieties of tea beverages, tea accessories and other tea-related merchandise that consumers want to buy could lead to a decrease in our sales and profitability.

We may experience negative effects to our brand and reputation from real or perceived quality or safety issues with our tea products, which could have an adverse effect on our operating results.

We believe our customers rely on us to provide them with high-quality tea products. Concerns regarding the safety of our tea products or the safety and quality of our supply chain could cause consumers to avoid purchasing certain products from us or to seek alternative sources of tea, even if the basis for the concern has been addressed or is outside of our control. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving our tea products, could discourage consumers from buying our tea and have an adverse effect on our brand, reputation and operating results.

Furthermore, the sale of our tea entails a risk of product liability claims and the resulting negative publicity. For example, tea leaves supplied to us may contain contaminants that, if not detected by us, could result in illness or death upon their consumption. We cannot assure you that product liability claims will not be asserted against us or that we will not be obligated to perform product recalls in the future.

Any loss of confidence on the part of our customers in the safety and quality of our tea products would be difficult and costly to overcome. Any such adverse effect could be exacerbated by our position in the market as a purveyor of quality tea and could significantly reduce our brand value. Issues regarding the safety of any teas sold by us, regardless of the cause, could have a substantial and adverse effect on our sales and operating results.

Use of social media may adversely impact our reputation or subject us to fines or other penalties.

There has been a substantial increase in the use of social media platforms and similar devices, including blogs, social media websites, and other forms of Internet-based communications, which allow individuals access to a broad audience of consumers and other interested persons. As laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices could adversely affect our reputation or subject us to fines or other penalties.

Consumers value readily available information concerning retailers and their goods and services and often act on such information without further investigation and without regard to its accuracy. Information concerning us may be posted on social media platforms and similar devices by unaffiliated third parties, whether seeking to pass themselves off as us or not, at any time, which may be adverse to our reputation or business. The harm may be immediate without affording us an opportunity for redress or correction.

A shortage in the supply, a decrease in the quality or an increase in the price of tea or water purifiers as a result of weather conditions, labor shortage, shipping costs, regulatory changes, crop disease, pests or other natural or manmade causes could impose significant costs and losses on our business segments, products, lines of services and overall business operations.

Although we have our own dandelion farm, we also purchase dandelion leaves from local farms which have contracts with us. The supply and price of tea are subject to fluctuation, depending on demand and other factors outside of our control. In order to maintain our supply to meet consumer demand, we determined the volume of dandelion tea production based on market orders and accordingly attempt to adjust our production volume based on the market demand.

However, although our line of dandelion business has not experienced any of the following factors, the supply, quality and price of our teas can be affected by multiple factors in the future, including:

●	labor shortages for dandelion farming and processing;

●	cybersecurity attacks in our supply chain;

●	adverse weather conditions, including floods, drought and temperature extremes, earthquakes, tsunamis, and other natural disasters;

●	surges or declines in consumer demand of our tea products for which we are unable to adequately adjust the supply.

To prevent adverse weather conditions from affecting our dandelion harvests, we built a small meteorological observation station on our dandelion farm. Our meteorological observation station can monitor and automatically adjust the amount of water supply to keep the soil moist and to increase yield and quality of our dandelion. Dandelion tea may be vulnerable to crop disease and pests, which may vary in severity and effect. The costs to control disease and pest damage vary depending on the severity of the damage and the extent of the plantings affected. Moreover, there can be no assurance that available technologies to control such conditions will continue to be effective. These conditions can increase costs and decrease sales, which may have a material adverse effect on our business, results of operations and financial condition.

With respect to the water purifiers, we were forced to suspend our manufacture of the water purifiers in the fiscal years of 2020 and 2021 due to the broad COVID-19 related restrictions on transportation in China in such periods. As such, our water purifier segment was adversely affected by such regulatory action. In 2022, we have contracted a third party manufacturer to produce certain water purifiers that meet our specific requirements and demands and therefore we have mitigated the impacts of the recent transportation restrictions on the water purifier business line.

In addition to our recent experience of temporary production suspension in the water purifier segment due to regulatory changes, the supply, quality and price of our water purifiers can be affected by multiple factors in the future, including:

●	suspension of the production, purchase, sale or maintenance of the water purifiers due to a lack of raw materials, parts, or equipment; reduced headcounts of our manufacturer; or delayed projects;

●	labor shortages of our third party suppliers;

●	cybersecurity attacks in our supply chain;

●	higher costs due to increases in oil and shipping costs; or

●	surges or declines in consumer demand for the water purifiers for which we are unable to adequately adjust our supply.

We rely significantly on information technology systems and any failure, inadequacy, interruption or security failure of those systems could harm our ability to operate our business effectively.

We rely on our information technology systems to effectively manage our business data, tea production lines, communications, point-of-sale, supply chain, order entry and fulfillment, inventory and distribution centers and other business processes. The failure of our systems to perform as we anticipate could disrupt our business and result in transaction errors, processing inefficiencies and the loss of sales, causing our business to suffer. Despite any precautions we may take, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, systems failures, power outages, viruses, security breaches, cyber-attacks and terrorism, including breaches of our transaction processing or other systems that could result in the compromise of confidential company, customer or employee data. Any such damage or interruption could have a material adverse effect on our business, cause us to face significant fines, customer notice obligations or costly litigation, harm our reputation with our customers, require us to expend significant time and expense developing, maintaining or upgrading our information technology systems or prevent us from paying our vendors or employees, receiving payments from our customers or performing other information technology, administrative or outsourcing services on a timely basis. Furthermore, our ability to conduct our website operations may be affected by changes in foreign, state, provincial and federal privacy laws and we could incur significant costs in complying with the multitude of foreign, state, provincial and federal laws regarding the unauthorized disclosure of personal information. Although we carry business interruption insurance, our coverage may not be sufficient to compensate us for potentially significant losses in connection with the risks described above.

Data security breaches and attempts thereof could negatively affect our reputation, credibility and business.

We collect and store personal information relating to our customers and employees, including their personally identifiable information, and rely on third parties for the operation of the various social media tools and websites we use as part of our marketing strategy. Consumers are increasingly concerned over the security of personal information transmitted over the Internet (or through other mechanisms), consumer identity theft and user privacy. Any perceived, attempted or actual unauthorized disclosure of personally identifiable information regarding our employees or customers could harm our reputation and credibility, reduce our ability to attract and retain customers and could result in litigation against us or the imposition of significant fines or penalties. We cannot assure you that any of our third-party service providers with access to such personally identifiable information will maintain policies and practices regarding data privacy and security in compliance with all applicable laws, or that they will not experience data security breaches or attempts thereof which could have a corresponding adverse effect on our business.

Recently, data security breaches suffered by well-known companies and institutions have attracted a substantial amount of media attention, prompting new foreign legislative proposals addressing data privacy and security, as well as increased data protection obligations imposed on merchants by credit card issuers. As a result, we may become subject to more extensive requirements in the future to protect the customer information that we process in connection with the purchase of our products, resulting in increased compliance costs.

Our business, results of operations and financial condition have been and may in the future be adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and confirmed cases were also reported in other parts of the world. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

Since the outbreak of COVID-19 in China, our employees and contractors in Shandong province were not allowed to leave their residences due to the temporary PRC restrictions for more than two months in early 2020, which in turn practically led to zero production and sales of dandelion teas and water purifiers during such period. Then in 2021, we faced a second round of COVID-19 in Shandong province. Due to the restrictions on travel and in-person meetings in our region by which the local government attempted to contain the spread of COVID-19, our marketing and sales team and independent sales representatives could not sell any tea products or water purifiers in 2021, which were stored in our warehouse during the year of 2021. As COVID-19 has subdued in the past few months, we have resumed regular business operations of dandelion tea since first quarter 2022.

In addition, the business disruption caused by the stringent COVID-19-related restrictions in China has increased our cost of manufacturing water purifiers, which has imposed costs and losses on our business. In December 2021, our subsidiary KL Water had to close its factory manufacturing water purifiers due to China’s stringent COVID controls. To continue our business in manufacturing and selling water purifiers, KL Water contracted Cixi Jingxin Environmental Technology Co., Ltd., a PRC based company, to manufacture water purifiers for us. The rising prices of gasoline has also increased the cost of our business operation. Due to the rising gasoline prices, our transportation cost has increased significantly. Consequently, the cost of shipping and distributing our products has increased significantly, which has imposed costs and losses on our business. These factors can increase costs and decrease sales, which may have a material adverse effect on our business, results of operations and financial condition.

However, there is no guarantee that COVID-19 will not return to Shandong province where our main business operations are. The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in China and U.S. remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our share price and create more volatility.

Litigation may adversely affect our business, financial condition, results of operations or liquidity.

Our business is subject to the risk of litigation by employees, consumers, vendors, competitors, intellectual property rights holders, shareholders, government agencies and others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action lawsuits, regulatory actions and intellectual property claims, is inherently difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to these lawsuits may remain unknown for substantial periods of time. In addition, certain of these lawsuits, if decided adversely to us or settled by us, may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. Regardless of the outcome or merit, the cost to defend future litigation may be significant and result in the diversion of management and other company resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition, results of operations or liquidity.

Our failure to comply with existing or new regulations in the PRC, or an adverse action regarding product claims or advertising could have a material adverse effect on our results of operations and financial condition.

Our business operations, including farming, food processing, labeling, packaging, advertising, sourcing, distribution and sale of our products, are subject to the Food and Drug Safety Law and Product Quality Law of the PRC and the applicable regulations. From time to time, we may be subject to challenges to our marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings. Failure to comply with applicable regulations or withstand such challenges could result in changes in our supply chain, product labeling, packaging or advertising, loss of market acceptance of the product by consumers, additional recordkeeping requirements, injunctions, product withdrawals, recalls, product seizures, fines, monetary settlements or criminal prosecution. Any of these actions could have a material adverse effect on our results of operations and financial condition.

In addition, consumers who allege that they were deceived by any statements that were made in advertising or labeling could bring a lawsuit against us under consumer protection laws. If we were subject to any such claims, while we would defend ourselves against such claims, we may ultimately be unsuccessful in our defense. Defending ourselves against such claims, regardless of their merit and ultimate outcome, would likely result in a significant distraction for management, be lengthy and costly and could adversely affect our results of operations and financial condition. In addition, the negative publicity surrounding any such claims could harm our reputation and brand image.

We may not be able to protect our intellectual property adequately, which could harm the value of our brand and adversely affect our business.

We believe that our intellectual property, including the trademark and patents, has substantial value and has contributed significantly to the success of our business. In particular, our trademarks, and the unregistered names of a significant number of the varieties of tea beverages that we sell, are valuable assets that reinforce the distinctiveness of our brand and our customers’ favorable perception of our stores.

We also strive to protect our intellectual property rights by relying on PRC laws, as well as contractual restrictions with our employees, contractors (including those who develop, source, manufacture, store and distribute our tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise), vendors and other third parties. However, we may not enter into confidentiality and/or invention assignment agreements with every employee, contractor and service provider to protect our proprietary information and intellectual property ownership rights. Those agreements that we do execute may be breached, resulting in the unauthorized use or disclosure of our proprietary information. Individuals not subject to invention assignments agreements may make adverse ownership claims to our current and future intellectual property, and even the existence of executed confidentiality agreements may not deter independent development of similar intellectual property by others. Unauthorized disclosure of or claims to our intellectual property or confidential information may adversely affect our business.

From time to time, third parties may sell our products using our name without our consent, and, we believe, may infringe or misappropriate our intellectual property rights. We will respond to these actions on a case-by-case basis and where appropriate may commence litigation to protect our intellectual property rights. However, we may not be able to detect unauthorized use of our intellectual property or to take appropriate steps to enforce, defend and assert our intellectual property in all instances.

Effective trade secret, patent, copyright, trademark and domain name protection is expensive to obtain, develop and maintain, both in terms of initial and ongoing registration or prosecution requirements and expenses and the costs of defending our rights. Our trademark and patent rights and related registrations may be challenged in the future and could be opposed, canceled or narrowed. Our failure to register or protect our trademarks could prevent us in the future from using our trademarks or challenging third parties who use names and logos similar to our trademarks, which may in turn cause customer confusion, impede our marketing efforts, negatively affect customers’ perception of our brand, stores and products, and adversely affect our sales and profitability. Moreover, intellectual property proceedings and infringement claims brought by or against us could result in substantial costs and a significant distraction for management and have a negative impact on our business. We cannot assure you that we are not infringing or violating, and have not infringed or violated, any third-party intellectual property rights, or that we will not be accused of doing so in the future.

In addition, although we have also taken steps to protect our intellectual property rights in the PRC, other entities may have rights to trademarks that contain portions of our marks or may have registered similar or competing marks in foreign countries. There may also be other prior registrations in other foreign countries of which we are not aware. We may need to expend additional resources to defend our trademarks in these countries, and the inability to defend such trademarks could impair our brand or adversely affect the growth of our business internationally.

Continued innovation and the successful development and timely launch of new products are critical to our financial results and achievement of our growth strategy.

Achievement of our growth strategy is dependent, among other things, on our ability to extend the product offerings of our brand and introduce innovative new products, including new tea products. Although we devote significant time and resources to the development of new products, we may not be successful in developing innovative new products or our new products may not be commercially successful. Additionally, our new product introductions are often time sensitive, and thus failure to deliver innovations on schedule could be detrimental to our ability to successfully launch such new products, in addition to potentially harming our reputation and customer loyalty. Our financial results and our ability to maintain or improve our competitive position will depend on our ability to effectively gauge the direction of our key marketplaces and successfully identify, develop, manufacture, market and sell new or improved products in these changing marketplaces.

Due to the seasonality of the water purifier products and other factors such as adverse weather conditions, our operating results are subject to fluctuations.

Because of the seasonality of the water purification line of business, results for any quarter are not necessarily indicative of the results that maybe achieved for the full fiscal year. The impact on sales volume and operating results due to the timing and extent of these factors can significantly impact our business. For these reasons, quarterly operating results should not be relied upon as indications of our future performance.

The sales of our products are influenced to some extent by weather conditions in the geographies in which we operate. Unusually cold weather during the winter months or unusually hot weather during the summer months may have a temporary decrease on the demand for some of our products and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in the beverage environment and retail landscape could impact our financial results.

The beverage environment is rapidly evolving as a result of, among other things, changes in consumer preferences; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the beverage retail landscape is dynamic and constantly evolving, not only in emerging and developing marketplaces, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed marketplaces, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Price increases may not be sufficient to offset cost increases and maintain profitability or may result in sales volume declines.

We may be able to pass some or all ingredient, energy and other input cost increases to customers by increasing the selling prices of our products or decreasing the size of our products; however, higher product prices or decreased product sizes may also result in a reduction in sales volume and/or consumption. If we are not able to increase our selling prices or reduce product sizes sufficiently to offset increased raw material, energy or other input costs, including packaging, direct labor, overhead and employee benefits, or if our sales volume decreases significantly, there could be a negative impact on our results of operations and financial condition.

Our failure to accurately forecast customer demand for our products, or to quickly adjust to forecast changes, could adversely affect our business and financial results.

There is inherent risk in forecasting demand due to the uncertainties involved in assessing the current demand level of our tea products. We will be setting TJX levels for the production of our beverages and foods in advance of customer orders based upon our forecasts of customer demand.

If our forecasts exceed demand, we could experience excess inventory in the short-term, excess manufacturing capacity in the short and long-term, and/or price decreases, all of which could impact our financial performance. In addition, we may be contractually bound to minimum purchase commitments over a period of time which exceed customer demand. Alternatively, if the demand exceeds our forecasts significantly beyond our current production capacity, we may not be able to satisfy customer demand, which could result in a loss of market share if our competitors are able to meet customer demands. A failure to accurately predict the level of demand for our products could adversely affect our net revenues and net income.

Incidents involving tampering, adulteration, contamination or mislabeling of our dandelion tea, whether or not accurate, as well as adverse public or medical opinions about the health effects of consuming our dandelion products, could harm our business

Instances or reports, whether true or not, of unclean water supply or food-safety issues, such as food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, either during growing, manufacturing, packaging, storing or preparation, have in the past severely injured the reputations of companies in the food and tea beverage processing, grocery and quick-service restaurant sectors. Any report linking us to such instances could severely hurt our sales and could possibly lead to product liability claims, litigation (including class actions) and/or temporary store closures. Clean environment, including farming, processing, packaging and storing environment, is critical to the preparation of dandelion tea, and our ability to ensure a clean environment at each stage of production can be limited, particularly in some rural locations.

Additionally, we are evolving our product lineup to include more local or smaller suppliers for some of our fresh tea leaves who may not have as rigorous quality and safety systems and protocols as larger or more national suppliers. In addition, instances of beverage-safety issues, even those involving solely the restaurants or stores of competitors or of suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), could, by resulting in negative publicity about us in general, adversely affect our sales on a regional or national basis. A decrease in customer traffic as a result of safety concerns or negative publicity, or as a result of product recalls or litigation, could materially harm our business and results of operations.

We depend on select personnel and could be affected by the loss of their services.

We depend on the continued service of our directors, executive officers, senior management and other key employees, many of whom are difficult to replace. The loss of the services of our chief executive officer or other key employees could potentially harm our business operations. Competition for qualified talents in the PRC is intense. Our future success is dependent on our ability to attract a significant number of qualified employees and retain existing key employees. If we are unable to do so, our business and growth may be materially and adversely affected. Our need to significantly increase the number of our qualified employees and retain key employees may cause us to materially increase compensation-related costs, including stock-based compensation.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. Based upon the last evaluation conducted as of June 30, 2022, our management at the time concluded that our disclosure controls and procedures were not effective due to the identified material weaknesses. For more information, please refer to Item 4. Controls and Procedures in our quarterly report on Form 10-Q for the quarter ended June 30, 2022.

Subsequent to filing of its quarterly report on Form 10-Q for the six months ended June 30, 2022, the Company identified an error in its financial statements related to the accounting for sales commission expense for the six months ended June 30, 2022. The Company restated its financial statements to correct these errors. See Note 2 to the consolidated financial statements for the six months ended June 30, 2022 in our quarterly report on Form 10-Q/A for the quarter ended June 30, 2022, to which forms a part of the Amendment.

While we are taking actions to diligently remediate the identified material weaknesses in the forthcoming quarters and intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404, we cannot assure you that we will establish the effectiveness of our internal controls over financial reporting or that we will not be subject to these or other material weaknesses in the future. Management may not be able to conclude that our internal control over financial reporting is effective in the near future. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively affect the price of our Common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

Risks Relating to Doing Business in the PRC

The Chinese regulatory authorities could disallow this direct ownership structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

As a Nevada holding company, and not a Chinese operating company, the Company operates through its PRC subsidiaries in mainland China and this structure involves unique risks to the investors. We conduct business primarily in mainland China and as a result are subject to mainland Chinese law. There are legal and operational risks associated with having operations in mainland China. The Chinese regulatory authorities could disallow this direct ownership structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are currently located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced, to a significant degree, by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industries by imposing regulatory guidance or policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policies, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our services, and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guided the allocation of various types of resources. Some of these measures may benefit the overall Chinese economy, but others may have a negative effect on our operations. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In the past, the Chinese government has implemented certain measures to control the pace of economic growth, such as interest rate adjustments. These measures may decrease the auto-mobile based transportation activities in China, which may adversely affect the overall auto insurance demands and our business.

Furthermore, our China based operating entities, Shangdong Tengjunxiang and Kanglong, as well as our investors, face uncertainty about future actions by the Chinese government that could significantly affect our financial performance and operations in China. As of the date of this current report, there is no laws, regulations or other rules require our China based operating entities to obtain permission or approvals from Chinese authorities to list its affiliate’s securities on U.S. exchanges, and neither we nor our China based operating entities have received or were denied such permission. However, there is no guarantee that we or Shandong Tengjunxiang will receive or not be denied permission from Chinese authorities to list on U.S. exchanges in the future.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, we conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Changes and uncertainty in PRC laws and interpretation may materially and adversely affect our business performance and impede our operations in China.

Although we are a Nevada corporation, we conduct the majority of our operations in the mainland PRC through the subsidiaries there. There are substantial uncertainties regarding the interpretation and enforcement of PRC laws and regulations including, but not limited to, the laws and regulations governing our tea business. The laws and regulations over Chinese food safety are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations and amendments to existing laws and regulations, may adversely affect our business operations. New laws and regulations may also have retroactive effects on our operations in certain circumstances. We cannot predict what effect the new PRC laws and regulations and new interpretation of existing PRC laws or regulations may have on our business.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this announcement is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us. On July 7, 2022, the CAC issued the Measures for Data Exit Security Assessment, which will come into effect on September 1, 2022, data processors shall undergo safety assessment according to relevant laws where they provide overseas parties with important data collected and generated during the operation in the PRC and personal information required to undergo safety assessment pursuant to relevant laws.

Because our business is conducted in Chinese dollars or RMB and the price of our Common stock is quoted in United States dollars, changes in currency conversion rates may affect the amount of proceeds we will receive after the currency exchange from U.S. dollars to RMB.

Our business is conducted in the PRC, our internal books and records are recorded in renminbi or “RMB”, which is the legal currency of the PRC, and the audited consolidated financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and U.S. dollars would affect the value of our assets and the results of our operations denominated in United States dollars. The value of the RMB against the United States dollars and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition presented in U.S. dollars.

If we become subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matters, which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and U.S. regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal controls over financial accounting, inadequate corporate governance policies and, in many cases, allegations of fraudulent activities. As a result of the scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies have experienced and may experience in the future high volatility in trading prices and market value and, in some cases, may be subject to the delisting procedures from the national stock exchanges. Some of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business and stock prices when listed on a national stock exchange. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or false, we will have to expend significant capital and time to investigate such allegations and defend our company. If such allegations are proven to have merits, we and our business operations could be severely affected and you could sustain a significant loss in your investment in our Common stock.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years, which is expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits and additional personal protective equipment during COVID-19, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our services or insurance products, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefits of our employees. Pursuant to the PRC Labor Contract Law that became effective in January 2008 and its rules and amendments promulgated thereunder, employers are subject to stricter requirements in terms of labor contracts, minimum wages, payments of remuneration, terms of probation and unilateral termination of labor contracts. In the event that we decide to terminate some of our employees or otherwise alter our employment or labor practices, the PRC Labor Contract Law and regulations may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of the PRC Labor Contract Laws and regulations continue evolving, we cannot assure you that our employment practice does not and will not violate such rules and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare payment obligations, and contribute to the plans in such amounts in relation to their employees’ salaries, as specified by the local government where the business operations are. Such requirement to contribute to employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If we fail to make contributions to certain employee benefit plans or fail to comply with applicable PRC labor laws or regulations in the future, we may be subject to penalties and fines and/or catch-up contributions to certain employee benefit plans. A large lump sum payment obligation due to certain labor law violations will likely negatively affect our financial condition and results of operations.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our online insurance operations or reputation could be adversely affected.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from any Chinese authority to quote our common shares on the OTCQB tier of the OTC Markets. However, if we were required to obtain any type of securities listing approval from the PRC government in the future and were denied such permission, we would not be able to continue being quoted on the OTCQB tier of the OTC Markets or offering securities to investors, and therefore our share price would significantly depreciate.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulations and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, insurance commissions, property and other matters. The central or local governments of these jurisdictions may impose new and restrictive regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China, and result in a material change in our operations and/or the value of our Common stock.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that Didi Global Inc.’s application be removed from all the smartphone application stores in China.

Given the example of Didi Global Inc. and recent statements of by the Chinese government indicating an intent to exert more oversight and control overseas offerings and foreign investments in Chinese companies, our dandelion tea production business may be subject to various government and regulatory interference and such regulatory actions could significantly limit or completely hinder our ability to offer or continue to offer securities to non-Chinese investors and directly cause the value and trading prices of our common shares to significantly decline or become worthless.

Although we are currently not required to obtain any permission from any PRC government to quote our shares of Common stock on the OTC Markets, it will remain uncertain when and whether we will be required to obtain any permission from the PRC government to do so in the future, and even when we obtain such permission in accordance with the new rules and regulations, it will be unclear whether such permission will be rescinded or revoked at some point in time.

In light of recent events indicating greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our quotation on the OTC Markets, financial condition, results of operations, and the offering.

The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures, or the “Review Measures,” which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services, which products and services affect or may affect national security. Due to the lack of further interpretations, the exact scope of what constitute a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. In addition, on December 28, 2021, a total of thirteen governmental departments of the PRC, including the PRC State Internet Information Office, issued the Measures of Cybersecurity Review, according to which, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Measures of Cybersecurity Review further requires that critical information infrastructure operators and services and data processing operators that possess personal data of at least one (1) million users must apply for a review by the Cybersecurity Review Office of PRC, if they plan to conduct securities listings on foreign exchanges. In addition to the new Measures of Cybersecurity Review, it also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us.

We are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information. We have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date.

However, it remains uncertain as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. However, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and we will not be subject to the cybersecurity review by the CAC or designated as a CIIO. We may experience disruptions to our operations should we be required to have a cybersecurity review by the CAC. Any cybersecurity review could also result in uncertainty to the quotation of our securities on the OTCQB tier of the OTC Markets, negative impacts on our share trading prices and diversion of our managerial and financial resources.

The newly enacted “Holding Foreign Companies Accountable Act” and proposed “Accelerating Holding Foreign Companies Accountable Act” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the Public Company Accounting Oversight Board (“PCAOB”) to inspect the auditing firm, our class A ordinary shares may be subject to delisting.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in certain “restrictive markets,” including China. The joint statement emphasized the risks associated with lack of access from the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in the markets where the PCAOB has limited access to the local auditing firms and their work.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a restrictive market, (ii) adopt a new requirement relating to the qualification of management or the board of directors of companies in the restrictive markets, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On December 18, 2020, the “Holding Foreign Companies Accountable Act” was signed by President Donald Trump and became law. This legislation requires certain issuers to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm that is not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trading on a national stock exchange.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which became law in December 2020. In June 2021, the Senate passed the AHFCAA, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years, instead of three years.

The limited PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors in China. As a result, investors may be deprived of the benefits of such PCAOB inspections and supervision. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these public accounting firms’ audit procedures or quality control procedures, which could cause existing investors and potential investors in our common stock to lose confidence in our audit procedures and audited financial statements.

On December 16, 2021, the PCAOB issued a determination report (the “Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (ii) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework.

Our auditor, KCCW Accountancy Corp., is an independent registered public accounting firm with the PCAOB and is subject to laws in the U.S with its headquarters in Diamond Bar, California. The PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis and is not subject to the Determination Report. However, the above recent developments may have added uncertainties to our proposed offering with respect to our auditor’s audit and quality control procedures, adequacy of personnel and training, sufficiency of resources, geographic reach, and experience as related to their audits. If independent registered public accounting firm fails to permit PCAOB to inspect its firm, our shares of Common stock may be subject to suspension of trading by the OTC Markets or delisting by the stock exchange where and if such shares will be listed.

Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

You may have difficulty enforcing judgment against us or our directors and officers.

We are a Nevada holding company and most of our assets are located outside of the United States. In addition, all of our directors and executive officers are residents of mainland China and Hong Kong, and substantially all of their assets and our assets are located in Hong Kong or mainland China. As a result, investors may not be able to effect service of process upon us or our directors and executive officers, or to enforce against them judgments obtained in courts outside of Hong Kong or mainland China.

Any final judgment obtained against us in any court other than the courts of the PRC in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the PRC without further review of the merits only if the court of the PRC in which enforcement is sought is satisfied that:

●	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the PRC;

●	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the PRC;

●	if the judgment was rendered by default by the court rendering the judgment, we, or the above mentioned persons, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the PRC; and

●	judgments at the courts of the PRC are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

Among other things, if you fail to establish the foregoing to the satisfaction of the courts in the PRC, you may not be able to enforce a judgment against us rendered by a court in the United States.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

There are significant legal and other obstacles in China to providing information needed for regulatory investigations or litigation initiated by regulators outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States involves uncertainty. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation, evidence collection and other activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law, or the “EIT Law,” that became effective in January 2008 and latest amended in 2018, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the “SAT,” specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

We believe that neither we nor any of our offshore subsidiaries are a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities. If the PRC tax authorities determine that we and/or our offshore subsidiaries are a PRC resident enterprise for enterprise income tax, we and/or our offshore subsidiaries should follow a number of unfavorable PRC tax consequences. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether any of our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares. Although up to the date of this prospectus, Heng Guang Insurance has not been notified or informed by the PRC tax authorities that it has been deemed to be a resident enterprise for the purpose of the EIT Law, we cannot assure you that it will not be deemed to be a resident enterprise in the future.

Risks Relating to Our Securities and this Offering

You may experience dilution of your ownership interests because of the future issuance of additional Common Stock of the Company.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our current shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for shares of Common Stock, as the case may be, in connection with hiring or retaining employees, future acquisitions, future financing, and other purposes. The future issuance of any such additional shares may create downward pressure on the market price of our Common Stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts at a price (or exercise prices) below the price at which our shares may be valued or priced in a public market.

Because we can issue additional shares of Common Stock, purchasers of our Common Stock may suffer immediate dilution, and may experience further dilution in the future.

We are authorized to issue up to 200,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of October 18, 2022, 96,309,169 shares of Common Stock were issued and outstanding. Our board of directors has the authority to mandate the issuance of additional shares of Common Stock without the consent of any of our shareholders as long as we have enough authorized Common Stock. Consequently, our shareholders may experience further dilution of their ownership in the Company in the future, which could have an adverse effect on the trading market for our Common Stock.

We have not paid cash dividends in the past, and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock, and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition, and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

The Company incurs additional costs as a result of being a public company, and the management will be required to devote substantial time to compliance initiatives.

As a public company, the Company incurs significant legal, accounting, and other expenses that it would not have as a private company. The Company is subject to the reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”). These rules and regulations require, among other things, that we file annual, quarterly, and current reports with respect to our business and financial conditions and establish and maintain effective disclosure and financial controls and corporate governance practices. These rules and regulations substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly, and this will be after we are no longer an “emerging growth company” as defined in the recently enacted Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The Board, management and other personnel will need to devote a substantial amount of time to these compliance initiatives.

Our stock price may be volatile; you may not be able to resell your shares at or above your purchase price.

The market prices for our securities and the securities of companies similar to ours have been highly volatile, with price and volume fluctuations, and may continue to be highly volatile in the future. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our Common Stock, some of which are beyond our control:

●	Announcements of new commercial products by our competitors or us;

●	Our issuance of equity or debt securities, or disclosure or announcements relating thereto;

●	Developments concerning proprietary rights;

●	Regulatory developments in the United States and foreign countries;

●	Litigation;

●	Economic and other external factors, or other disasters or crises; or

●	Period-to-period fluctuations in our financial results.

Anti-takeover provisions may impede the acquisition of our Company.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. But certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so, which could cause our stock price to decline.

Investors may experience dilution of ownership interests because of future issuance of additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our Common Stock offered hereby. The Company is authorized to issue an aggregate of 200,000,000 shares of Common Stock. We may issue additional shares of our Common Stock that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a materially adverse effect on our business and cause the price of our Common Stock to decline.

Future sales or issuances of our Common Stock may cause the market price of our Common Stock to decline.

The sale of substantial amounts of our Common Stock, whether directly by us or in the secondary market by existing security holders (including holders of our outstanding warrants and convertible debt), as well as the perception that such sales could occur, or the availability for future sale of shares of our Common Stock or securities convertible into (or exchangeable or exercisable for) our Common Stock could materially and adversely affect the market price of our Common Stock, and our ability to raise capital through future offerings of equity or equity-related securities. Any such sales may result in significant dilution to our existing shareholders, including you. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which will result in additional dilution to you.

There is currently limited trading of our Common Stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain an active trading market could negatively affect the value of our Common Stock and make it difficult or impossible for investors to sell their shares in a timely manner.

There is currently very limited trading of our Common Stock, and an active trading market may never develop. Our Common Stock is quoted on the OTCQB tier of the OTC Markets. The OTCQB tier of the OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our Common Stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: the market value of our outstanding securities may be too low; our net income from operations may be too low; our Common Stock may not be sufficiently widely held; we may not be able to secure market makers for our Common Stock; and we may fail to meet the rules and requirements mandated by the stock exchange to have our Common Stock listed. Should we fail to maintain our Common Stock quoted on the OTCQB tier of the OTC Markets, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

If an active market for the Company’s Common Stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

●	variations in our operating results;

●	announcements that our revenue or income are below expectations;

●	general economic slowdowns;

●	sales of large blocks of the Company’s Common Stock; and

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. The forward-looking statements are contained principally under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Business.” Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	the effects of future regulation; and

●	the effects of competition.

All statements in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes to identify forward-looking statements.

The outcome of the events described in these forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These important factors include our financial performance and the other important factors we discuss in greater detail in “Risk Factors.” You should read these factors and the other cautionary statements made in this prospectus as applying to all related forward-looking statements wherever they appear in this prospectus. Given these factors, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date on which the statements are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the shares of Common Stock offered pursuant to this prospectus will be approximately $14.85 at maximum and approximately $2.85 million at minimum, after deducting estimated offering expenses approximately $150,000, based on an assumed public offering price of $1.00 per share.

The principal purposes of this offering are to increase our capitalization and financial flexibility, and create a public market for our Common Stock. We currently intend to use the net proceeds we receive from this offering for general corporate purposes and business expansion as set forth below, including working capital, operating expenses, and capital expenditures.

Gross Capital Raised	$15,000,000	$10,000,000	$3,000,000
Use of Proceeds	$4.85 million will be used for purchase of manufacturing equipment; $3 million will be used for research and development costs; $7 million will be used for phases one and two construction of the new factory.	$4.85 million will be used for purchase of manufacturing equipment; $2 million will be used for research and development costs; $3 million will be used for phase one construction of the new factory.	$2.85 million will be used for purchase of machinery and manufacturing equipment.

In 2020, we commenced the construction of a factory designed to research and develop extractions from dandelion roots, particularly bioactive peptides. Due to the adverse effects caused by the COVID-19 outbreak in late 2019, we had to cease the construction of the factory.

We cannot specify with certainty all of the particular uses for the remaining net proceeds to us from this offering. We will have broad discretion over how we use the net proceeds from this offering. Pending the use of the proceeds from this offering as described above, we intend to invest the net proceeds from the offering that are not used as described above in investment-grade, interest-bearing instruments.

DIVIDEND POLICY

Tengjun has never declared or paid cash dividends on our common stock. Tengjun currently intends to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant. In addition, our ability to pay dividends may be restricted by any agreements we may enter into in the future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents as of June 30, 2022:

●	on an actual basis; and

●	on an as adjusted basis to reflect the sale of Common Stock in a minimum amount of net proceeds of $3,000,000 or 3,000,000 shares and in a maximum amount net proceeds of $15,000,000 or 15,000,000 shares by us in our offering at an assumed initial public offering price of $1.00 per share, as shown on the front cover of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	As of June 30, 2022
	Actual	Pro Forma	Pro Forma
	(Restated)	Minimum	Maximum
Cash and cash equivalents	$6,759,713	$9,759,713	$21,759,713
Debt	-		-
Shareholders’ equity:
Share capital:
Share of Common Stock, $.001 par value per share, 200,000,000 shares authorized, 65,309,169 shares issued and outstanding, actual;	65,309
Share of Common Stock, $.001 par value per share, 200,000,000 shares authorized, 80,309,169 issued and outstanding, pro forma at maximum and 68,309,169 issued and outstanding, pro forma at minimum(1)		68,309	80,309
Additional paid-in capital	1,099,599	4,096,599	16,084,599
Retained earnings	952,162	952,162	952,162
Accumulated other comprehensive loss	(221,649)	(221,649)	(221,649)
Noncontrolling interest	129,525	129,525	129,525
Total shareholders’ equity (deficit)	2,024,946	5,024,946	17,024,946

Total capitalization	$2,024,946	$5,024,946	$17,024,946

(1)	On March 30, 2022, the Board of the Company adopted a resolution, subject to the Company’s shareholder approval, to increase its authorized capital from 70,000,000 to 200,000,000 shares of its common stock by amending and restating the Company’s articles of incorporation which became effective on June 15, 2022.

You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

Pro forma amounts reflect the sale of 15,000,000 and 3,000,000 shares of our common stock at maximum and minimum in this offering at an assumed initial public offering price of $1.00 per share, after deducting commissions and estimated offering expense.

A $1.00 increase (decrease) in the assumed initial public offering price of $1.00 per share would increase the net proceeds to us from our offering by $3,000,000 at minimum and $15,000,000 at maximum, assuming the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per share of common stock and the pro forma net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of June 30, 2022 was $2,024,946, or $0.031 per share. Net tangible book value per share represents our total tangible assets (which were total assets of $25,376,428 less intangible assets of $0 at June 30, 2022) less our total liabilities, divided by the number of shares of outstanding common stock.

After giving effect to the receipt of the net proceeds from our sale of 15,000,000 shares of common stock at maximum in this offering and 3,000,000 at minimum, at an assumed public offering price of $1.00 per share, as set forth on the cover page of this prospectus, and after deducting the commissions and estimated offering expenses, our pro forma net tangible book value as of June 30, 2022 would have been approximately $17,024,946 at maximum, or $0.212 at maximum per share and $5,024,946 at minimum. This amount represents an immediate increase in pro forma net tangible book value of $0.181 per share to our existing stockholders and an immediate dilution of $0.788 per share to new investors participating in this offering.

We determine dilution per share to investors participating in this offering by subtracting pro forma net tangible book value per share after this offering from the assumed initial public offering price per share paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Per Share of Common Stock
Assumed public offering price per share	$1.00
Net tangible book value per share as of June 30, 2022	$0.03
Increase per share to existing stockholders attributable to investors in this offering	$0.18
Pro forma net tangible book value per share, to give effect to this offering	$0.21
Dilution in net tangible book value per share to new investors in this offering	$0.79

A $1.00 increase (decrease) in the assumed initial public offering price of $1.00 per share would increase (decrease) the net proceeds to us from our offering by $3,000,000 at minimum and $15,000,000 at maximum, assuming the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

The table below summarizes as of June 30, 2022, adjusted pro forma basis described above, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing shares in this offering at an assumed initial public offering price of $1.00 per share, before deducting commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	65,309,169	81.3%	$1,164,908	7.2%	$0.02
New investors
At Maximum	15,000,000	18.7%	15,000,000	92.8%	$1.00
At minimum	3,000,000	4.4%	3,000,000	72.0%	$1.00

A $1.00 increase (decrease) in the assumed initial public offering price of $1.00 per share would increase (decrease) the net proceeds to us from our offering by $3,000,000 at minimum and $15,000,000 at maximum, assuming the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

ENFORCEABILITY OF CIVIL LIABILITIES

The operating entity Shandong Tengjunxiang is incorporated in the PRC, and some of our directors and executive officers reside in mainland China. Substantially, all of our assets are located outside the United States. As a result, you may not be able to:

●	effect service of process upon the management or these persons within the United States; or

●	enforce against Shandong Tengjunxiang or these executive officers and directors in United States courts, judgments obtained in United States courts including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.

Shandong Tengjunxiang and the Company have doubt as to whether PRC courts will enforce judgments in original actions or in actions for enforcement of judgments of United States courts, based only upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state of the United States.

In addition, as PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States, the United Kingdom, Japan or most other members of the Organization for Economic Cooperation and Development, administrative actions brought by regulatory authorities, such as the Securities and Exchange Commission, and other actions, which result in foreign court judgments (assuming such actions are not required by PRC laws or the Company’s articles of incorporation to be arbitrated and that such judgments or rulings do not violate the basic principles of the laws of PRC or the sovereignty, security and public interest of the society of PRC, as determined by a People’s Court of China that has jurisdiction for recognition and enforcement of judgments).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, the following discussion and analysis includes forward looking statements that involve risks, uncertainties and assumptions. Our actual results and the timing of events could differ materially from those anticipated in these forward looking statements as a result of a variety of factors, including those discussed in “Risk Factors” and elsewhere in this prospectus. See the discussion under “Special Note Regarding Forward Looking Statements” beginning on page 30 of this prospectus. Our fiscal year ends on December 31.

Overview

Tengjun currently operates in the Chinese tea and water purifier business. Tengjun produced only two types of teas, green dandelion tea and black dandelion tea with another line of business of manufacturing and selling consumer water purifiers. Our tea products are focused on not only their taste but also their aesthetic presentation and health benefits. Tengjun has devoted substantial resources to establish the entire dandelion production chain, from research and development, plant cultivation, tea leaves selection, processing, to storing and distributing to the market.

Impact of COVID-19

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and confirmed cases were also reported in other parts of the world. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

Since the outbreak of COVID-19 in China, our employees and contractors in Shandong province were not allowed to leave their residences due to the temporary PRC restrictions for more than two months in early 2020, which in turn practically led to zero production and sales of dandelion teas and water purifiers during such period. Then in 2021, we faced a second round of COVID-19 in Shandong province. Due to the restrictions on travel and in-person meetings in our region by which the local government attempted to contain the spread of COVID-19, our marketing and sales team and independent sales representatives could not sell any tea products or water purifiers in 2021, which were stored in our warehouse during the year of 2021. Our business and operations have been adversely affected by the COVID-19 pandemic, as have the consumer markets. The COVID-19 pandemic has caused and continues to cause significant business and financial markets disruption worldwide and there is significant uncertainty around the duration of this disruption and its ongoing effects on our business.

As COVID-19 has subdued in the past few months in China, we have resumed regular business operations since first quarter 2022. While our sales revenue rebounded in the three months ended March 31, 2022, our management believes the sales revenue in the that quarter could have been higher if not for the COVID-19 pandemic.

We continue to closely monitor the situation and the effects on our business and operations. We do not yet know the full extent of potential impacts on our business and operations. Given the uncertainty, we cannot reasonably estimate the COVID-19 impact on our future results of operations, cash flows or financial condition.

Results of Operations

Results of Operations – Six Months Ended June 30, 2022 Compared to Six Months Ended June 30, 2021

The following table sets forth information from our statements of comprehensive income for the six months ended June 30, 2022 and 2021:

	Six Months Ended
	June 30,		Change
	2022	2021	(Amount)	(Percent)
	(Restated)
Sales revenue	$55,574,576	$-	$55,574,576	* %
Cost of Goods Sold	(3,809,013)	-	(3,809,013)	* %
Gross Profit	51,765,563	-	51,765,563	* %
Operating Expenses	(46,810,109)	(380,546)	(46,429,563)	12,201%
Operating Income (Loss)	4,955,454	(380,546)	5,336,000	(1,402)%
Interest Income (Expense)	7,421	(4,977)	12,398	(249)%
Other Income (Expense)	(74)	(2,657)	2,583	(97)%
Income Tax Provision	596,186	-	596,186	* %
Net Income (Loss)	4,366,615	(388,180)	4,754,795	(1,225)%
Comprehensive Income (loss)	$4,310,676	$(401,476)	$4,712,152	(1,174)%

Revenue

We generated $55,574,576 and $0 in revenues for the six months ended June 30, 2022 and 2021, respectively. The Company did not generate any revenue during the six months ended June 30, 2021 due to the impact of COVID-19.

During the six months ended June 30, 2022, sales of dandelion teas, certain nutritional products, and water treatment accessories generated $54,908,343 in revenue, constituting approximately 99% of the total revenue for that period, and sales of water purifiers generated $666,233 in revenue, representing approximately 1% of the total revenue for such period.

The following is the sales breakdown by segment during the six months ended June 30, 2022 and 2021:

	For the six months ended June 30,
	2022		2021
Dandelion teas	$54,908,343	99%	$-	-%
Water purifier	666,233	1%	-	-%
Total	$55,574,576	100%	$-	-%

Cost of Goods Sold

Our cost of goods sold was $3,809,013 and $0 for the six months ended June 30, 2022 and 2021, respectively. During the six months ended June 30, 2022, cost of sales of dandelion teas, certain nutritional products, and water treatment accessories was $3,730,491, constituting approximately 98% of the total cost of goods sold, and cost of sales of water purifiers was $78,522, representing approximately 2% of the total cost of goods sold. The Company did not incur any cost in the six months ended June 30, 2021 because there were no sales during the same period of 2021.

The following is the cost of goods sold breakdown by segment during the six months ended June 30, 2022 and 2021:

	For the six months ended June 30,
	2022		2021
Dandelion teas	$3,730,491	98%	$-	-%
Water purifier	78,522	2%	-	-%
Total	$3,809,013	100%	$-	-%

Gross Margin

Our gross margin was $51,765,563 and $0 for the six months ended June 30, 2022 and 2021, respectively. The gross profit as a percentage of net revenue for the Dandelion teas was 99% for the six months ended June 30, 2022. The gross profit as a percentage of net revenue for water purifiers was approximately 1% for the six months ended June 30, 2022.

The following table presents gross margin by segment for six months ended June 30, 2022 and 2021:

	For the six months ended June 30,
	2022		2021
Dandelion teas	$51,177,852	99%	$-	-%
Water purifier	587,711	1%	-	-%
Total	$51,765,563	100%	$-	-%

Selling and Marketing Expenses

Our selling and marketing expenses primarily consist of sales commission, advertising and product promotion expenses.

Our selling and marketing expenses were $46,310,836 for the six months ended June 30, 2022 as compared to $16,878 for the six months ended June 30, 2021. Our total selling and marketing expenses increased by $46,293,958 or 274,286% during the six months ended June 30, 2022, compared to the same period in 2021. Such increase in selling and marketing expenses was mainly due to the significant increase in sales commission.

General and administrative expenses

Our general and administrative expenses primarily consist of payroll and benefit costs for corporate employees, legal, consulting, professional expenses, rental expenses and other corporate overhead costs.

The general and administrative expenses was $499,273 for the six months ended June 30, 2022 as compared to $363,668 for the six months ended June 30, 2021. Our general and administrative expenses increased by $135,605 or 37% during the six months ended June 30, 2022, compared to the same period in 2021. Such increase in general and administrative expenses was mainly due to the increase in legal, accounting, printing, and stock transfer agent fees that were associated with the Company’s merger and SEC public disclosures.

Interest income (expense)

Interest income (expense) was $7,421 for the six months ended June 30, 2022 as compared to $(4,977) for the six months ended June 30, 2021, representing an increase from interest expense to interest income by $12,398, or 249% during the six months ended June 30, 2022, compared to the same period in 2021, primarily due to the repayment of a short-term bank loan on March 17, 2021 and the interest earned from Company’s bank savings accounts.

Net Income (Loss)

Our net income was $4,366,615 for the six months ended June 30, 2022 as compared to net loss of $388,180 for the six months ended June 30, 2021, increased by $4,754,795 or 1,225% as a result of the above factors.

Foreign Currency Translation Loss

We had $(55,939) in foreign currency translation loss during the six months ended June 30, 2022 as compared to $(13,296) in foreign currency translation loss during the six months ended June 30, 2021, reflecting a change of $ 42,643 or 321%. Such increase in foreign currency translation gain was primarily caused by the currency exchange rate fluctuation.

Liquidity and Capital Resources

Working Capital

	June 30,	December 31,	Change
	2022	2021	(Amount)	(Percent)
	(Restated)
Current Assets	$16,384,130	$4,628,531	11,755,599	254%
Current Liabilities	$23,351,482	$16,316,116	7,035,366	43%
Working Capital (deficit)	$(6,967,352)	$(11,687,585)	4,720,233	(40)%

Our working capital deficit was $6,967,352 as of June 30, 2022 as compared to $11,687,585 as of December 31, 2021, a decrease of $4,720,233 or 40%. The decrease in working capital deficiency is primarily due to the increase in cash inflow from revenue and the increase in the loans to third parties that are related to our operating activities during the six months ended June 30, 2022.

Cash Flow from Operating Activities

Our net cash provided by operating activities were $7,691,850 for the six months ended June 30, 2022 as compared to $141,967 of net cash used in operating activities for the six months ended June 30, 2021, reflecting an increase of $7,833,817 or 5518%. The increase was primarily due to the increase in net income, the decrease in inventories, prepaid taxes, and increase in accounts payable and taxes payable, partially offset by the increase in loan to third parties during the six months ended June 30, 2022 compared to the six months ended June 30, 2021.

Cash Flow from Investing Activities

Our net cash used in investing activities was $212,875 for the six months ended June 30, 2022 as compared to that of $271,331 for the six months ended June 30, 2021, reflecting a decrease of $58,456 or 22%. The decrease in net cash used in investing activities was primarily due to the decrease in payment for construction in progress and acquisition of equipment during the six months ended June 30, 2022 as compared to those items in the six months ended June 30, 2021.

Cash Flow from Financing Activities

Our net cash used in financing activities were $776,804 for the six months ended June 30, 2022 as compared to $593,382 of net cash provided by financing activities for the six months ended June 30, 2021, representing a decrease of $1,370,186 or 231%. The decrease was primarily due to the decreased cash inflow from loans from related parties during the six months ended June 30, 2022.

Off-Balance Sheet Arrangements

As of June 30, 2022, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) of the United States, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material.

Inventories

Our inventories primarily consist of dandelion teas and water purifiers. Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value. Inventories consist of raw materials, goods in process, and finished goods. We review our inventories regularly for possible obsolete goods and establishes reserves when determined necessary. As of June 30, 2022 and December 31, 2021, the allowance for obsolete inventories was $0 and $0, respectively.

Construction in Progress

Construction in progress represents direct costs of construction, interest and design fees incurred. No interest was capitalized for the three months ended June 30, 2022 and 2021. Capitalization of these costs ceases and the construction in progress is transferred to property, plant, and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is recognized until it is completed and ready for intended use. Construction in progress as of June 30, 2022 and December 31, 2021 was $8,506,821 and $8,726,299, respectively.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. To determine the revenue to be recognized, the Company applies the following five-step model:

●	identify arrangements with customers;

●	identify performance obligations;

●	determine transaction price;

●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and

●	recognize revenue as performance obligations are satisfied.

The Company generates revenues mainly from sales of packaged dandelion teas and water purifiers. During the three and six months ended June 30, 2022, the Company also engaged in the sale of certain nutritional products and water treatment accessories. Revenue from the sales of goods is recognized when the control over the promised goods is transferred to customers.

Cash payments received or due from customers before revenue recognized are recorded as advances from customers. The advance from customers is recognized as revenue when the Company’s performance obligation is completed.

Related parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Recent Accounting Pronouncements

See Note 4 to our unaudited consolidated financial statements for the three and six months ending June 30, 2022 and 2021.

Results of Operations - Year Ended December 31, 2021 Compared to Year Ended December 31, 2020.

Revenues

We generated $0 and $290 in revenues for the years ended December 31, 2021 and 2020, respectively. The Company did not generate any revenue during the year ended December 31, 2021 due to the impact of COVID-19.

Cost of Goods Sold

Our cost of goods sold was $0 and $58 for the years ended December 31, 2021 and 2020, respectively. The Company did not incur any cost in the year ended December 31, 2021 because there were no sales during the year of 2021.

Selling and Marketing Expenses

Our selling and marketing expenses primarily consist of advertising and product promotion expenses. Our selling and marketing expenses were $28,499 for the year ended December 31, 2021 as compared to $68,804 for the year ended December 31, 2020. Our total selling and marketing expenses decreased by $40,305 or 58.6% during the year ended December 31, 2021, compared to the same period in 2020. Such decrease in selling and marketing expenses was mainly due to the decrease in promotion conference expense.

General and administrative expenses

Our general and administrative expenses primarily consist of payroll and benefit costs for corporate employees, legal, consulting, professional expenses, rental expenses and other corporate overhead costs.

The general and administrative expenses was $709,735 for the year ended December 31, 2021 as compared to $597,873 for the year ended December 31, 2020. Our general and administrative expenses increased by $111,862 or 18.7% during the year ended December 31, 2021, compared to the same period in 2020. Such increase in general and administrative expenses was mainly due to the increase in legal, accounting, printing, and stock transfer agent fees that were associated with the Company’s merger and acquisition activities and SEC filings.

Interest expense

Interest expense was $4,970 for the year ended December 31, 2021 as compared to $15,102 for the year ended December 31, 2020. Our total interest expense decreased by $10,132 or 67.1% during the year ended December 31, 2021, compared to the same period in 2020. The decrease in interest expense was primarily due to the repayment of short-term bank loan on March 17, 2021.

Other Income (expense), net

Other expense, net was $4,321 for the year ended December 31, 2021 as compared to other expense, net of $9,339 for the year ended December 31, 2020. The decrease of $5,018, or 53.7% was principally caused by the disposal of inventory in 2020.

Net Loss

Our net loss was $747,525 for the year ended December 31, 2021 as compared to $690,886 for the year ended December 31, 2020, increased by $56,639 or 8.2% as a result of the above factors.

Foreign Currency Translation Loss

We had $36,291 in foreign currency translation loss during the year ended December 31, 2021 as compared to $68,201 in foreign currency translation loss during the year ended December 31, 2020, reflecting a change of $31,910 or 46.8%. Such decrease in foreign currency translation loss was primarily caused by the currency exchange rate fluctuation.

Liquidity and Capital Resources

Working Capital

	For the Years ended
	December 31,		Change
	2021	2020	(Dollars)	(Percent)
Current Assets	$4,628,531	$3,834,747	793,784	20.7%
Current Liabilities	$16,316,116	$14,206,129	2,109,987	14.9%
Working Capital (deficit)	$(11,687,585)	$(10,371,382)	(1,316,203)	12.7%

Our working capital deficit was $11,687,585 for the year ended December 31, 2021 as compared to $10,371,382 for the year ended December 31, 2020, an increase of $1,316,203 or 12.7%. The increase in working capital deficiency is primarily due to an increase in loan from related parties and from third parties.

Cash Flow from Operating Activities

Our net cash used in operating activities were $561,297 for the year ended December 31, 2021 as compared to $473,534 for the year ended December 31, 2020, an increase of $87,763 or 18.5%. The increase was primarily due to the increased net loss, increased cash outflow in prepaid taxes and advance to suppliers during the year ended December 31, 2021 compared to the year ended December 31, 2020.

Cash Flow from Investing Activities

Our net cash used in investing activities was $20,599 for the year ended December 31, 2021 as compared to $181,531 for the year ended December 31, 2020, a decrease of $160,932 or 88.7%. The decrease was primarily due to the cash receipt from reverse merger, partially offset by the increase in payment for construction in progress and equipment during the year ended December 31, 2021 as compared to the year ended December 31, 2020.

Cash Flow from Financing Activities

Our net cash provided by financing activities were $860,718 for the year ended December 31, 2021 as compared to $591,635 for the year ended December 31, 2020, an increase of $269,083 or 45.5%. The increase was primarily due to the increase in loans from related parties, partially offset by the repayment of short-term bank loan and loans from third parties during the year ended December 31, 2021 compared to the year ended December 31, 2020.

BUSINESS

The following discussion should be read in conjunction with the information about Tengjun contained elsewhere in this prospectus, including the information set forth in Tengjun’s consolidated financial statements and the related notes. Some of the information contained in this section or set forth elsewhere in this prospectus, including information with respect to Tengjun’s plans and strategy for its business, includes forward-looking statements that involve risks and uncertainties. You should read the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion. Unless the context otherwise requires, all references in this subsection to the “Company,” “The Company,” “we,” “us” or “our” refer to the business of Tengjun Biotechnology Corp. and its subsidiaries.

General

China Herb Group Holdings Corporation (the “Company”) was incorporated under the name “Island Radio, Inc.” under the laws of the State of Nevada on June 28, 2010. On December 9, 2019, the Company changed its corporate name to “Tengjun Biotechnology Corp.”

Effective on December 23, 2021 (the “Closing Date”), pursuant to the Share Exchange Agreement, TJX became a wholly-owned subsidiary of the Company. The acquisition of TJX (the “Acquisition”) is treated as a reverse acquisition (the “Reverse Merger”), and the business of TJX became the business of the Company. At the time of the Reverse Merger, the Company was not engaged in any active business.

As a result, we are now, through TJX and other subsidiaries, in the consumer retail industry, producing, distributing and marketing featured dandelion teas and water purifiers in the PRC with the planned expansion in the nutraceutical products in the U.S. market. We cultivate, harvest and process dandelion plants to make black and green dandelion teas in the PRC and our in-house marketing and sales team and outside marketing partners distribute and sell our teas in the PRC. In addition, based on our interactions with a lot of tea drinkers, we realized that a large portion of tea drinkers would prefer using purified water to make their tea. As a result of such observation, our subsidiary KL Water manufactures household water purifiers and leverage our existing marketing and sales team to distribute its various models of water purifiers starting in 2022. In addition, we have contracted a New York-based company, to produce a type of dietary supplement with nicotinamide mononucleotide as one of the key active ingredients, which have been recognized possessing certain health benefits to people in the general scientific communities as described in details below.

Our executive offices are located at East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District, Jinxiang County, Jining City, Shandong Province, China.

Corporate History and Structure

Tengjun was incorporated on June 28, 2010 in the State of Nevada under the name “Island Radio, Inc.” and changed our name to “China Herb Group Holdings Corporation” effective July 17, 2012. On December 9, 2019, the Company changed its corporate name to “Tengjun Biotechnology Corp.”

On June 27, 2012, Eric R. Boyer and Nina Edstrom (collectively, the “Sellers”), who were then the major shareholders of the Company, entered into a Share Purchase Agreement with Chin Yung Kong, Qiuping Lu and Fumin Feng (collectively, the “Purchasers”), pursuant to which the Sellers sold to the Purchasers an aggregate 4,000,000 shares of the common stock of the Company, which represented approximately 93% of the then total issued and outstanding stock of the Company, for a total purchase price of $159,970 (the “Change in Control”). As result of this share purchase transaction, Chin Yung Kong, Qiuping Lu and Fumin Feng became the controlling shareholders of the Company.

The Company’s original business plan was to become a commercial FM radio broadcaster. Subsequently, following the Change in Control, the Company changed its business plan and intended to become a medical and spa company with a focus on Asia. However, after consultation with its professional and business advisors in the United States and the PRC, the Company’s management decided during the third quarter of 2014 that this would no longer be its plan of operations.

Effective on December 23, 2021 (the “Closing Date”), pursuant to the Share Exchange Agreement, Tengjunxiang Cayman became a wholly-owned subsidiary of Tengjun. The acquisition of TJX (the “Acquisition”) is treated as a reverse acquisition, and the business of TJX became the business of the Company. At the time of the Acquisition, Tengjun was not engaged in any active business. As a result of the consummation of the Acquisition on December 23, 2021 as discussed above, TJX became a wholly-owned subsidiary of Tengjun and the business of TJX became the business of Tengjun.

TJX was incorporated on July 19, 2021 under the laws of the Cayman Islands. The authorized capital stock of TJX is 500,000,000 ordinary shares, all of which were issued and outstanding prior to the closing of the Acquisition. Shangdong Tengjunxiang, our operating company, was formed on June 27, 2014, under the laws of China.

The diagram below illustrates our corporate structure following the Acquisition:

Business Strategy

Compared with other teas, dandelion teas enjoy the reputation of having health benefits in China. It is a household concept in China that drinking dandelion teas may clean the consumers’ livers and purifying their digestion system. TJX intends to leverage that deep-rooted concept to market its products to the Chinese consumers.

As of July 1, 2022, we produced two types of teas, green dandelion tea and black dandelion tea with another line of business of manufacturing and selling consumer water purifiers. Our tea products are focused on not only their taste but also their aesthetic presentation and health benefits. In the first quarter of 2022, Tengjun restarted the official marketing and distribution of its consumer products as the COVID-19 related restrictions were alleviated in most parts of PRC during that period. In 2022, we have been offering our products and selected consumer products in China through regional representatives, online stores and wechat marketing.

We have devoted substantial resources to establish the entire dandelion production chain, from research and development, plant cultivation, tea leaves selection, processing, to storing and distributing to the market. Shandong Tengjunxiang was founded in 2014 and has used the seven years to cultivate the dandelion farms, construct its tea manufacturing factory, research and development center and office buildings. Shandong Tengjunxiang has a wholly-owned subsidiary, KL Water, which is in the business of design, develop, and manufacture consumer water purifiers. In addition, Tengjun has been implementing its business development plan in the U.S. to market and distribute nicotinamide mononucleotide related nutraceutical products.

Our goal is to become a leading consumer retail company distributing household brands of dandelion tea, water purifiers and nutraceutical supplements in each city where we operate, by selling the finest quality consumer products and providing customers with premium post-sales services.

Principal Products

Our main products are Mincheng Black Dandelion Tea and Mincheng Green Dandelion Tea, of various packages and sizes. Our subsidiary KL Water focuses on designing, developing and manufacturing consumer water purifiers in Shandong Province and other provinces in China.

In addition to the featured dandelion teas, we are also trying to market and distribute Ejiao (donkey hide gelatin candies), other tea products (including “Puxichun” tea), packed multigrain porridge, and other nutraceutical products all over China.

Production Process

We have two operating campuses, Tengjunxiang Campus I and Tengjunxiang Campus II, and one campus under construction. Tengjunxiang Campus I occupies approximately 52.5 acres of land located in Jining City Food Industry Park. Inside Tengjunxiang Campus I, there is one tea factory of a total 16,000 square meters that produces green dandelion tea and black dandelion tea. TJX’s factory has received the “Quality Management System Certificate,” “Food Safety Management System Certification” and “Environmental Management System Certificate” issued by Beijing Shenghui Certification Service Co., Ltd. Our factory is equipped with two modern tea production lines, three manual tea selection lines, one smart packing line having the capacity of producing 6 tons of green dandelion tea and 3 tons of black dandelion tea on a daily basis.

Our research center has developed modern processing techniques to produce dandelion tea in a cost efficient manner. With respect to green dandelion tea production, the selected fresh tea leaves will go through the following steps: cutting- spreading - transporting- finishing- cooling and transporting- air selecting- spreading again- transporting- stir roasting- drying- and roasting again. We use a different method to produce dandelion black tea, which involves cutting- lining and tuning - transporting- spreading and drying- kneading- cutting- transporting to the work station- fermenting- dehydration- drying- and roasting. Our two tea production lines would require only nine workers in total to monitor and facilitate the production process, which has saved a lot of labor costs compared to the conventional labor-intensive tea production process. On the other hand, each of TJX’s three tea selection lines would require approximately 120 workers to operate in its full capacity.

Competitive Strength

We believe the following competitive strengths will contribute to the future sales growth:

●	Premium Tea Products - TJX can produce high quality dandelion green and red teas on a large scale, which can satisfy customers’ need for freshness, healthiness, and trendiness in all seasons.

●	Focus on Dandelion- TJX has shifted its production focus to dandelion teas with firm belief that the Chinese consumers have unmet demands on dandelion products due to the Chinese herbal medicine concept that dandelion teas have certain health benefits.

●	Cost Performance - Because TJX can produce tea products on a massive scale from the tea factory, TJX offers high-quality teas for competitive prices in the Chinese consumer market.

●	Integrated streamline process- TJX owns and controls the entire tea production line, from growing and farming dandelion leaves (from its own farm and local farms with dandelion purchase arrangements), selecting dandelion leaves, processing dandelion leaves into dandelion teas, packing and storing finished tea products.

●	Dedicated Marketing Team- TJX is building its experienced and skilled marketing and sales team to distribute various products, including its dandelion teas and water purifiers in China.

●	Fast Growing Sales Representatives Network- TJX’s sales team is establishing and expanding its outside sales representatives all over China using direct two-tier marketing method to reach to the consumers in a relative direct manner.

●	Focus on Brand Building- in addition to offline direct marketing, TJX also emphasizes building various brands for the respective types of products it carries.

●	High Quality Post-sales Services- TJX has trained an experienced and knowledgeable customer service team devoted to consumer post-sales services.

Sales and Marketing

We have started the distribution and sales of our products on a commercial scale in the first quarter of 2022. We are providing in-depth training to the sales force about the dandelion tea products, including their health benefits and skills and tips of making dandelion tea. For details, please see “Recent Development” on page 51.

Employees

As of July 1, 2022, we had twenty-three (23) full-time employees who work primarily in Shandong, China. We have employment contracts with all of our full-time employees in accordance with the relevant PRC laws. There are no collective bargaining contracts covering any of our full-time employees. We believe our relationship with our full-time employees is satisfactory. In addition, from time to time, we hire part-time workers and currently we have approximately 100 part-time workers. The sales representatives are independent contractors in our sales network but do not act as our employees.

We have made employee benefit contributions in accordance with relevant Chinese regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and birth insurance. The Company recorded the contribution in the general administration expenses when incurred.

Intellectual Property

We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology and brand names. Monitoring unauthorized use of our products and brands is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology and brand names, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. In addition, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations. See also our discussion of protection of our intellectual property under the “Risk Factors.”

As of July 1, 2022, we, including our subsidiaries, held 19 utility model patents registered in China regarding its water purifiers, all of which are registered under its subsidiary Kanglong.

Patents	Jurisdiction	Valid Period
		From	To	Ownership
A water purifier filter cartridge and special wrench	People’s Republic of China	January 25, 2017	January 24, 2027	KL Water
A new type of filter bucket wrench for household water purification equipment	People’s Republic of China	February 8, 2017	February 7, 2027	KL Water
Alternate water purification device	People’s Republic of China	January 19, 2017	January 18, 2027	KL Water
A water purifier replacement for water cutoff mechanism	People’s Republic of China	March 5, 2017	March 4, 2027	KL Water
A household water purifier filter bucket that is easy to disassemble and assemble	People’s Republic of China	January 25, 2017	January 24, 2027	KL Water
A water purifier head water cutoff assembly	People’s Republic of China	March 1, 2017	February 28, 2027	KL Water
A quick installation water purifier	People’s Republic of China	January 25, 2017	January 24, 2027	KL Water
A faucet water purification device	People’s Republic of China	February 19, 2017	February 18, 2027	KL Water
A water purification device that facilitates disassembly and assembly of filter elements	People’s Republic of China	March 1, 2017	February 28, 2027	KL Water
Water purifier with quick filter replacement	People’s Republic of China	February 13, 2017	February 12, 2027	KL Water
A portable filter replacement water purification device	People’s Republic of China	February 16, 2017	February 15, 2027	KL Water
A roller-curtain water purifier that is easy to replace the filter element	People’s Republic of China	February 16, 2017	February 15, 2027	KL Water
Backwash water purification equipment	People’s Republic of China	January 19, 2017	January 18, 2027	KL Water
A water purifier filter element reciprocating adjustment wrench	People’s Republic of China	January 19, 2017	January 18, 2027	KL Water
A leak-proof household water purifier with dust removal function	People’s Republic of China	January 25, 2017	January 24, 2027	KL Water
A machine frame for noise reduction and dust removal household water purification equipment	People’s Republic of China	February 16, 2017	February 15, 2027	KL Water
A water purifier casing	People’s Republic of China	March 15, 2017	March 14, 2027	KL Water
A kitchen water purifier removal tool	People’s Republic of China	March 15, 2017	March 14, 2027	KL Water
A multifunctional wrench suitable for the disassembly and assembly of various filter barrels	People’s Republic of China	February 8, 2017	February 7, 2027	KL Water

With respect to trademarks, we, through our subsidiaries, owned 13 trademarks as set forth below as of July 1, 2022.

Trademarks	Categories	Jurisdiction	Valid Period
			From	To	Ownership
	Goods and services International Classification: 11	People’s Republic of China	June 28, 2016	June 27, 2026	KL Water
	Goods and services	People’s Republic of China	September 14, 2015	September 13, 2025	TJX
	Goods and services International Classification: 5; 30-31; 35	People’s Republic of China	October 14, 2019	October 13, 2029	TJX
	Goods and services International Classification: 35	People’s Republic of China	November 28, 2019	November 27, 2029	TJX
	Goods and services International Classification: 30-31	People’s Republic of China	August 28, 2019	August 27, 2029	TJX
	Goods and services International Classification: 35	People’s Republic of China	November 7, 2019	November 6, 2029	TJX
	Goods and services International Classification: 5	People’s Republic of China	December 7, 2018	December 6, 2028	TJX
	Goods and services International Classification: 30	People’s Republic of China	June 7, 2020	June 7, 2030	TJX
	Goods and services	People’s Republic of China	September 14, 2015	September 13, 2025	TJX
	Goods and services International Classification: 30-31	People’s Republic of China	March 14, 2019	March 13, 2029	TJX
	Goods and services International Classification: 35	People’s Republic of China	October 14, 2019	October 13, 2029	TJX
	Goods and services International Classification: 5	People’s Republic of China	August 21, 2017	August 20, 2027	TJX
	Goods and services International Classification: 42	People’s Republic of China	March 21, 2021	March 20, 2031	TJX

As of July 1, 2022, we, through our subsidiaries, owned the following copyrights.

Copyrights	Jurisdiction	Valid Period
		From	To	Ownership
Xin Yuan Le Pai Yun cash register system software v1.0	People’s Republic of China	June 29, 2020	N/A	TJX
Xin Yuan Le Pai Photographing Software	People’s Republic of China	June 1, 2020	N/A	TJX

Insurance

As required by laws and regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments, including housing, pension, medical insurance and unemployment insurance programs. Shandong Tengjunxiang is required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of its employees, up to a maximum amount specified by the local government from time to time. As of the date of this report, all of our full-time employees are fully covered by those employee social security plans.

Seasonality

The sale of our dandelion teas (including green and black dandelion teas) is not subject to seasonality in China, however, the sales of consumer water purifiers are. The period from March to October is the peak season for the sales of water purifiers, whereas the rest of a year is the off-season. Shandong Tengjunxiang is focusing on marketing and sales of its dandelion teas as the featured products for the entire company.

Research and Development

Producing Dandelion Teas- with our researchers and skilled technical consultants, Shandong Tengjunxiang has developed and put into commercial production two modern tea production lines, one for green dandelion tea and one for black dandelion tea, both of which have greatly enhanced the efficiency of making dandelion teas. Our research and development center is dedicated to exploring more health benefits from dandelion plants and producing more commercially appealing products. In addition, our research and development team plans to start the research on the dandelion root extraction methods to obtain bioactive peptides with the funds to be raised in this offering.

Impacts of COVID-19

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and confirmed cases were also reported in other parts of the world. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

Since the outbreak of COVID-19 in China, our employees and contractors in Shandong province were not allowed to leave their residences due to the temporary PRC restrictions for more than two months in early 2020, which in turn practically led to zero production and sales of dandelion teas and water purifiers during such period. Then in 2021, we faced a second round of COVID-19 in Shandong province. Due to the restrictions on travel and in-person meetings in our region by which the local government attempted to contain the spread of COVID-19, our marketing and sales team and independent sales representatives could not sell any tea products or water purifiers in 2021, which were stored in our warehouse during the year of 2021. Our business and operations have been adversely affected by the COVID-19 pandemic, as have the consumer markets. The COVID-19 pandemic has caused and continues to cause significant business and financial markets disruption worldwide and there is significant uncertainty around the duration of this disruption and its ongoing effects on our business.

As COVID-19 has subdued in the past few months in China, we have resumed regular business operations since first quarter 2022. While our sales revenue rebounded in the three months ended March 31, 2022, our management believes the sales revenue in the that quarter could have been higher if not for the COVID-19 pandemic.

We continue to closely monitor the situation and the effects on our business and operations. We do not yet know the full extent of potential impacts on our business and operations. Given the uncertainty, we cannot reasonably estimate the COVID-19 impact on our future results of operations, cash flows or financial condition.

Recent Development

As the COVID-19 related restrictions gradually reduced in the PRC and U.S., we have fully resumed the production of our tea products and our marketing and sales department has assembled a significant sales contractors of over 1.3 million sales representatives throughout twenty-three (23) provinces and the cities of Beijing, Shanghai, Tianjin, and Chongqing in the PRC. Our sales network reached the following provinces and direct administered municipalities: Zhejiang Province (approximately 80,000 sales representatives), Jiangsu Province (approximately 100,000 sales representatives), Guangdong Province (approximately 100,000 sales representatives), Sichuan Province (approximately 50,000 sales representatives), Henan Province (approximately 80,000 sales representatives), Hubei Province (approximately 50,000 sales representatives), Fujian Province (approximately 70,000 sales representatives), Hunan Province (approximately 60,000 sales representatives), Shanghai (approximately 30,000 sales representatives), Shanxi Province (approximately 30,000 sales representatives), Hebei Province (approximately 50,000 sales representatives), Beijing (approximately 50,000 sales representatives), Anhui Province (approximately 60,000 sales representatives), Liaoning Province (approximately 20,000 sales representatives), Chongqing (approximately 60,000 sales representatives), Jiangxi Province (approximately 40,000 sales representatives), Yunnan Province (approximately 10,000 sales representatives), Jilin Province (approximately 20,000 sales representatives), Tianjin (approximately 30,000 sales representatives), Heilongjiang Province (approximately 15,000 sales representatives), Gansu Province (approximately 17,000 sales representatives), Xinjiang Uygur Autonomous Region (approximately 15,000 sales representatives), Guizhou Province (approximately 13,000 sales representatives), Hainan Province (approximately 7,000 sales representatives), Ningxia Hui Autonomous Region (approximately 12,000 sales representatives), Inner Mongolia Autonomous Region (approximately 10,000 sales representatives), and Shandong Province (approximately 300,000 sales representatives).

Given the swift establishment of our sales network in 2022, we have achieved $55.6 million in gross sales revenue during the first half of 2022 as compared to no revenue in the six months ended June 30, 2021.

In addition, the Company is implementing its plans to market and distribute dietary supplements featured nicotinamide mononucleotide as one of the key ingredients. Nicotinamide Mononucleotide (“NMN”) is a nucleotide derived from ribose and nicotinamide. Nicotinamide is a form of vitamin B3, Niacin, and is often used as a dietary supplement and medication. NMN research has found that it may be a productive anti-aging agent. On May 13, 2022, Tengjun engaged with We Do Private Label LLC (“WDPL”), a manufacturing company in New York, for the production of the dietary supplements featured NMN.

Property

Our headquarters are located at East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District, Jinxiang County, Jining City, Shandong Province, China. Through TJX, we own two operating campuses, including two office buildings (one 9-floor office building and one 3-floor conference building), two warehouses (one for storing water purifiers and one for tea), dandelion farms and one tea factory of a total of 16,000 square meters.

Government Regulations

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

●	Regulations on Production

In February 1993, the Standing Committee of the National People’s Congress passed the “Product Quality Law of the People’s Republic of China”, which was amended three times in July 2000, August 2009 and December 2018. The law stipulates that enterprises are prohibited from producing and selling industrial products that do not meet the standards and requirements for safeguarding human health and personal or property safety. Producers and sellers shall establish and improve internal product quality management systems and assume responsibility for product quality in accordance with the law.

The Regulations of the People’s Republic of China on the Administration of Production License for Industrial Products was passed in June 2005 and have been implemented since September 2005. The regulations stipulate that products listed in the catalogue shall apply for a production license to the local competent department. The production license is valid for 5 years. The enterprise shall ensure that the product quality is stable and qualified, and submit reports to the competent authority on a regular basis. The “Measures for the Implementation of the Regulations of the People’s Republic of China on the Administration of Production License for Industrial Products ” was reviewed and approved by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China in April 2014, detailing the relevant regulations on industrial production licenses and legal liabilities.

In June 2002, the Standing Committee of the National People’s Congress passed the “Production Safety Law of the People’s Republic of China”, which was amended three times in August 2009, August 2014, and June 2021. The “Production Safety Law” clarifies that companies should strengthen safety production management, establish and improve all-employee safety production responsibility systems and safety production rules and regulations, increase safety production funds, materials, technology, and staff input, and improve safe production conditions. The State implements a system of investigating the responsibility for production safety accidents.

In November 2011, the Ministry of Health of the People’s Republic of China issued the “GB 9684-2011 National Food Safety Standard-Stainless Steel Products”, which is applicable to food containers and food production and operation tools and equipment made of stainless steel as the main body. The Ministry of Health has studied the migration of heavy metals in different types of stainless steel and revised the restriction standards to strictly control food safety risks.

●	Regulations on Foreign Investment in China

The establishment, operation, and management of companies in China are governed by the PRC Company Law, as amended in 2005, 2013, and 2018. The PRC Company Law applies to both PRC domestic companies and foreign-invested companies. The direct or indirect investment activities of a foreign investor shall be governed by the PRC Foreign Investment Law and its implementation rules. The PRC Foreign Investment Law is promulgated by the National People’s Congress on March 15, 2019, and was effective on January 1, 2020, which replaced the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law, and the PRC Wholly Foreign-owned Enterprise Law. The Foreign Investment Law adopts the administrative system of pre-entry national treatment along with a negative list for foreign investments, establishing the basic framework for the access to, and the promotion, protection, and administration of foreign investments in view of investment protection and fair competition.

Pursuant to the Foreign Investment Law, “foreign investments” refers to any direct or indirect investment activities conducted by any foreign individual, enterprise, or organization (collectively referred to as “foreign investors”) in the PRC, which includes any of the following circumstances: (i) foreign investors establishing foreign-invested enterprises, or FIEs, in the PRC solely or jointly with other investors; (ii) foreign investors acquiring shares, equity interests, property portions or other similar rights and interests thereof within the PRC; (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors; and (iv) other forms of investments as defined by laws, regulations, or as otherwise stipulated by the State Council. According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The Foreign Investment Law provides that foreign investors shall not invest in the “prohibited” industries and shall meet certain requirements as stipulated under the Negative List for investing in “restricted” industries.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, (i) that local governments shall abide by their commitments to the foreign investors; (ii) FIEs are allowed to issue stock and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; (iii) mandatory technology transfer is prohibited; and (iv) the capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within the PRC, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or FIEs should assume legal liabilities for failing to report investment information in accordance with the requirements. Furthermore, the Foreign Investment Law provides that FIEs established prior to the effectiveness of the Foreign Investment Law may maintain their legal form and structure of corporate governance within five years after January 1, 2020.

On December 26, 2019, the State Council further issued the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020, and replaced the Regulations on Implementing the PRC Equity Joint Venture Law, Provisional Regulations on the Duration of PRC Equity Joint Venture Law, the Regulations on Implementing the PRC Cooperative Joint Venture Law, and the Regulations on Implementing the PRC Wholly Foreign-owned Enterprise Law. The Regulations on Implementing the PRC Foreign Investment Law restates certain principles of the Foreign Investment Law and further provides that, among others, (i) if an FIE established prior to the effective date of the Foreign Investment Law fails to adjust its legal form or governance structure to comply with the provisions of the Companies Law of the PRC or the Partnership Enterprises Law of the PRC, as applicable, and complete amendment registration before January 1, 2025, the enterprise registration authority will not process other registration matters of the FIE and may public such non-compliance thereafter; and (ii) the provisions regarding equity interest transfer and distribution of profits and remaining assets as stipulated in the contracts among the joint venture parties of an FIE established before the effective date of the Foreign Investment Law may, after adjustment of the legal form and governing structure of such FIE, remain binding upon the parties during the joint venture term of the enterprise.

On December 27, 2021, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce promulgated the Special Administrative Measures for Access of Foreign Investment (Negative List) (2021 Edition), or the 2021 Negative List, which came into effect on January 1, 2022. In addition, the NDRC and the Ministry of Commerce promulgated the Encouraged Industry Catalogue for Foreign Investment (2020 Edition), or the 2020 Encouraged Industry Catalogue, which was promulgated on December 27, 2020, and came into effect on January 27, 2021. Industries not listed in the 2021 Negative List are generally open for foreign investments unless specifically restricted by other PRC laws. The establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority equity interests in such joint ventures. In addition, foreign investment in projects in a restricted category is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

Pursuant to the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises promulgated by the Ministry of Commerce on October 8, 2016, and amended in 2017 and 2018, establishment and changes of FIEs not subject to approvals under the special entry management measures shall be filed with the relevant commerce authorities. However, as the PRC Foreign Investment Law has taken effect, the Ministry of Commerce and the State Administration for Market Regulation, or the SAMR, jointly approved the Foreign Investment Information Report Measures on December 19, 2019, which has been in effect since January 1, 2020. According to the Foreign Investment Information Report Measures, which repealed the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises, foreign investors or FIEs shall report their investment-related information to the competent local counterparts of the Ministry of Commerce through Enterprise Registration System and National Enterprise Credit Information Notification System.

●	Regulations on Intellectual Property Rights

Patent Law

Pursuant to the Patent Law of the PRC, or the Patent Law, promulgated by the SCNPC on March 12, 1984, as later amended on October 17, 2020, and became effective on June 1, 2021, and the Implementation Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001, and later amended on January 9, 2010, there are three types of patents in the PRC: invention patent, utility model patent and design patent. The protection period is 20 years for invention patents and 10 years for utility model patents and design patents, commencing from their respective application dates. Any individual or entity that utilizes a patent or conducts any other activity in infringement of a patent without prior authorization of the patentee shall pay compensation to the patentee and is subject to a fine imposed by relevant administrative authorities and, if constituting a crime, shall be held criminally liable in accordance with the law. In the event that a patent is owned by two or more co-owners without an agreement regarding the distribution of revenue generated from the exploitation of any co-owner of the patent, such revenue shall be distributed among all the co-owners.

Existing patents can become narrowed, invalid or unenforceable due to a variety of grounds, including lack of novelty, creativity, and deficiencies in patent application. In China, a patent must have novelty, creativity and practical applicability. Under the Patent Law, novelty means that before a patent application is filed, no identical invention or utility model has been publicly disclosed in any publication in China or overseas or has been publicly used or made known to the public by any other means, whether in or outside of China, nor has any other person filed with the patent authority an application that describes an identical invention or utility model and is recorded in patent application documents or patent documents published after the filing date. Creativity means that, compared with existing technology, an invention has prominent substantial features and represents notable progress, and a utility model has substantial features and represents any progress. Practical applicability means an invention or utility model can be manufactured or used and may produce positive results. Patents in China are filed with the State Intellectual Property Office, or SIPO. Normally, the SIPO publishes an application for an invention patent within 18 months after the filing date, which may be shortened at the request of applicant. The applicant must apply to the SIPO for a substantive examination within 3 years from the date of application.

Regulations on Copyrights

The PRC Copyright Law, which became effective on June 1, 1991 and amended in 2001, 2010 and 2020, provides that Chinese citizens, legal persons, or other organizations own copyrights in their copyrightable works, whether published or not, which include, works of literature, art, natural science, social science, engineering technology, and computer software. Copyright owners enjoy certain legal rights, including right of publication, right of authorship, and right of reproduction. The Copyright Law as revised in 2010 extends copyright protection to internet activities, products disseminated over the internet, and software products. In addition, the Copyright Law provides for a voluntary registration system administered by the China Copyright Protection Center. Pursuant to the Copyright Law, an infringer of a copyright is subject to various civil liabilities, which include ceasing infringement activities, apologizing to the copyright owners, and compensating the loss of the copyright owners. Infringers of copyrights may also be subject to fines and/or administrative or criminal liabilities in severe situations.

Pursuant to the Computer Software Copyright Protection Regulations promulgated by the State Council on December 20, 2001 and amended in 2013, the software copyright owner may go through the registration formalities with a software registration authority recognized by the State Council’s copyright administrative department. The software copyright owner may authorize others to exercise that copyright and is entitled to receive remuneration.

Trademark Law

Trademarks are protected under the PRC Trademark Law, which was adopted on August 23, 1982 and subsequently amended in 1993, 2001, 2013, and 2019, and the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and most recently amended in 2014. The Trademark Office under the State Administration for Market Regulation (formally known as the State Administration for Industry and Commerce) handles trademark registrations. The Trademark Office grants a ten-year term to registered trademarks and the term may be renewed for another ten-year period upon request by the trademark owner. A trademark registrant may license its registered trademarks to another party by entering into trademark license agreements, which must be filed with the Trademark Office for the record. As with patents, the Trademark Law has adopted a first-to-file principle with respect to trademark registration. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such a trademark application may be rejected. Any person applying for the registration of a trademark may not infringe on existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such other party’s use.

Regulations on Domain Names

The MIIT promulgated the Measures on Administration of Internet Domain Names on August 24, 2017, which became effective on November 1, 2017 and replaced the Administrative Measures on China Internet Domain Names promulgated by the MIIT on November 5, 2004. Pursuant to these measures, the MIIT oversees the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names must provide the true, accurate, and complete information of their identities to domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedure.

●	Regulations on Foreign Exchange

General Administration of Foreign Exchange

Under the PRC Foreign Currency Administration Rules promulgated on January 29, 1996 and most recently amended in 2008 and various regulations issued by the State Administration of Foreign Exchange, or SAFE, and other relevant PRC government authorities, Renminbi is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside China for capital account items, such as direct equity investments, loans, and repatriation of investment, requires the prior approval from SAFE or its local branch.

Payments for transactions that take place in China must be made in Renminbi. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same abroad. FIEs may retain foreign exchange proceeds in accounts with designated foreign exchange banks under the current account items subject to a cap set by SAFE or its local branch. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, which was promulgated on November 19, 2012, became effective on December 17, 2012, and was further amended in 2015, approval of SAFE is not required for opening a foreign exchange account and depositing foreign exchange proceeds into the accounts relating to the direct investments. This circular also simplifies foreign exchange-related registration required for foreign investors to acquire equity interests of PRC companies and further improves the administration on foreign exchange settlement for FIEs.

The Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015 and was amended in 2019, cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration. Pursuant to the SAFE Circular 13, when setting up a new FIE, investors should register with banks for direct domestic investment and direct overseas investment.

The Circular on Reforming the Management Approach Regarding the Settlement of Foreign Capital of Foreign-Invested Enterprise, which was promulgated on March 30, 2015, became effective on June 1, 2015, and was amended on December 30, 2019, provides that an FIE may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to this circular: FIEs are allowed to settle 100% of their foreign exchange capital on a discretionary basis; an FIE should truthfully use its capital for its own operational purposes within the scope of its business; and where an ordinary FIE makes a domestic equity investment with the amount of foreign exchanges settled, the FIE must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

The Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, which was promulgated and became effective on June 9, 2016, provides that enterprises registered in China may also convert their foreign debts from foreign currency into Renminbi on a self- discretionary basis. This circular also provides an integrated standard for conversion of foreign currency under capital account items (including, but not limited to, foreign currency capital and foreign debts) on a self-discretionary basis, which applies to all enterprises registered in China.

On January 26, 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including: (i) banks should check board resolutions regarding profit distribution, the original version of tax filing records, and audited financial statements pursuant to the principle of genuine transactions; and (ii) domestic entities should hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to this circular, domestic entities should make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts, and other proof when completing the registration procedures in connection with an outbound investment.

On October 25, 2019, SAFE promulgated the Notice for Further Advancing the Facilitation of Cross-border Trade and Investment, which, among other things, allows all FIEs to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since this circular is newly promulgated, it is unclear how SAFE and competent banks will carry it out in practice.

Based on the foregoing, if we intend to provide funding to our wholly or majority foreign-owned subsidiaries through capital injection at or after their establishment, we must register the establishment of and any follow-on capital increase in our wholly or majority foreign-owned subsidiaries with the SAMR or its local counterparts, file such via the enterprise registration system, and register such with the local banks for the foreign exchange-related matters.

Loans by the Foreign Companies to Their PRC Subsidiaries

A loan made by foreign investors as shareholders in an FIE is considered foreign debt in China and is regulated by various laws and regulations, including the PRC Regulation on Foreign Exchange Administration, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debt Tentative Provisions, the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of Foreign Debt, and the Administrative Measures for Registration of Foreign Debt. Under these rules and regulations, a shareholder loan in the form of foreign debt made to a PRC entity does not require the prior approval of SAFE. However, such foreign debt must be registered with and recorded by SAFE or its local branches within fifteen business days after entering into the foreign debt contract. Pursuant to these rules and regulations, the balance of the foreign debts of an FIE cannot exceed the difference between the total investment and the registered capital of the FIE.

On January 11, 2017, the People’s Bank of China, or the PBOC, promulgated the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9. Pursuant to PBOC Notice No. 9, within a transition period of one year from January 12, 2017, FIEs may adopt the currently valid foreign debt management mechanism, or the mechanism as provided in PBOC Notice No. 9, at their own discretions. PBOC Notice No. 9 provides that enterprises may conduct independent cross-border financing in Renminbi or foreign currencies as required. Pursuant to PBOC Notice No. 9, the outstanding cross-border financing of an enterprise (the outstanding balance drawn, here and below) will be calculated using a risk-weighted approach and cannot exceed certain specified upper limits. PBOC Notice No. 9 further provides that the upper limit of risk-weighted outstanding cross-border financing for an enterprise is 200% of its net assets, or the Net Asset Limits. Enterprises must file with SAFE in its capital item information system after entering into the relevant cross-border financing contracts and prior to three business days before drawing any money from the foreign debts.

Based on the foregoing, if we provide funding to our wholly or majority foreign-owned subsidiaries through shareholder loans, the balance of such loans (i) cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with SAFE or its local branches in the event that the currently valid foreign debt management mechanism applies, or (ii) will be subject to the risk-weighted approach and the Net Asset Limits and we will need to file the loans with SAFE in its information system in the event that the mechanism as provided in PBOC Notice No. 9 applies. Pursuant to PBOC Notice No. 9, after a transition period of one year from January 11, 2017, the PBOC and SAFE would determine the cross-border financing administration mechanism for the FIEs after evaluating the overall implementation of PBOC Notice No. 9. As of the date hereof, neither the PBOC nor SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard. It is uncertain which mechanism will be adopted by the PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries.

Offshore Investment

Under the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, which is defined as an offshore enterprise directly established or indirectly controlled by PRC residents for investment and financing purposes, with the enterprise assets or interests PRC residents hold in China or overseas. The term “control” means to obtain the operating rights, right to proceeds, or decision-making power of a special purpose vehicle through acquisition, trust, holding shares on behalf of others, voting rights, repurchase, convertible bonds, or other means. An amendment to registration or subsequent filing with the local SAFE branch by such PRC residents is also required if there is any change in the basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-Trip Investment regarding the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014, as an attachment of SAFE Circular 37.

We may not be fully informed of the identities of all our shareholders or beneficial owners who are PRC residents, and therefore, we may not be able to identify all our shareholders or beneficial owners who are PRC residents to ensure their compliance with SAFE Circular 37 or other related rules. In addition, we cannot provide any assurance that all of our shareholders and beneficial owners who are PRC residents will comply with our request to make, obtain or update any applicable registrations or comply with other requirements required by the SAFE Circular 37 or other related rules in a timely manner. Under the relevant rules, failure to comply with the registration procedures set forth in SAFE Circular 37 may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliates, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

●	Regulations on Dividend Distributions

The principal laws and regulations regulating the distribution of dividends by FIEs in China include the PRC Company Law, as amended in 2004, 2005, 2013, and 2018, and the 2019 PRC Foreign Investment Law and its Implementation Rules. Under the current regulatory regime in China, FIEs in China may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital, unless laws regarding foreign investment provide otherwise. A PRC company cannot distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

●	Regulations on Taxation

Enterprise Income Tax

On March 16, 2007, the National People’s Congress promulgated the PRC Enterprise Income Tax Law, which was amended on February 24, 2017 and December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the Enterprise Income Tax Law, which became effective on January 1, 2008 and was amended on April 23, 2019. Under the Enterprise Income Tax Law and the relevant implementing regulations, both resident enterprises and non-resident enterprises are subject to tax in China. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within China. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside China, but have established institutions or premises in China, or have no such established institutions or premises but have income generated from inside China. Under the Enterprise Income Tax Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in China, or if they have formed permanent establishments or premises in China but there is no actual relationship between the relevant income derived in China and the established institutions or premises set up by them, withholding income tax is set at the rate of 10% with respect to their income sourced from inside the PRC.

Value-Added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, became effective on January 1, 1994, and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) were promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended in 2008 and 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC are value-added tax, or VAT, taxpayers. On March 20, 2019, the Ministry of Finance, the State Administration of Taxation, or SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepening the Reform of Value-Added Tax. Pursuant to this announcement, the generally applicable VAT rates are simplified as 13%, 9%, 6%, and 0%, which became effective on April 1, 2019, and the VAT rate applicable to small-scale taxpayers is 3%. If a small-scale taxpayer’s total monthly sales amount does not exceed RMB100 thousand and its quarterly sales volume does not exceed RMB300 thousand, the VAT will be exempted.

Dividend Withholding Tax

The Enterprise Income Tax Law and its implementation rules provide that since January 1, 2008, an income tax withholding rate of 10% will normally apply to dividends declared to non-PRC resident investors that do not have an establishment or place of business in China, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within China.

Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have met the relevant conditions and requirements under this arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Pursuant to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by SAT and became effective on April 1, 2018, when determining the applicant’s status as the “beneficial owner” regarding tax treatment in connection with dividends, interest, or royalties in the tax treaties, several factors, including, without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant any tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and such factors will be analyzed according to the actual circumstances of the specific cases.

Tax on Indirect Transfer

On February 3, 2015, SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non PRC Resident Enterprises, or Bulletin 7. Pursuant to Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” in the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have a real commercial nature which is evidenced by their actual function and risk exposure. Pursuant to Bulletin 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares are acquired on a public stock exchange. On October 17, 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non- resident Enterprise Income Tax at Source, or Bulletin 37, which was amended by the Announcement of the State Administration of Taxation on Revising Certain Taxation Normative Documents issued on June 15, 2018 by SAT. Bulletin 37 further elaborates the relevant implemental rules regarding the calculation, reporting, and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of Bulletin 7. Bulletin 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, are involved.

●	Regulations on Employment

Labor Contract Law

The PRC Labor Contract Law, which became effective on January 1, 2008 and amended in 2012, primarily aims at regulating rights and obligations of employment relationships, including the establishment, performance, and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts must be executed in writing if labor relationships are to be or have been established between employers and employees. Employers are prohibited from forcing employees to work above certain time limits and employers must pay employees for overtime work in accordance with national regulations. In addition, employees’ wages must not be lower than local standards on minimum wages and must be paid to employees in a timely manner.

Social Insurance

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004 and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Old-Aged Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999, and the PRC Social Insurance Law implemented on July 1, 2011 and amended on December 29, 2018, employers are required to provide their employees in China with welfare benefits covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, and medical insurance. These payments are made to local administrative authorities. Any employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a prescribed time limit and be subject to a late fee. If the employer still fails to rectify the failure to make the relevant contributions within the prescribed time, it may be subject to a fine ranging from one to three times the amount overdue. On July 20, 2018, the General Office of the State Council issued the Plan for Reforming the State and Local Tax Collection and Administration Systems, which stipulated that SAT will become solely responsible for collecting social insurance premiums.

Housing Fund

In accordance with the Regulations on the Administration of Housing Funds, which was promulgated by the State Council in 1999 and amended in 2002 and 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

Legal Proceedings

We are not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of our business. None of our directors, officers or affiliates are involved in a proceeding adverse to our business or have a material interest adverse to our business.

MANAGEMENT

Below are the names and certain information regarding the Company’s executive officers and directors.

Directors and Executive Officers	Age	Position / Title
Xianchang Ma(1)	48	Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”) and Chairman of the Board
Suzhen Zhang	67	Director
Huaping Lu	55	Director

(1)	Simultaneous to the closing of the Acquisition, on December 23, 2021, Qiuping Lu submitted her letter of resignation to resign as the director, CEO, CFO and any other positions she held with the Company and Xianchang Ma has been appointed as CEO and CFO by the Board of the Company.

Xianchang Ma, age 48, established a company named Jinan Tengiun Biological Technology Co., Ltd in 2014. Over the years, Mr. Ma has devoted himself to enterprise management and has abundant corporate management experience. In 2015, he returned to the county of Jinxiang and founded Kanglong. On November 22, 2011, he established the company named Jinan Kanglong Environmental Protection Technology Co., Ltd. From 2009 to 2011, Mr. Ma served as Marketing and Sales Director of Shijiazhuang Shikang Fuchang Technology Co., Ltd. From 2007 to 2009, he was the sales clerk of Shenzhen Rongge Company. And from 1994 to 2007, Mr. Ma was self-employed.

Suzhen Zhang, age 67, has served as the executive manager of Tengjun Biotechnology Corp. since 2015. From 2004 to 2014, Ms. Zhang was the chairman and General Manager of Nanjing Zhuoren Communication Co., Ltd. From 1997 to 2002, she was the Director of Jiangyan Telecommunication Bureau. In 1996, Ms. Suzhen Zhang served as Director of Taizhou Telecommunication Bureau. In 1989, Ms. Zhang was chief of the Unit of Taizhou Telecommunication Bureau. In the year of 1971, Ms. Zhang started to do maintenance work at Jiangsu Jiangyan Telecommunication Bureau.

Huaping Lu, age 55, has served as the operating manager of Tengjun Biotechnology Corp. since 2011. From 1996 to 2010, she was the owner of Changzhou Jianding Shopping Mall. From 1990 to 1995, she was the accountant of Changzhou Chashan Shopping Center. Mrs. Huaping Lu graduated from Changzhou LiuGuoJun Polytech majoring in accounting in 1989.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

Huaping Lu is a sibling of Qiuping Lu, the former CEO, CFO, director, and shareholder holding more than 10% of the issued and outstanding shares of the Company.

Board Committees and Director Independence

We do not have standing audit, compensation and corporate governance committees, or committees performing similar functions. Our Board, as a whole, handles the matters usually addressed by such committees. Our director Xianchang Ma is also the sole executive officer of the Company. Our Board does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost of retaining such a financial expert at this time is prohibitive.

At this time, we have not adopted corporate governance guidelines, a code of business conduct, a code of ethics or a related party transaction policy. We anticipate that as we engage in a business combination and commence operations, we will implement appropriate corporate governance structures to comply with SEC and/or stock exchange requirements that would be applicable to us at such time.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee and the entire Board serves the functions of the compensation committee. The Board reviews the compensation of each executive officer of the Company.

Committees of the Board of Directors

We do not have standing audit, compensation and corporate governance committees, or committees performing similar functions. Our Board, as a whole, handles the matters usually addressed by such committees. Our director Xianchang Ma is also the sole executive officer of the Company. Our Board does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost of retaining such a financial expert at this time is prohibitive.

Code of Business Conduct and Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

EXECUTIVE COMPENSATION

No compensation has been paid to our officers during the years ended December 31, 2021 and 2020. We have no current plans to begin paying our officers any compensation until our business becomes operational.

Director Compensation

No compensation has been paid to our directors during the years ended December 31, 2021 and 2020. We have no current plans to begin paying our directors any compensation until our business becomes operational.

Employment Agreements

We have not entered into any employment agreements with any of our executive officers or directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Board Leadership Structure and Role in Risk Oversight

As of October 21, 2022, the Board of Directors is comprised of three (3) members, one of whom is also the executive officer. As a result, there is a lack of independent oversight of the management team, lack of independent review of our operating and financial results, and lack of independent review of disclosures made by us.

Compensation Committee Report

We currently do not have a compensation committee and our Board performs the functions that would have been performed by a compensation committee. Our board of directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the board of directors recommended that the Compensation Discussion and Analysis be included in this current report.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The related party of the company with whom transactions are reported in these financial statements are as follows:

Name of Individual	Relationship with the Company
Xianchang Ma	Major shareholder, CEO, director of the Company
Liuhong Liu	Beneficial owner of the Company’s common stock
Pan Shi	Beneficial owner of the Company’s common stock
Jin Tian	Beneficial owner of the Company’s common stock
Qiuping Lu	Shareholder, former director and CEO

Due from related party:

	June 30,	December 31,
	2022	2021
Pan Shi	$1,493	-
	$1,493	$-

Due to related parties:

	June 30,	December 31,
	2022	2021
Xianchang Ma	$13,996,198	$15,193,647
Qiuping Lu	58,531	328,869
Liuhong Liu	-	5,619
Pan Shi	319	3,055
Jin Tian	65	68
	$14,055,113	$15,531,258

Due to related parties represent advances from its related parties for the Company’s payment for construction, purchase of equipment, and daily operating expenses. The balances are unsecured, non-interest bearing, and payable on demand.

Director Independence

No member of management is required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officers and directors in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his or her fiduciary duties to us.

The OTCQB tier of the OTC Markets, where our common stock is quoted under the trading symbol “TJBH”, does not have any director independence requirements. In determining whether our directors are independent, we refer to Nasdaq Stock Market Rule 4200(a)(15). Based on these criteria, we have determined that Suzhen Zhang who served in that capacity at any time during 2021 met the independence requirements of the Nasdaq Stock Market as currently in effect.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of October 18, 2022, with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of Common Stock listed below. For each individual and group included in the table below, percentage ownership is calculated by dividing (a) the number of shares of Common Stock beneficially owned by such person or group by (b) the sum of the shares of Common Stock outstanding as of October 18, 2022, plus the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after October 18, 2022. The address for each individual listed below is: East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District, Jinxiang County, Jining City, Shandong Province, China, unless otherwise noted.

As of October 18, 2022, we had 96,309,169 shares of the Common Stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Common Shares	Common Stock Percentage (%)	Total Voting Power (%)

Directors and Executive Officers
Xianchang Ma(2)	16,000,000	16.6%	16.6%
Suzhen Zhang	5,100,000	5.3%	5.3%
Huaping Lu	965,100	1.0%	1.0%
Directors and officers as a group (3 persons)	22,065,100	22.9%	22.9%
5% or more owners
Fumin Feng	5,000,000	5.2%	5.2%
Zhenguo Li	5,000,000	5.2%	5.2%
Qiuping Lu(3)	19,000,000	19.7%	19.7%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is East Jinze Road and South Huimin Road, Food Industry Economic and Technology Development District, Jinxiang County, Jining City, Shandong Province, China. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them.

(2)	Including 2,500,000 shares of Common Stock held under Xianchang Ma and 13,500,000 held under Min Xing Biotechnology Ltd., a British Virgin Islands company solely owned by Xianchang Ma.

(3)	With the address of 527 Siltstone Place, Cary, NC 27519.

DISTRIBUTION

We are offering a minimum of 3,000,000 shares of Common stock and a maximum of 15,000,000 shares of Common Stock in this offering at an assumed price of $1.00 per share. We do not intend to close our offering unless we sell at least a minimum number of the shares of common stock at the price per share set forth above. The Company’s offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount is raised, (ii) one hundred and eighty (180) days from the effective date of this prospectus, or the expiration date, (iii) the date on which this offering is terminated by the Company in its sole discretion prior to the expiration date, or (iv) upon raising the maximum offering amount. If we can successfully raise the minimum offering amount within the offering period, the proceeds from our offering will be released to us after deducting certain banking escrow fees. Until the offering terminates or is consummated, the proceeds of the offering will be payable to the Company’s Escrow Account in the United States at Bank of America, maintained solely for the purposes of this offering until the minimum offering amount is raised or the offering is terminated. In the future, we may apply to list our Common Stock on a national stock exchange; however, there is no assurance that in the event we do apply to list our Common Stock, our application will be approved.

In determining the offering price of the shares of Common Stock, we have considered a number of factors including, but not limited to, the current market price of our Common Stock, trading prices of our Common Stock over time, the illiquidity and volatility of our Common Stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the Common Stock will remain fixed for the duration of the offering. The offering price for the Common Stock sold in this offering may be higher or less than the market price for our Common Stock.

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly to the public with no commission or other remuneration payable to him for any shares of Common Stock that are sold by him. We may also engage registered broker-dealers to offer and sell the Common Stock (collectively, the “Placement Agents”). We may pay any such registered persons who make such sales a commission of up to a certain percentage of the aggregate purchase price of the shares sold by such Placement Agent in this offering and issue to the Placement Agent a warrant to purchase such number of shares of our Common Stock in an amount not to exceed certain percentage of the number of shares of Common Stock sold by such Placement Agent in this offering, subject to the compliance with the maximum allowable fees under applicable, rules and regulations including the rules of the Financial Industry Regulatory Authority (“FINRA”) and the foreign equivalent agencies where the Placement Agent is regulated.  However, we have not entered into any underwriting or agent agreement, arrangement or understanding for the sale of the securities being offered pursuant to this prospectus. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreements to prospective investors. Any Placement Agent engaged by us for this offering would only be compensated based on the aggregate purchase price of the shares of Common Stock sold by such Placement Agent in this offering.

This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. We may terminate this offering prior to the expiration date. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act, at the time of their participation; and

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates may purchase common shares in this offering.

Investors interested in subscribing for the shares of Common Stock in this offering must complete and deliver to the Company a completed subscription agreement to the address provided in the subscription agreement. Upon receipt of the completed subscription agreement, the Company will inform the investor that it has accepted the subscription and send prompt notification of this acceptance if the Company decides to accept the subscription. Then the investor should deliver the purchase price for the number of shares being purchased by wire transfer in immediately available funds using the wire transfer instructions provided in the subscription agreement. Promptly following the receipt of purchase proceeds from the investor, the Company will notify its transfer agent to either deliver the subscribed shares of Common Stock in a book entry form or in the investor’s brokerage account as requested by the investor.  All funds for subscriptions in the offering will be transmitted to the Company’s bank account for immediate use by the Company. The Company shall not offer and sell fractional shares in this Offering.

We have not arranged to place the funds from investors in an escrow, trust or similar account. All funds for subscriptions in the offering will be transmitted to the Company’s bank account for immediate use by the Company. As a result, upon execution of the subscription agreement by the subscriber and acceptance by the Company such subscription is irrevocable.

Any Placement Agent engaged by us will only be paid a commission and/or issued warrants based on the securities sold by such Placement Agent. Because there cannot be any assurance that the Maximum Offering Amount will be sold in this offering or how much of the amount of the securities offered will be sold by any Placement Agents, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligations to issue and sell the shares of Common Stock to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase the shares of Common Stock is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

We estimate the total offering expenses in this offering that will be payable by us, excluding the placement agents’ fees, if any, will be approximately $150,000, which include legal, accounting, stock issuances and printing costs.

The foregoing does not purport to be a complete statement of the terms and conditions of any placement agent agreement we may enter into and the subscription agreement. A form of subscription agreement with investors is included as an exhibit to the Registration Statement of which this prospectus forms a part.

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, of 1933, as amended, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the Placement Agents would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act and applicable Canadian securities laws. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agents acting as principal. Under these rules and regulations, the Placement Agents:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

DESCRIPTION OF SECURITIES

General

The total number of shares that the corporation has authority to issue is 205,000,000 shares, consisting of 200,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) and 5,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”).

Common Stock

As of October 18, 2022, there were approximately 121 holders of our Common Stock and 96,309,169 shares of Common Stock were issued and outstanding.

Preferred Stock

As of October 18, 2022, no shares of preferred stock were issued and outstanding.

Potential Effects of Authorized but Unissued Stock

Our shares of unissued Common Stock are available for future issuance without stockholder approval, subject to certain protections afforded to our preferred stock pursuant to our certificate of incorporation, as amended and restated. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions, payment as a dividend on the capital stock or as equity compensation to our service providers under our equity compensation plans.

The existence of unissued and unreserved Common Stock may enable our board of directors to issue shares to persons friendly to current management thereby protecting the continuity of our management.

Also, if we issue additional shares of our authorized, but unissued, Common Stock, these issuances will dilute the voting power and distribution rights of our existing Common Stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Anti-Takeover Provisions

Certain provisions of Nevada law, our amended and restated certificate of incorporation and our amended and restated bylaws, which will become effective immediately prior to the completion of this offering, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Transhare Corporation.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our Common Stock. Future sales of substantial amounts of our Common Stock in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Common Stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our Common Stock and our ability to raise equity capital in the future.

After completion of this offering, we will have a minimum of 99,309,169 shares and a maximum of 111,309,169 shares of Common Stock outstanding.

All of the shares of Common Stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Rule 144

In general, Rule 144 provides that once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our Common Stock proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, Rule 144 provides that our affiliates or persons selling shares of our Common Stock on behalf of our affiliates are entitled to sell upon expiration of the market standoff agreements and lock-up agreements described above, within any three-month period, a number of shares of our Common Stock that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal shares immediately after the completion of this offering; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales of our Common Stock made in reliance upon Rule 144 by our affiliates or persons selling shares of our Common Stock on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR
COMMON STOCK

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our Common Stock and Warrants applicable to non-U.S. holders who acquire our securities in this offering. This discussion is based on current provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our securities that is not, for U.S. federal income tax purposes, a partnership or any of the following:

●	a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our securities as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our securities pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our securities as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our securities.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR SECURITIES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

Allocation of Investment in Securities

An investor in this offering will be required to allocate cost of the acquisition of the securities between the shares of Common Stock and warrants acquired based on their relative fair market values.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our Common Stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our Common Stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our Common Stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “—Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of Our Securities

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of our securities unless:

●	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

●	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

●	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not and we do not anticipate becoming, a USRPHC

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker that is:

●	a U.S. person;

●	a “controlled foreign corporation” for U.S. federal income tax purposes;

●	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

●	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our Common Stock and a U.S. federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our securities (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our securities.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S., OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference LLP, New York, New York with respect to certain legal matters of U.S. federal securities and New York state law. Legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng.

OFFER RESTRICTIONS OUTSIDE THE UNITED STATES

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020, and for each of the two years ended December 31, 2021 and 2020 included in this prospectus have been so included in reliance on the report of KCCW Accountancy Corp., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of KCCW Accountancy Corp. is located at 3333 S. Brea Canyon Road, Suite 206, CA 91765.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. We also maintain a website at www.digitaldreamlabs.com. Upon completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

TENGJUN BIOTECHNOLOGY CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Tengjun Biotechnology Corp. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Tengjun Biotechnology Corp. and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, changes in deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with the U.S. generally accepted accounting principles in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has incurred recurring losses from operations, has a working capital deficit, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Inventory valuation— Refer to Note 3 and 4 to the financial statements

Critical Audit Matter Description

The Company values inventory using the lower of weighted average cost and net realizable value. Net realizable value is generally based on the selling price expectations of the merchandise. The Company regularly reviews inventory to determine if the carrying value of the inventory exceeds net realizable value and when determined necessary, records a reserve to reduce the carrying value to net realizable value. The Company’s inventories amounted to $3,084,157 as of December 31, 2021.

We identified the inventory valuation as a critical audit matter because of the extent of audit judgment and effort required to evaluate management’s estimates.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the inventory valuation included the following, among others:

●	We evaluated the appropriateness of management’s methods used in developing their estimate of the inventory valuation.

●	We evaluated the appropriateness of inputs supporting management’s estimate of inventory cost. We also agreed the data back to source information including third party vendor invoices.

●	We evaluated management’s calculation of the inventory cost by testing the mathematical accuracy

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2021.

Diamond Bar, California

March 30, 2022

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020

Assets
Current Assets
Cash and cash equivalents	$285,568	$6,238
Advance to suppliers	564,846	377,088
Inventories, net	3,084,157	2,797,060
Prepaid taxes	688,272	653,479
Other receivable	5,688	882
Total Current Assets	4,628,531	3,834,747

Property and equipment, net	675,556	906,845
Construction in progress	8,726,299	8,283,595
Operating lease right-of-use assets	-	2,827

Total Assets	$14,030,386	$13,028,014

Liabilities and Deficit

Current Liabilities
Short-term loan	$-	$459,770
Accounts payable	263,891	256,234
Advances from customers	14,123	13,793
Operating lease liabilities - current	-	2,827
Due to related parties	15,531,258	12,789,537
Loan from third parties	-	459,770
Accrued liabilities and other payables	506,844	224,198
Total Current Liabilities	16,316,116	14,206,129

Total Liabilities	16,316,116	14,206,129

Deficit
Preferred stock, $.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding
Common stock, $.001 par value; 70,000,000 shares authorized; 65,309,169 and 19,285,714 shares issued and outstanding as of December 31, 2021 and 2020, respectively	65,309	19,286
Additional paid-in capital	1,099,599	1,549,018
Accumulated deficit	(3,187,804)	(2,605,211)
Accumulated other comprehensive loss	(168,535)	(141,208)
Total stockholders’ deficit	(2,191,431)	(1,178,115)
Noncontrolling interests	(94,299)	-
Total Deficit	(2,285,730)	(1,178,115)

Total Liabilities and Deficit	$14,030,386	$13,028,014

The accompanying notes are an integral part of these consolidated financial statements

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2021	2020

Sales revenue, net	$-	$290
Cost of goods sold	-	58
Gross profit	-	232
Selling and marketing expenses	28,499	68,804
General and administrative expenses	709,735	597,873
Total operating expenses	738,234	666,677
Loss from operations	(738,234)	(666,445)
Interest expense	(4,970)	(15,102)
Other (expense) income, net	(4,321)	(9,339)
Loss before provision for income taxes	(747,525)	(690,886)
Provision for income taxes	-	-
Net loss	$(747,525)	$(690,886)

Net loss	$(747,525)	$(690,886)
Other comprehensive income (loss):
Foreign currency translation loss	(36,291)	(68,201)
Comprehensive loss	$(783,816)	$(759,087)

Net Loss Per Common Share:
Net loss per common share - basic and diluted	$(0.04)	$(0.04)

Weighted average shares outstanding:
Basic and diluted	20,294,447	19,285,714

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive	Noncontrolling	Total
	Shares	Amount	Capital	Deficit	Loss	Interests	Deficit
Balance at December 31, 2019	19,285,714	$19,286	$1,549,018	$(1,914,325)	$(73,007)	$-	$(419,028)
Net loss	-	-	-	(690,886)	-	-	(690,886)
Foreign currency translation	-	-	-	-	(68,201)	-	(68,201)
Balance at December 31, 2020	19,285,714	19,286	1,549,018	(2,605,211)	(141,208)	-	(1,178,115)
Reverse merger adjustment	46,023,455	46,023	(449,419)	164,932	8,964	(94,299)	(323,799)
Net loss	-	-	-	(747,525)	-	-	(747,525)
Foreign currency translation	-	-	-	-	(36,291)	-	(36,291)
Balance at December 31, 2021	65,309,169	$65,309	$1,099,599	$(3,187,804)	$(168,535)	$(94,299)	$(2,285,730)

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2021		2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(747,525)	$(690,886)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation		318,445	273,105
Disposal of inventory		-	20,102
Changes in net assets and liabilities:
Inventories		(217,535)	(313,201)
Prepaid taxes		(18,932)	131,434
Prepaid expenses and other assets		5,884	2,269
Advance to suppliers		(176,573)	(4,476)
Accounts payable		507	(3,572)
Advance from customers		-	4,345
Taxes payable		18,967	32,139
Accrued liabilities and other payable		255,465	75,207
Net cash used in operating activities		(561,297)	(473,534)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment		(68,536)	(55,417)
Payment for construction in progress		(241,637)	(126,114)
Cash receipt from reverse merger		289,574	-
Net cash used in investing activities		(20,599)	(181,531)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution		7,751	-
(Repayment of) proceeds from short-term bank loan		(465,058)	434,519
(Repayment of) proceeds from short-term loan from third parties		(465,058)	434,519
Net proceeds from (repayment of) loans from related parties		1,783,083	(277,403)
Net cash provided by financing activities		860,718	591,635

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS		508	917

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		279,330	(62,513)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE		6,238	68,751
CASH AND CASH EQUIVALENTS, ENDING BALANCE		$285,568	$6,238
			-
SUPPLEMENTAL DISCLOSURES:
Income tax paid	$		$-
Interest paid		$4,973	$15,115

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

Tengjun Biotechnology Corp. (formerly known as China Herb Group Holdings Corporation, the “Company”) was incorporated under the name “Island Radio, Inc” under the laws of the State of Nevada on June 28, 2010. On December 9, 2019, the Company changed its corporate name to Tengjun Biotechnology Corp. (“Tengjun”).

Tengjunxiang Biotechnology Ltd. (“Tengjunxiang”) is a holding company incorporated in the Cayman Islands on July 19, 2021. On August 5, 2021, Tengjunxiang formed a wholly-owned subsidiary, Tengjunxiang Biotechnology HK Limited (“Tengjunxiang HK”), under the laws of Hong Kong. Shandong Minfu Biology Science and Technology Co., Ltd. (“Shandong Minfu”) is a company incorporated under the laws of the PRC on August 29, 2021. Tengjunxiang HK owns all of the equity interests in Shandong Minfu, a wholly-foreign owned entity formed (“WFOE”) under the laws of PRC.

Shandong Tengjunxiang Biotechnology Co., Ltd (“Shandong Tengjunxiang”) was incorporated under the laws of PRC on June 27, 2014. Jinxiang County Kanglong Water Purification Equipment Co., Ltd (“Jinxiang Kanglong”), a wholly-owned subsidiary of Shandong Tengjunxiang, was formed under the laws of the PRC on January 6, 2015. Shangdong Tengjunxiang and Jinxiang Kanglong have been under common control. Shandong Tengjunxiang and its subsidiary, Jinxiang Kanglong are primarily engaged in processing, packaging, distribution and sale of dandelion teas, and producing and sale of water purifiers in China, and plans to increase its tea processing and water purifier production lines, and expand its sales channels in the next one to two years.

On December 15, 2021, all shareholders and the Board of Shandong Tengjunxiang agreed to increase its registered capital to RMB 100 million, of which RMB 94.95 million shall be contributed by Shandong Minfu and the remaining RMB 5.05 million shall be contributed by fourteen other shareholders. On December 16, 2021, Tengjunxiang completed its restructuring transaction (the “Restructuring Transaction”). As a result of the Restructuring Transaction, Tengjunxiang, through its subsidiaries, directly owns 94.95% of the ownership of Shandong Tengjunxiang and becomes the controlling shareholder of Shandong Tengjunxiang.

All of the entities of the Restructuring Transaction are under common control of Mr. Xianchang Ma, the controlling shareholder of Tengjunxiang, before and after the Restructuring Transaction, which results in the consolidation of Tengjunxiang and its subsidiaries and has been accounted for as a reorganization of entities under common control at carrying value and for accounting purpose, the reorganization was accounted for as a recapitalization. The consolidated financial statements are prepared on the basis as if the Restructuring Transaction became effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

On December 23, 2021, the Company entered into a Share Purchase/Exchange Agreement (the “Share Exchange Agreement”) with Tenjunxiang, and eleven shareholders of Tengjunxiang (the “Selling Shareholders”). The Selling Shareholders collectively owned 100% of all issued and outstanding shares of Tengjunxiang (the “Tengjunxiang Shares”).  Pursuant to the Share Exchange Agreement, the Selling Shareholders jointly agreed to sell or transfer to the Company one hundred percent (100%) of the Tengjunxiang Shares in exchange for a total of 19,285,714 shares of the Company’s common stock. As a result of such exchange (the “Stock Exchange”), Tengjunxiang has become a wholly-owned subsidiary of the Company and the Selling Shareholders collectively have received 19,285,714 shares of the Company’s common stock, representing approximately 29.53% of the then issued and outstanding shares of the Company’s common stock.

In connection with the acquisition of Tengjunxiang pursuant to the Share Exchange Agreement, the Company engages in processing, packaging, distribution and sale of dandelion teas, producing and sale of water purifiers in China through Tengjunxiang and its subsidiaries in the People’s Republic of China. The acquisition of Tengjunxiang is treated as a reverse acquisition (the “Reverse Acquisition”).

COVID-19

A novel strain of coronavirus, or COVID-19, was first identified in China in December 2019, and subsequently declared a pandemic on March 11, 2020 by the World Health Organization. As a result of the COVID-19 pandemic, all travels had been severely curtailed to protect the health of the Company’s employees and comply with local government guidelines. The COVID-19 pandemic has had an adverse effect on the Company’s business. Although China has already begun to recover from the outbreak of COVID-19 and the Company’s business has gone back to normal, the epidemic continues to spread on a global scale and there is a risk of the epidemic returning to China in the future, thereby causing further business interruption. The full impact of the pandemic on the Company’s business, operations and financial results depends on various factors that continue to evolve, which the Company may not be able to accurately predict for now.

NOTE 2. GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the Company’s accompanying consolidated financial statements, for the year ended December 31, 2021, the Company had a net loss of $747,525. Additionally, the Company had an accumulated deficit of $3,187,804 and working capital deficit of $11,687,585 as of December 31, 2021, and has not yet generated any substantial revenues. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. The Company can give no assurances that any additional capital that it is able to obtain, if any, will be sufficient to meet its needs.

If the Company is unable to successfully commence its business operations in a short period of time, or unable to raise additional capital or secure additional lending, the Company may need to curtail or cease its operations. The Company believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to obtain such resources for the Company include obtaining capital from the sale of its equity, and short-term and long-term borrowings from banks, stockholders or other related party(ies). However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of consolidation

The consolidated financial statements include the financial statements of Tengjun Biotechnology Corp., Tengjunxiang and its 100% owned subsidiaries, Tengjunxiang HK and WOFE, and its 94.95% owned subsidiaries, Shandong Tengjunxiang and Kanglong. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Reclassification

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit with banks and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Advance to suppliers

The Company makes advances to certain vendors for construction and purchase of equipment. The Company had advance to suppliers of $564,846 and $377,088 as of December 31, 2021 and 2020, respectively. Based on management’s evaluation, no allowance for advances to suppliers was recorded as of December 31, 2021 and 2020.

Inventories

The Company’s inventories primarily consist of dandelion teas and water purifiers. Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value. Inventories mainly consist of raw materials, goods in process, and finished goods. The Company reviews its inventories regularly for possible obsolete goods and establishes reserves when determined necessary. No reserve for inventory was established as of December 31, 2021 and December 31, 2020.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the period of disposal. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Buildings and improvements	3-5 years
Machinery and equipment	3-10 years
Office furniture and equipment	3 years
Vehicles	5 years

Costs incurred in constructing new facilities, including progress payments and other costs related to construction, are capitalized and transferred to property, plant and equipment on completion, at which time depreciation commences.

Construction in Progress

Construction in progress represents direct costs of construction, interest and design fees incurred. No interest was capitalized for the years ended December 31, 2021 and 2020. Capitalization of these costs ceases and the construction in progress is transferred to property, plant, and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is recognized until it is completed and ready for intended use. Construction in progress as of December 31, 2021 and 2020 was $8,726,299 and $8,283,595, respectively.

Impairment of Long-lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment for the years ended December 31, 2021 and 2020 based on management’s evaluation.

Value added tax (“VAT”)

All China-based enterprises are subject to a VAT imposed by the PRC government on their domestic product sales and services. The Company’s subsidiaries in the PRC are subject to VAT at rates ranged from 0% to 17% on proceeds received from customers, and are entitled to a deduction for VAT already paid or borne on the products purchased by them. The VAT payable will be presented on the balance sheets when input VAT is less than the output VAT. Receivable balance, prepaid VAT, will be presented on the balance sheets when input VAT is larger than the output VAT.

Advances from customers

Payments received before all the relevant criteria for revenue recognition are satisfied are recorded as advance from customers. When all revenue recognition criteria are met, the advances from customers are recognized as revenue.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. To determine the revenue to be recognized, the Company applies the following five-step model:

●	identify arrangements with customers;

●	identify performance obligations;

●	determine transaction price;

●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and

●	recognize revenue as performance obligations are satisfied.

The Company generates revenues mainly from sales of packaged dandelion teas and water purifiers. Revenue from the sales of goods is recognized when the control over the promised goods is transferred to customers.

Cash payments received or due from customers before revenue recognized are recorded as advances from customers. The advance from customers is recognized as revenue when the Company’s performance obligation is completed.

Cost of goods sold

Cost of goods sold consists primarily of direct raw material cost, direct labor cost, and cost of manufacturing overheads including the depreciation of production equipment.

Selling and marketing expenses

Selling and marketing expenses primarily consist of advertising costs, agency fees and costs for promotional materials.

Advertising expenses are charged to the consolidated statements of operations and comprehensive loss in the period incurred. The amounts of advertising expenses incurred were $2,542 and $410 for the years ended December 31, 2021 and 2020, respectively.

General and administrative expenses

General and administrative expenses primarily consist of payroll and benefit costs for corporate employees, legal, consulting, professional expenses, rental expenses and other corporate overhead costs.

Concentration of Credit Risk

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($72,500) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on their cash in these bank accounts.

The Company did not generate any revenue during the year ended December 31, 2021. No customer accounted for over 10% of total revenue during the year ended December 31, 2020.

No supplier accounted for over 10% of total purchase during the year ended December 31, 2021. During the year ended December 31, 2020, the Company had one supplier accounted for over 10% of its total purchase. Net purchase from this supplier amounted to $31,409, accounted for 60% of its total purchase.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Related parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The functional currency of the Company and its subsidiaries is the Chinese Yuan or Renminbi (“RMB”). The Company’s subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. For the Company and its subsidiaries whose functional currencies are other than the U.S. dollar, all asset and liability accounts were translated at the exchange rate on the balance sheet date; stockholders’ equity is translated at the historical rates and items in the income statement and cash flow statements are translated at the average rate in each applicable period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Fair Values of Financial Instruments

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable

The Company’s financial instruments primarily consist of cash and cash equivalents, advances to suppliers, prepaid expenses, other receivable, accounts payable, accrued expenses, other payables, and related party borrowings. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Lease

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019.

The Company applied the following practical expedients in the transition to the new standard allowed under ASC 842:

Practical Expedient	Description
Reassessment of expired or existing contracts	The Company elected not to reassess, at the application date, whether any expired or existing contracts contained leases, the lease classification for any expired or existing leases, and the accounting for initial direct costs for any existing leases.
Use of hindsight	The Company elected to use hindsight in determining the lease term (that is, when considering options to extend or terminate the lease and to purchase the underlying asset) and in assessing impairment of right-to-use assets.
Reassessment of existing or expired land easements	The Company elected not to evaluate existing or expired land easements that were not previously accounted for as leases under ASC 840, as allowed under the transition practical expedient. Going forward, new or modified land easements will be evaluated under ASU No. 2016-02.
Separation of lease and non-lease components	Lease agreements that contain both lease and non-lease components are generally accounted for separately.
Short-term lease recognition exemption	The Company also elected the short-term lease recognition exemption and will not recognize ROU assets or lease liabilities for leases with a term less than 12 months.

The new leasing standard requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The adoption of ASC 842 had no material impact on the Company’s consolidated balance sheets, results of operations or cash flows. In addition, the adoption of ASC 842 did not result in a cumulative-effect adjustment to the opening balance of retained earnings (accumulated deficit). Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company manages its business as two operating segments, dandelion teas and water purifier, all of which are located in the PRC. All of its revenues are derived in the PRC. All long-lived assets are located in PRC.

The following table shows the Company’s operations by business segment for the years ended December 31, 2021 and 2020:

	For the Years Ended
	December 31,	December 31,
	2021	2020
Net revenue
Dandelion teas	$-	$-
Water purifier	-	290
Total revenues, net	$-	$290

Cost of goods sold
Dandelion teas	$-	$-
Water purifier	-	58
Total cost of goods sold	$-	$58

Gross profit (loss)
Dandelion teas	$-	$-
Water purifier	-	232
Gross profit (loss)	$-	$232

Operating expenses
Dandelion teas	$576,417	$578,990
Water purifier	75,052	87,687
Total operating expenses	$651,469	$666,677

Loss from operations
Dandelion teas	$(576,417)	$(578,990)
Water purifier	(75,052)	(87,455)
Loss from operations	$(651,469)	$(666,445)

	As of December 31,	As of December 31,
Segment assets	2021	2020
Dandelion teas	$12,817,675	$12,083,534
Water purifier	958,530	944,480
Total assets	$13,776,205	$13,028,014

Loss per Share Calculation

Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”, which simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. The new guidance is effective for the Company for the year ending December 31, 2021 and interim reporting periods during the year ending December 31, 2021. Early adoption is permitted. The adoption of this ASU on January 1, 2021 did not have significant impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

NOTE 4. INVENTORIES, NET

Inventories consisted of the following:

	December 31,	December 31,
	2021	2020
Raw materials	$300,918	$290,922
Work in process	300,711	81,592
Finished goods	2,482,528	2,424,546
	3,084,157	2,797,060
Less: allowance for obsolete inventories	-	-
Inventories, net	$3,084,157	$2,797,060

NOTE 5. PROPERTY, PLANT, AND EQUIPMENT, NET

Property, plant, and equipment consisted of the following:

	December 31,	December 31,
	2021	2020

Buildings	$15,771	$15,403
Machinery and equipment	675,878	650,961
Office equipment	144,072	82,080
Vehicles	879,016	858,486
	1,714,737	1,606,930
Less: Accumulated depreciation	(1,039,181)	(700,085)
Property and equipment, net	$675,556	$906,845

Depreciation expense for the years ended December 31, 2021 and 2020 were $318,445 and $273,105, respectively.

NOTE 6. PREPAID TAXES

Prepaid taxes as of December 31, 2021 and 2020, primarily consist of prepaid VAT in the amount of $688,272 and $653,479, respectively, which can be used to offset VAT payable when the Company incurs sales.

NOTE 7. SHORT-TERM LOAN

On March 17, 2020, Shandong Tengjunxiang and China Construction Bank entered into a one-year bank loan agreement in an amount of RMB 3,000,000, equivalent to $459,770. The term started March 17, 2020 with the maturity date on March 17, 2021. The loan balance bears interest rate of 4.025% per annum. The Company repaid the loan in full amount on March 17, 2021.

During the year ended December 31, 2021 and 2020, the Company recorded interest expense of $5,002 and $15,162, respectively.

NOTE 8. LOAN FROM THIRD PARTIES

As of December 31, 2021 and 2020, the Company had loan from third parties in the amount of $0 and $459,770, respectively. There was no agreement entered. The loans bear no interest, are unsecured and payable on demand.

NOTE 9. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Accrued local taxes	$59,719	$39,572
Advance from employees	45,787	30,062
Payable for construction and improvements	150,102	49,650
Payable for machinery and equipment	58,327	50,965
Accrued payroll	10,220	-
Accrued professional fees	42,000	-
Other	140,689	53,949
Total	$506,844	$224,198

NOTE 10. INCOME TAX

United States

The Company was incorporated in the United States of America and is subject to United States federal taxation. No provisions for income taxes have been made, as there was no taxable income from U.S. operations for the years ended December 31, 2021 and 2020. The U.S. Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. Effective in 2018, the Tax Act reduces the U.S. statutory tax rate from 35% to 21%.

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Tengjunxiang HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% on its taxable income generated from operations in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

PRC

Effective on January 1, 2008, the PRC Enterprise Income Tax Law, EIT Law, and Implementing Rules impose an unified enterprise income tax rate of 25% on all domestic-invested enterprises and foreign investment enterprises in PRC, unless they qualify under certain limited exceptions. As such, starting from January 1, 2008, the Company’s subsidiaries in PRC are subject to an enterprise income tax rate of 25%. The Company had recorded no income tax provisions for the years ended December 31, 2021 and 2020.

Provision for income tax expense (benefit) consists of the following:

For the Year Ended December 31,
	2021	2020
Current
USA	$-	$-
China	-	-
Deferred
USA	-	-
China	-	-
Total provision for income tax expense (benefit)	$-	$-

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Year Ended
	December 31,
	2021	2020
U.S. statutory income tax (benefit)	(21.0)%	(21.0)%
Valuation allowance recognized with respect to the loss in U.S.	21.0%	21.0%
Hong Kong statutory income tax (benefit)	(16.5)%	(16.5)%
Valuation allowance recognized with respect to the loss in the Hong Kong entity	16.5%	16.5%
PRC statutory income tax (benefit)	(25.0)%	(25.0)%
Valuation allowance recognized with respect to the loss in PRC entities	25.0%	25.0%
Effective income tax rate	0%	0%

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent that the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

As of December 31, 2021 and 2020, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized and have a 100% valuation allowance associated with its deferred tax assets.

NOTE 11. RELATED PARTY TRANSACTIONS AND BALANCES

The related party of the company with whom transactions are reported in these financial statements are as follows:

Name of Individual	Relationship with the Company
Xianchang Ma	Major shareholder, CEO, director of the Company
Liuhong Liu	Beneficial owner of the Company’s common stock
Pan Shi	Beneficial owner of the Company’s common stock
Jin Tian	Beneficial owner of the Company’s common stock
Qiuping Lu	Shareholder, former director, CEO

Due to related parties:

	December 31,	December 31,
	2021	2020

Xianchang Ma	$15,193,647	$12,778,230
Qiuping Lu	328,869	-
Liuhong Liu	5,619	5,028
Pan Shi	3,055	6,279
Jin Tian	68
	$15,531,258	$12,789,537

Due to related parties represent advances from its related parties for the Company’s payment for construction, purchase of equipment, and daily operating expenses. The balances are unsecured, non-interest bearing, and payable on demand.

NOTE 12. LEASE

The Company leased a facility under an operating lease arrangement. The lease has initial lease term of 2 years.

Balance sheet information related to the Company’s lease is presented below:

	December 31, 2021	December 31, 2020
Operating Leases
Operating lease right-of-use assets	$-	$2,827

Operating lease liabilities - current	$-	$2,827
Operating lease liability – non-current	-	-
Total operating lease liabilities	$-	$2,827

The following provides details of the Company’s lease expenses:

	Year Ended
	December 31, 2021	December 31, 2020
Operating lease expenses	$2,894	$4,635

Other information related to leases is presented below:

	Year Ended
	December 31, 2021	December 31, 2020
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$2,894	$4,635

Weighted Average Remaining Lease Term:
Operating leases	-	0.66 years

Weighted Average Discount Rate:
Operating leases	4.75%	4.75%

NOTE 13. EQUITY

Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 5,000,000 shares with a par value of $0.001 per share.

As of December 31, 2021 and December 31, 2020, the Company had no shares of its preferred stock issued and outstanding.

Common Stock

The total number of common shares authorized that may be issued by the Company is 70,000,000 shares with a par value of $0.001 per share.

Common Stock Issued for Reverse Merger

On December 23, 2021, the Company issued 19,285,714 shares of Company’s common stock to eleven Selling Shareholders pursuant to the Share Exchange Agreement with Tenjunxiang (see Note 1).

NOTE 14. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date which the financial statements are available to be issued. All subsequent events requiring recognition as of December 31, 2021 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2022	2021
	(Restated)
Assets
Current Assets
Cash and cash equivalents	$6,759,713	$285,568
Advance to suppliers	488,060	564,846
Inventories, net	1,262,623	3,084,157
Prepaid taxes	-	688,272
Due from related party	1,493	-
Loan to third parties	7,853,921	-
Prepaid expenses and other receivable	18,320	5,688
Total Current Assets	16,384,130	4,628,531

Property and equipment, net	485,477	675,556
Construction in progress	8,506,821	8,726,299

Total Assets	$25,376,428	$14,030,386

Liabilities and Equity (Deficit)

Current Liabilities
Accounts payable	$1,222,328	$263,891
Advances from customers	13,437	14,123
Due to related parties	14,055,113	15,531,258
Accrued liabilities and other payables	8,060,604	506,844
Total Current Liabilities	23,351,482	16,316,116

Total Liabilities	23,351,482	16,316,116

Equity (Deficit)
Preferred stock, $.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $.001 par value; 200,000,000 shares authorized; 65,309,169 and 65,309,169 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	65,309	65,309
Additional paid-in capital	1,099,599	1,099,599
Retained earnings (accumulated deficit)	952,162	(3,187,804)
Accumulated other comprehensive loss	(221,649)	(168,535)
Total stockholders’ equity (deficit)	1,895,421	(2,191,431)
Noncontrolling interests	129,525	(94,299)
Total Equity (Deficit)	2,024,946	(2,285,730)

Total Liabilities and Equity (Deficit)	$25,376,428	$14,030,386

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(Restated)		(Restated)

Sales revenue, net	$51,290,462	$-	$55,574,576	$-
Cost of goods sold	3,438,949	-	3,809,013	-
Gross profit	47,851,513	-	51,765,563	-
Selling and marketing expenses	42,952,863	13,419	46,310,836	16,878
General and administrative expenses	268,934	206,001	499,273	363,668
Total operating expenses	43,221,797	219,420	46,810,109	380,546
Income (loss) from operations	4,629,716	(219,420)	4,955,454	(380,546)
Interest income (expense)	7,397	(4)	7,421	(4,977)
Other income (expense), net	(74)	(2,657)	(74)	(2,657)
Income (loss) before provision for income taxes	4,637,039	(222,081)	4,962,801	(388,180)
Provision for income taxes	503,231	-	596,186	-
Net income (loss)	4,133,808	(222,081)	4,366,615	(388,180)
Net income attributable to noncontrolling interests	212,665	-	226,649	-
Net income (loss) attributable to Tengjun stockholders	3,921,143	(222,081)	4,139,966	(388,180)

Net income (loss)	4,133,808	(222,081)	4,366,615	(388,180)
Other comprehensive income (loss):
Foreign currency translation adjustment	(46,501)	(19,893)	(55,939)	(13,296)
Comprehensive income (loss)	4,087,307	(241,974)	4,310,676	(401,476)
Comprehensive income attributable to noncontrolling interests	210,317	-	223,824	-
Comprehensive income (loss) attributable to Tengjun stockholders	$3,876,990	$(241,974)	$4,086,852	$(401,476)

Net Income (Loss) Per Common Share:
Net income (loss) per common share - basic and diluted	$0.06	$(0.01)	$0.06	$(0.02)

Weighted average shares outstanding:
Basic and diluted	65,309,169	19,285,714	65,309,169	19,285,714

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(UNAUDITED)

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive	Noncontrolling	Total
	Shares	Amount	Capital	Deficit	Loss	Interests	Equity
Balance at December 31, 2021	65,309,169	$65,309	$1,099,599	$(3,187,804)	$(168,535)	$(94,299)	$(2,285,730)
Net loss	-	-	-	218,823	-	13,984	232,807
Foreign currency translation	-	-	-	-	(8,961)	(477)	(9,438)
Balance at March 31, 2022	65,309,169	65,309	1,099,599	(2,968,981)	(177,496)	(80,792)	(2,062,361)
Net income (restated)	-	-	-	3,921,143	-	212,665	4,133,808
Foreign currency translation (restated)	-	-	-	-	(44,153)	(2,348)	(46,501)
Balance at June 30, 2022 (restated)	65,309,169	$65,309	$1,099,599	$952,162	$(221,649)	$129,525	$2,024,946

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive	Noncontrolling	Total
	Shares	Amount	Capital	Deficit	Loss	Interests	Deficit
Balance at December 31, 2020	19,285,714	$19,286	$1,549,018	$(2,605,211)	$(141,208)	$-	$(1,178,115)
Net loss	-	-	-	(166,099)	-	-	(166,099)
Foreign currency translation	-	-	-	-	6,597	-	6,597
Balance at March 31, 2021	19,285,714	19,286	1,549,018	(2,771,310)	(134,611)	-	(1,337,617)
Net loss	-	-	-	(222,081)	-	-	(222,081)
Foreign currency translation	-	-	-	-	(19,893)	-	(19,893)
Balance at June 30, 2021	19,285,714	$19,286	$1,549,018	$(2,993,391)	$(154,504)	$-	$(1,579,591)

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30,
	2022	2021
	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$4,366,615	$(388,180)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	163,941	155,348
Changes in net assets and liabilities:
Inventories	1,728,160	-
Prepaid taxes	676,958	(15,839)
Loan to third parties	(8,119,391)	-
Prepaid expenses and other assets	(12,867)	-
Advance to suppliers	51,004	(112,678)
Accounts payable	1,004,045	11,400
Taxes payable	7,930,253	(695)
Accrued liabilities and other payable	(96,868)	208,677
Net cash provided by (used in) operating activities	7,691,850	(141,967)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,967)	(36,724)
Payment for construction in progress	(207,908)	(234,607)
Net cash used in investing activities	(212,875)	(271,331)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of short-term bank loan	-	(463,666)
Repayment of short-term loan from third parties	-	(463,666)
(Repayment of) proceeds from loans from related parties	(776,804)	1,520,714
Net cash (used in) provided by financing activities	(776,804)	593,382

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	(228,026)	445

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,474,145	180,529

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	285,568	6,238
CASH AND CASH EQUIVALENTS, ENDING BALANCE	$6,759,713	$186,767

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$-	$-
Interest paid	$-	$4,977

The accompanying notes are an integral part of these consolidated financial statements.

TENGJUN BIOTECHNOLOGY CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

Tengjun Biotechnology Corp. (formerly known as China Herb Group Holdings Corporation, the “Company”) was incorporated under the name “Island Radio, Inc.” under the laws of the State of Nevada on June 28, 2010. On December 9, 2019, the Company changed its corporate name to Tengjun Biotechnology Corp.

Tengjunxiang Biotechnology Ltd. (“Tengjunxiang”) is a holding company incorporated in the Cayman Islands on July 19, 2021. On August 5, 2021, Tengjunxiang formed a wholly-owned subsidiary, Tengjunxiang Biotechnology HK Limited (“Tengjunxiang HK”), under the laws of Hong Kong. Shandong Minfu Biology Science and Technology Co., Ltd. (“Shandong Minfu”) is a company incorporated under the laws of the People’s Republic of China (the “PRC”) on August 29, 2021. Tengjunxiang HK owns all of the equity interests in Shandong Minfu, a wholly-foreign owned entity formed (“WFOE”) under the laws of PRC.

Shandong Tengjunxiang Biotechnology Co., Ltd (“Shandong Tengjunxiang”) was incorporated under the laws of PRC on June 27, 2014. Jinxiang County Kanglong Water Purification Equipment Co., Ltd (“Jinxiang Kanglong”), a wholly-owned subsidiary of Shandong Tengjunxiang, was formed under the laws of the PRC on January 6, 2015. Shangdong Tengjunxiang and Jinxiang Kanglong have been under common control. Shandong Tengjunxiang and its subsidiary, Jinxiang Kanglong are primarily engaged in processing, packaging, distribution and sale of dandelion teas, and producing and sale of water purifiers in China, and plans to increase its tea processing and water purifier production lines, and expand its sales channels in the next one to two years.

On December 15, 2021, all shareholders and the Board of Shandong Tengjunxiang agreed to increase its registered capital to RMB 100 million, of which RMB 94.95 million shall be contributed by Shandong Minfu and the remaining RMB 5.05 million shall be contributed by fourteen other shareholders. On December 16, 2021, Tengjunxiang completed its restructuring transaction (the “Restructuring Transaction”). As a result of the Restructuring Transaction, Tengjunxiang, through its subsidiaries, directly owns 94.95% of the ownership of Shandong Tengjunxiang and therefore became the controlling shareholder of Shandong Tengjunxiang.

All of the entities of the Restructuring Transaction are under common control of Mr. Xianchang Ma, the controlling shareholder of Tengjunxiang, before and after the Restructuring Transaction, which results in the consolidation of Tengjunxiang and its subsidiaries and has been accounted for as a reorganization of entities under common control at carrying value and for accounting purpose, the reorganization was accounted for as a recapitalization. The consolidated financial statements are prepared on the basis as if the Restructuring Transaction became effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

On December 23, 2021, the Company entered into a Share Purchase/Exchange Agreement (the “Share Exchange Agreement”) with Tenjunxiang, and eleven shareholders of Tengjunxiang (the “Selling Shareholders”). The Selling Shareholders collectively owned 100% of all issued and outstanding shares of Tengjunxiang (the “Tengjunxiang Shares”).  Pursuant to the Share Exchange Agreement, the Selling Shareholders jointly agreed to sell or transfer to the Company one hundred percent (100%) of the Tengjunxiang Shares in exchange for a total of 19,285,714 shares of the Company’s common stock. As a result of such exchange (the “Stock Exchange”), Tengjunxiang has become a wholly-owned subsidiary of the Company and the Selling Shareholders collectively have received 19,285,714 shares of the Company’s common stock, representing approximately 29.53% of the then issued and outstanding shares of the Company’s common stock.

In connection with the acquisition of Tengjunxiang pursuant to the Share Exchange Agreement, the Company with its subsidiaries commenced its business operations in processing, packaging, distribution and sale of dandelion teas, producing and sale of water purifiers in China through Tengjunxiang and its subsidiaries in the People’s Republic of China. The acquisition of Tengjunxiang is treated as a reverse acquisition (the “Reverse Acquisition”).

COVID-19

A novel strain of coronavirus, or COVID-19, was first identified in China in December 2019, and subsequently declared a pandemic on March 11, 2020 by the World Health Organization. As a result of the COVID-19 pandemic, all travels had been severely curtailed to protect the health of the Company’s employees and comply with local government guidelines. The COVID-19 pandemic has had an adverse effect on the Company’s business. Although China has already begun to recover from the outbreak of COVID-19 and the Company’s business has gone back to normal, the epidemic continues to spread on a global scale and there is a risk of the epidemic returning to China in the future, thereby causing further business interruption. The full impact of the pandemic on the Company’s business, operations and financial results depends on various factors that continue to evolve, which the Company may not be able to accurately predict for now.

NOTE 2.  RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

 In September 2022, the Board of Directors of the Company concluded that the loans made to some of its sales agents were mis-recorded under sales commission expense. The unintentional errors occurred because of a miscommunication between the Company’s management and accountant. The Company made loans to twenty (20) individual sales agents in the aggregate amount of $7,853,921 during the three months ended June 30, 2022. Pursuant to the respective loan agreements with each of the sales agents, the Company made such loans to each of the twenty (20) sales agents for the purpose of market expansion, and all loans should be repaid in full before December 31, 2022. In accordance with the loan agreements, these loans are unsecured and bear no interest.

In connection with the correction of sales commission and loans to third party sales agents, the Company restated its sales commission expense, accrued taxes, provision for income taxes, and loan to third parties as of and for the six months ended June 30, 2022. The changes in accrued taxes and provision for income taxes were driven by the correction of the sales commission.

As a result of the restatement, the cumulative effect as of and for the six months ended June 30, 2022 was an increase in the loan to third parties of $7,853,921, a decrease in sales commission expense of $8,119,391, an increase in accrued taxes of $538,398, and an increase provision for income taxes of $556,597.

The restatement increased basic and diluted net earnings per share by approximately $0.11 for the three and six months ended June 30, 2022.

The impacts of these restatements on the consolidated financial statements are summarized below:

	As of June 30, 2022
	Previously Reported	Adjustments	Restated
Consolidated Balance Sheets
Loan to third parties	$-	$7,853,921	$7,853,921
Total Current Assets	$8,530,209	$7,853,921	$16,384,130
Total Assets	$17,522,507	$7,853,921	$25,376,428
Accrued liabilities and other payables	$7,522,206	$538,398	$8,060,604
Total Current Liabilities	$22,813,084	$538,398	$23,351,482
Total Liabilities	$22,813,084	$538,398	$23,351,482
Retained earnings (accumulated deficit)	$(6,228,711)	$7,180,873	$952,162
Accumulated other comprehensive loss	$13,135	$(234,784)	$(221,649)
Total stockholders’ equity (deficit)	$(5,050,668)	$6,946,089	$1,895,421
Noncontrolling interests	$(239,909)	$369,434	$129,525
Total Equity (Deficit)	$(5,290,577)	$7,315,523	$2,024,946
Total Liabilities and Equity (Deficit)	$17,522,507	$7,853,921	$25,376,428

	For the Three Months Ended June 30, 2022
	Previously Reported	Adjustments	Restated
Consolidated Statements of Income and Comprehensive Income (Loss)
Selling and marketing expenses	$51,072,254	$(8,119,391)	$42,952,863
Total operating expenses	$51,341,188	$(8,119,391)	$43,221,797
Income (loss) from operations	$(3,489,675)	$8,119,391	$4,629,716
Income (loss) before provision for income taxes	$(3,482,352)	$8,119,391	$4,637,039
Provision for income taxes	$(53,366)	$556,597	$503,231
Net income (loss)	$(3,428,986)	$7,562,794	$4,133,808
Net income attributable to noncontrolling interests	$(169,256)	$381,921	$212,665
Net income (loss) attributable to Tengjun stockholders	$(3,259,730)	$7,180,873	$3,921,143
Foreign currency translation adjustment	$200,770	$(247,271)	$(46,501)
Comprehensive income (loss)	$(3,228,216)	$7,315,523	$4,087,307
Comprehensive income attributable to noncontrolling interests	$(159,117)	$369,434	$210,317
Comprehensive income (loss) attributable to Tengjun stockholders	$(3,069,099)	$6,946,089	$3,876,990
Net income (loss) per common share - basic and diluted	$(0.05)	$0.11	$0.06

	For the Six Months Ended June 30, 2022
	Previously Reported	Adjustments	Restated
Consolidated Statements of Income and Comprehensive Income (Loss)
Selling and marketing expenses	$54,430,227	$(8,119,391)	$46,310,836
Total operating expenses	$54,929,500	$(8,119,391)	$46,810,109
Income (loss) from operations	$(3,163,937)	$8,119,391	$4,955,454
Income (loss) before provision for income taxes	$(3,156,590)	$8,119,391	$4,962,801
Provision for income taxes	$39,589	$556,597	$596,186
Net income (loss)	$(3,196,179)	$7,562,794	$4,366,615
Net income attributable to noncontrolling interests	$(155,272)	$381,921	$226,649
Net income (loss) attributable to Tengjun stockholders	$(3,040,907)	$7,180,873	$4,139,966
Foreign currency translation adjustment	$191,332	$(247,271)	$(55,939)
Comprehensive income (loss)	$(3,004,847)	$7,315,523	$4,310,676
Comprehensive income attributable to noncontrolling interests	$(145,610)	$369,434	$223,824
Comprehensive income (loss) attributable to Tengjun stockholders	$(2,859,237)	$6,946,089	$4,086,852
Net income (loss) per common share - basic and diluted	$(0.05)	$0.11	$0.06

	For the Six Months Ended June 30, 2022
	Previously Reported	Adjustments	Restated
Consolidated Statements of Cash Flows
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,196,179)	$7,562,794	$4,366,615
Changes in net assets and liabilities:
Loan to third parties	$-	$(8,119,391)	$(8,119,391)
Taxes payable	$7,373,656	$556,597	$7,930,253

NOTE 3. GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the Company’s accompanying consolidated financial statements, the Company had an accumulated deficit of $3,187,804 as of December 31, 2021 and a working capital deficit of $6,967,352 as of June 30, 2022, and has just started to generate revenues since the last quarter. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. The Company can give no assurances that any additional capital that it is able to obtain, if any, will be sufficient to meet its needs.

If the Company is unable to successfully commence its business operations in a short period of time, or unable to raise additional capital or secure additional lending, the Company may need to curtail or cease its operations. The Company believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to obtain such resources for the Company include obtaining capital from the sale of its equity, and short-term and long-term borrowings from banks, stockholders or other related parties. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

NOTE 4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of consolidation

The consolidated financial statements include the financial statements of Tengjun Biotechnology Corp., Tengjunxiang and its 100% owned subsidiaries, Tengjunxiang HK and WOFE, and its 94.95% owned subsidiaries, Shandong Tengjunxiang and Jinxiang Kanglong. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Reclassification

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit with banks and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Advance to suppliers

The Company makes advances to certain vendors for construction and purchase of equipment. The Company had advances to suppliers of $488,060 and $564,846 as of June 30, 2022 and December 31, 2021, respectively. Based on management’s evaluation, no allowance for advances to suppliers was recorded as of June 30, 2022 and December 31, 2021.

Inventories

The Company’s inventories primarily consist of dandelion teas and water purifiers. Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value. Inventories mainly consist of raw materials, goods in process, and finished goods. The Company reviews its inventories regularly for possible obsolete goods and establishes reserves when determined necessary. No reserve for inventory was established as of June 30, 2022 and December 31, 2021.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the period of disposal. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Buildings and improvements	3-5 years
Machinery and equipment	3-10 years
Office furniture and equipment	3 years
Vehicles	5 years

Costs incurred in constructing new facilities, including progress payments and other costs related to construction, are capitalized and transferred to property, plant and equipment on completion, at which time depreciation commences.

Construction in Progress

Construction in progress represents direct costs of construction, interest and design fees incurred. No interest was capitalized for the six months ended June 30, 2022 and 2021. Capitalization of these costs ceases and the construction in progress is transferred to property, plant, and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is recognized until it is completed and ready for intended use. Construction in progress as of June 30, 2022 and December 31, 2021 was $8,506,821 and $8,726,299, respectively.

Impairment of Long-lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment for the six months ended June 30, 2022 and 2021 based on management’s evaluation.

Value added tax (“VAT”)

All China-based enterprises are subject to a VAT imposed by the PRC government on their domestic product sales and services. The Company’s subsidiaries in the PRC are subject to VAT at rates ranged from 0% to 17% on proceeds received from customers, and are entitled to a deduction for VAT already paid or borne on the products purchased by them. The VAT payable will be presented on the balance sheets when input VAT is less than the output VAT. Receivable balance, prepaid VAT, will be presented on the balance sheets when input VAT is larger than the output VAT.

Advances from customers

Payments received before all the relevant criteria for revenue recognition are satisfied are recorded as advance from customers. When all revenue recognition criteria are met, the advances from customers are recognized as revenue.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. To determine the revenue to be recognized, the Company applies the following five-step model:

●	identify arrangements with customers;

●	identify performance obligations;

●	determine transaction price;

●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and

●	recognize revenue as performance obligations are satisfied.

The Company generates revenues mainly from sales of packaged dandelion teas and water purifiers. During the three and six months ended June 30, 2022, the Company also engaged in the sale of certain nutritional products and water treatment accessories. Revenue from the sales of goods is recognized when the control over the promised goods is transferred to customers.

Cash payments received or due from customers before revenue recognized are recorded as advances from customers. The advance from customers is recognized as revenue when the Company’s performance obligation is completed.

Cost of goods sold

Cost of goods sold consists primarily of cost of goods purchased, direct raw material cost, direct labor cost, and cost of manufacturing overheads including the depreciation of production equipment.

Selling and marketing expenses

Selling and marketing expenses primarily consist of advertising costs, agency fees, costs for promotional materials, and commission costs made to sales force.

Advertising expenses are charged to the consolidated statements of operations and comprehensive loss in the period incurred. The amounts of advertising expenses incurred were $2,927 and $13,187 for the three months ended June 30, 2022 and 2021, respectively. The amounts of advertising expenses incurred were $4,154 and $16,646 for the six months ended June 30, 2022 and 2021, respectively.

Commission expense primarily consists of commission costs made to independent sales force. The amount of commission expense incurred were $42,949,936 and $0 for the three months ended June 30, 2022 and 2021, respectively. The amount of commission expense incurred were $46,306,682 and $0 for the six months ended June 30, 2022 and 2021, respectively.

General and administrative expenses

General and administrative expenses primarily consist of payroll and benefit costs for corporate employees, legal, consulting, professional expenses, rental expenses and other corporate overhead costs.

Concentration of Credit Risk

The operations of the Company are primarily in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($72,500) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on their cash in these bank accounts.

The Company generated total revenue of $51,290,462 and $55,574,576 during the three and six months ended June 30, 2022, respectively. No customer accounted for over 10% of total revenue during the three and six months ended June 30, 2022.

During the three months ended June 30, 2022, the Company had two major supplier that accounted for over 10% of its total purchases.

Supplier	Net purchase for the three months ended June 30, 2022	% of total purchase
A	$1,005,275	82%
B	227,376	18%

During the six months ended June 30, 2022, the Company had two major suppliers that accounted for over 10% of its total purchases.

Supplier	Net purchase for the six months ended June 30, 2022	% of total purchase
A	$1,005,275	82%
B	227,376	18%

No supplier accounted for over 10% of total purchase during the three and six months ended June 30, 2021.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred.

Related parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The functional currency of the Company and its subsidiaries is the Chinese Yuan or Renminbi (“RMB”). The Company’s subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. For the Company and its subsidiaries whose functional currencies are other than the U.S. dollar, all asset and liability accounts were translated at the exchange rate on the balance sheet date; stockholders’ equity is translated at the historical rates and items in the income statement and cash flow statements are translated at the average rate in each applicable period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Fair Values of Financial Instruments

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable

The Company’s financial instruments primarily consist of cash and cash equivalents, advances to suppliers, prepaid expenses, other receivable, accounts payable, accrued expenses, other payables, and related party borrowings. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Lease

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019.

The new leasing standard requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

The adoption of ASC 842 had no material impact on the Company’s consolidated balance sheets, results of operations or cash flows. In addition, the adoption of ASC 842 did not result in a cumulative-effect adjustment to the opening balance of retained earnings (accumulated deficit). Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company manages its business as two operating segments, dandelion teas and water purifier, all of which are located in the PRC. All of its revenues are derived in the PRC. All long-lived assets are located in PRC.

The following table shows the Company’s operations by business segment for the three and six months ended June 30, 2022 and 2021:

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Net revenue
Dandelion teas	$51,444,665	$-	$54,908,343	$-
Water purifier	(154,203)	-	666,233	-
Total revenues, net	$51,290,462	$-	$55,574,576	$-

Cost of goods sold
Dandelion teas	$3,456,644	$-	$3,730,491	$-
Water purifier	(17,695)	-	78,522	-
Total cost of goods sold	$3,438,949	$-	$3,809,013	$-

Gross profit
Dandelion teas	$47,988,021	$-	$51,177,852	$-
Water purifier	(136,508)	-	587,711	-
Gross profit	$47,851,513	$-	$51,765,563	$-

Operating expenses
Dandelion teas	$43,288,325	$202,106	$46,259,134	$343,376
Water purifier	(143,925)	17,314	429,482	37,170
Total operating expenses	$43,144,400	$219,420	$46,688,616	$380,546

Income (loss) from operations
Dandelion teas	$4,699,696	$(202,106)	$4,918,718	$(343,376)
Water purifier	7,417	(17,314)	158,229	(37,170)
Income (loss) from operations	$4,707,113	$(219,420)	$5,076,947	$(380,546)

	As of June 30,	As of December 31,
Segment assets	2022	2021
Dandelion teas	$24,481,123	$12,817,675
Water purifier	851,208	958,530
Total assets	$25,332,331	$13,776,205

Income (Loss) per Share Calculation

Basic net income (loss) per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per shares is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

NOTE 5. INVENTORIES, NET

Inventories consisted of the following:

	June 30,	December 31,
	2022	2021
Raw materials	$283,095	$300,918
Work in process	347,837	300,711
Finished goods	631,691	2,482,528
	1,262,623	3,084,157
Less: allowance for obsolete inventories	-	-
Inventories, net	$1,262,623	$3,084,157

NOTE 6. PROPERTY, PLANT, AND EQUIPMENT, NET

Property, plant, and equipment consisted of the following:

	June 30,	December 31,
	2022	2021
Buildings	$15,005	$15,771
Machinery and equipment	639,867	675,878
Office equipment	140,698	144,072
Vehicles	837,169	879,016
	1,632,739	1,714,737
Less: Accumulated depreciation	(1,147,262)	(1,039,181)
Property and equipment, net	$485,477	$675,556

Depreciation expense for the three months ended June 30, 2022 and 2021 were $79,830 and $78,210, respectively. Depreciation expense for the six months ended June 30, 2022 and 2021 were $163,941 and $155,348, respectively.

NOTE 7. PREPAID TAXES

Prepaid taxes as of June 30, 2022 and December 31, 2021, primarily consist of prepaid VAT in the amount of $0 and $688,272, respectively, which can be used to offset VAT payable when the Company incurs sales.

NOTE 8. LOAN TO THIRD PARTIES

During the three months ended June 30, 2022, the Company made loans to 20 individual sales agents in the aggregate amount of $7,853,921 pursuant to the agreements with each of the sales agents. The loans were made to each of the sales agents for the purpose of market expansion, and all loans shall be repaid in full before December 31, 2022. These loans are unsecured and bear no interest.

NOTE 9. SHORT-TERM LOAN

On March 17, 2020, Shandong Tengjunxiang and China Construction Bank entered into a one-year bank loan agreement in an amount of RMB 3,000,000, equivalent to $459,770. The term started March 17, 2020 with the maturity date on March 17, 2021. The loan balance bore an interest rate of 4.025% per annum. The Company repaid the loan together with the accrued interest in full on March 17, 2021.

During the three months ended June 30, 2022 and 2021, the Company recorded interest expense of $0. During the six months ended June 30, 2022 and 2021, the Company recorded interest expense of $0 and $4,973, respectively.

NOTE 10. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021
Accrued taxes	$7,727,783	$59,719
Advance from employees	7,464	45,787
Payable for construction and improvements	139,807	150,102
Payable for machinery and equipment	95,866	58,327
Accrued payroll	18,836	10,220
Accrued professional fees	14,000	42,000
Other	56,848	140,689
Total	$8,060,604	$506,844

NOTE 11. INCOME TAX

United States

The Company was incorporated in the United States of America and is subject to United States federal taxation. The U.S. Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. Effective in 2018, the Tax Act reduces the U.S. statutory tax rate from 35% to 21%.

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Tengjunxiang HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% on its taxable income generated from operations in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

PRC

Effective on January 1, 2008, the PRC Enterprise Income Tax Law, EIT Law, and Implementing Rules impose an unified enterprise income tax rate of 25% on all domestic-invested enterprises and foreign investment enterprises in PRC, unless they qualify under certain limited exceptions. As such, starting from January 1, 2008, the Company’s subsidiaries in PRC are subject to an enterprise income tax rate of 25%. The Company had recorded income tax provision of $596,186 and $0 for the six months ended June 30, 2022 and 2021.

Provision for income tax expense (benefit) consists of the following:

	For the Six Months Ended June 30,
	2022	2021
Current
USA	$-	$-
China	596,186	-
Deferred
USA	-	-
China	-	-
Total provision for income tax expense (benefit)	$596,186	$-

The following is a reconciliation of the statutory tax rate to the effective tax rate:

	For the Six Months Ended
	June 30,
	2022	2021
U.S. federal statutory income tax (benefit)	21.0%	(21.0)%
Foreign tax rate differential	4.1%	(4.0)%
Utilization of net operating losses (NOL) carryover	(13.6)%	-%
Change in valuation allowances	0.5%	25.0%
Effective income tax rate	12.0%	-%

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent that the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

As of June 30, 2022 and December 31, 2021, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized and have a 100% valuation allowance associated with its deferred tax assets.

NOTE 12. RELATED PARTY TRANSACTIONS AND BALANCES

The related party of the company with whom transactions are reported in these financial statements are as follows:

Name of Individual	Relationship with the Company
Xianchang Ma	Major shareholder, CEO, director of the Company
Liuhong Liu	Beneficial owner of the Company’s common stock
Pan Shi	Beneficial owner of the Company’s common stock
Jin Tian	Beneficial owner of the Company’s common stock
Qiuping Lu	Shareholder, former director and CEO

Due from related party:

	June 30,	December 31,
	2022	2021
Pan Shi	$1,493	-
	$1,493	$-

Due to related parties:

	June 30,	December 31,
	2022	2021
Xianchang Ma	$13,996,198	$15,193,647
Qiuping Lu	58,531	328,869
Liuhong Liu	-	5,619
Pan Shi	319	3,055
Jin Tian	65	68
	$14,055,113	$15,531,258

Due to related parties represent advances from its related parties for the Company’s payment for construction, purchase of equipment, and daily operating expenses. The balances are unsecured, non-interest bearing, and payable on demand.

NOTE 13. LEASE

The Company leased a facility under an operating lease arrangement. The lease has initial lease term of 2 years. The lease agreement expired in August 2021 and the Company did not renew such lease.

The following provides details of the Company’s lease expenses:

	Three Months Ended June 30,
	2022	2021
Operating lease expenses	$-	$1,239

	Six Months Ended June 30,
	2022	2021
Operating lease expenses	$-	$2,473

Other information related to leases is presented below:

	Six Months Ended June 30,
	2022	2021
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$-	$2,473

Weighted Average Remaining Lease Term:
Operating leases	-	0.17 years

Weighted Average Discount Rate:
Operating leases	-%	4.75%

NOTE 14. EQUITY

Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 5,000,000 shares with a par value of $0.001 per share.

As of June 30, 2022 and December 31, 2021, the Company had no shares of its preferred stock issued and outstanding.

Common Stock

The total number of common shares authorized that may be issued by the Company is 70,000,000 shares with a par value of $0.001 per share. On March 30, 2022, the board of directors of the Company adopted a resolution to increase its authorized capital from 70,000,000 to 200,000,000 shares of its common stock by amending and restating the Company’s articles of incorporation.

Common Stock Issued for Reverse Merger

On December 23, 2021, the Company issued 19,285,714 shares of Company’s common stock to eleven Selling Shareholders pursuant to the Share Exchange Agreement with Tenjunxiang (see Note 1).

NOTE 15. SUBSEQUENT EVENTS

In July 2022, the Company sold an aggregate of 25,000,000 shares of its common stock at a price of $0.10 per share, to nine investors pursuant to the stock purchase agreements.

Management has evaluated subsequent events through the date which the financial statements are available to be issued. All subsequent events requiring recognition as of June 30, 2022 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us, other than commissions, upon completion of this offering. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the exchange listing fee.

Amount to be Paid
SEC registration fee	$1,653
FINRA filing fee	-
Printing and engraving expenses	$3,000
Legal fees and expenses	$120,000
Accounting fees and expenses	$5,000
Transfer agent and registrar fees	$20,000
Miscellaneous expenses	5,000
Total	$154,653

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

We expect to adopt an amended and restated certificate of incorporation, which will become effective immediately prior to the completion of this offering, and which will contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

●	any breach of their duty of loyalty to our company or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, we expect to adopt amended and restated bylaws, which will become effective immediately prior to the completion of this offering, and which will provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws are expected to provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are expected to be included in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Item 15. Recent Sales of Unregistered Securities.

On December 23, 2021, pursuant to the Share Exchange Agreement, Tengjun issued a total of 19,285,714 shares of its common stock to the eleven shareholders of Shandong Tengjunxiang.

On July 7, 2022, Tengjun and nine non-U.S. investors entered into the securities purchase agreements (the “Securities Purchase Agreements”), pursuant to which Tengjun issued and sold an aggregate of 25,000,000 shares of its common stock (the “Private Offering”), par value $0.001 per share, at a price of $0.10 per share, to such nine investors. The shares of common stock were sold to such non-U.S. investors in reliance upon the exemption pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Regulation S promulgated under the Act. Tengjun did not engage any placement agent with respect to the Private Offering. As of July 31, 2022, Tengjun received the gross proceeds of $2,500,000 as a result of the Private Offering.

Item 16. Exhibits and Financial Statement Schedules.

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as of the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(9) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment of Articles of Incorporation dated November 25, 2019 (1)

3.2	Amendment of Articles of Incorporation dated July 17, 2012 (2)

3.3	Amendment of Articles of Incorporation dated December 19, 2013 (2)

3.4	Bylaws (3)

5.1	Legal Opinion of Sichenzia Ross Ference LLP*

10.1	Share Exchange Agreement dated December 23, 2021 (incorporated by reference to the Current Report on Form 8-K filed with the SEC on December 23, 2021)

10.2	Form of Securities Purchase Agreement dated July 7, 2022 (incorporated by reference to the Company’s Quarterly Report filed on Form 10-Q with the SEC on August 15, 2022)

21.1	List of Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on July 22, 2022)

23.1	Consent of KCCW Accountancy Corp.*

23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)*

101.INS	Inline XBRL Instance Document *

101.SCH	Inline XBRL Taxonomy Extension Schema Document *

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document *

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document *

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document *

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document *

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Filing fee table*

*	Filed along with this document

(1)	Incorporated by reference from our Form 8K filed with the SEC on December 12, 2019.

(2)	Incorporated by reference from our Annual Report on Form 10-K filed with the SEC on April 14, 2015.

(3)	Incorporated by reference from our Registration Statement on Form S-1/A filed with the SEC on October 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of October, 2022.

TENGJUN BIOTECHNOLOGY CORP.

By:	/s/ Xianchang Ma
Xianchang Ma
Chief Executive Officer
(Principal Executive Officer) and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xianchang Ma, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xianchang Ma	Chief Executive Officer	October 27, 2022
Xianchang Ma	(Principal Executive Officer) and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ *	Director	October 27, 2022
Suzhen Zhang

/s/ *	Director	October 27, 2022
Huaping Lu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Tengjun Biotechnology Corp., has signed this registration statement thereto in Carson City, NV on October 27, 2022.

PARACORP INC.

By:	/s/ Leticia Herrera
Name:	Leticia Herrera
Title:	Manager